Exhibit 10.41

CH2M HILL COMPANIES, LTD.
CH2M HILL, INC.
OPERATIONS MANAGEMENT INTERNATIONAL, INC.
CH2M HILL INDUSTRIAL DESIGN & CONSTRUCTION, INC.

$125,000,000 SENIOR UNSECURED REVOLVING CREDIT AGREEMENT

dated as of July 28, 2003

WELLS FARGO BANK, NATIONAL ASSOCIATION, Agent and Lead Arranger

Table of Contents

1.	Definitions; Certain Rules of Construction

2.	The Credits

	2.1	Revolving Credit
	2.2	Swing Line
	2.3	Currency Equivalents for Multicurrency LIBOR Loans
	2.4	Letters of Credit
	2.5	Application of Proceeds
	2.6	Option to Extend Final Maturity Date

3.	Interest; LIBOR Pricing Options; Fees; Changes in Circumstance, Yield Protection

	3.1	Interest
	3.2	LIBOR Pricing Options
	3.3	Fees
	3.4	Computations of Interest and Fees
	3.5	Changes in Circumstances; Yield Protection
	3.6	European Monetary Union

4.	Payment

	4.1	Payment at Maturity
	4.2	Voluntary Payments
	4.3	Mandatory Prepayments
	4.4	Letters of Credit
	4.5	Reborrowing; Application of Payments, Etc
	4.6	Sharing of Payments, Etc.
	4.7	Records

5.	Appointment of the Parent; Authorized Representatives

6.	Subsidiary Co-Borrowers and Guarantees

7.	Relationship Among Borrowers

	7.1	JOINT AND SEVERAL LIABILITY
	7.2	Waivers of Defenses
	7.3	Other Transactions
	7.4	Actions Not Required

i

	7.5	No Subrogation
	7.6	Application of Payments
	7.7	Recovery of Payment
	7.8	Borrowers’ Financial Condition
	7.9	Bankruptcy of the Borrowers
	7.10	Limitation; Insolvency Laws

8.	Conditions to Extending Credit

	8.1	Conditions on Initial Closing Date
	8.2	Conditions to Each Extension of Credit

9.	Covenants

	9.1	Conduct of Business, Etc.
	9.2	Insurance
	9.3	Financial Statements and Other Reporting
	9.4	Consolidated Net Worth
	9.5	Fixed Charge Coverage Ratio
	9.6	Leverage Ratio
	9.7	Indebtedness
	9.8	Liens
	9.9	Transactions with Affiliates
	9.10	Environmental Laws
	9.11	Payment of Taxes, Etc
	9.12	Preservation of Existence, Etc.
	9.13	Compliance with Terms of Leaseholds
	9.14	Material Subsidiaries
	9.15	Mergers, Etc.
	9.16	Sales, Etc. of Assets
	9.17	Investments
	9.18	Distributions, Etc.
	9.19	Limits on Capital Expenditures
	9.20	Charter and Bylaws Amendments; Resolutions
	9.21	Prepayments, Etc. of Indebtedness
	9.22	Preservation of Rights and Properties
	9.23	Payment of Obligations
	9.24	Maintenance of Properties
	9.25	ERISA
	9.26	Ownership of the Borrowers
	9.27	Pari Passu

10.	Representations and Warranties

	10.1	Organization and Business
	10.2	Financial Statements and Other Information
	10.3	No Material Adverse Effect

	10.4	Operations in Conformity with Law, Etc.
	10.5	Litigation
	10.6	Authorization and Enforceability
	10.7	No Legal Obstacle to Agreements
	10.8	Tax Returns
	10.9	Environmental Regulations
	10.10	Plans
	10.11	Consents or Approvals
	10.12	No Liens
	10.13	Business Authorizations
	10.14	Disclosure
	10.15	Solvency
	10.16	Investment Company Act
	10.17	Public Utility Holding Company Act

11.	Defaults

	11.1	Events of Default
	11.2	Certain Actions Following an Event of Default
	11.3	Annulment of Defaults
	11.4	Waivers

12.	Expenses; Indemnity

	12.1	Expenses
	12.2	General Indemnity

13.	The Agent

	13.1	Authorization and Action
	13.2	Agent’s Reliance, Etc.
	13.3	Lender Credit Decision; Agent in its Individual Capacity
	13.4	Indemnification
	13.5	Successor Agents

14.	Successors and Assigns; Lender Assignments and Participations

	14.1	Assignments by Lenders
	14.2	Credit Participants

15.	Confidentiality

16.	Notices

17.	Course of Dealing; Amendments and Waivers

18.	Defeasance

19.	Venue; Service of Process

20.	WAIVER OF JURY TRIAL

21.	Judgment Currency

	21.1	Conversion Requirements
	21.2	Change in Rate of Exchange

22.	Setoff

23.	No Third Party Beneficiaries

24.	Further Assurances

25.	General

Schedule I	List of Lenders

Exhibit 2.1.4	Form of Revolving Credit Note

Exhibit 2.2.2	Form of Swing Line Note

Exhibit 2.4.2	Form of Letter of Credit Request

Exhibit 5	Notice of Authorized Representatives

Exhibit 6	Form of Subsidiary Guarantee

Exhibit 8.2.1	Form of Notice of Revolving Credit Advance

Exhibit 9.3.2	Form of Compliance Certificate

Exhibit 9.17	Existing Investments

Exhibit 9.3.6A	$53,000,000 Lease Documents

Exhibit 9.3.6B	$23,000,000 Lease Documents

Exhibit 9.7	Existing Indebtedness

Exhibit 10.1	Material Subsidiaries

Exhibit 10.10	Plans

Exhibit 14.1.1	Form of Assignment and Acceptance

v

$125,000,000 SENIOR UNSECURED REVOLVING CREDIT AGREEMENT

This Agreement, dated as of July 28, 2003, is entered into by and among CH2M HILL Companies, Ltd., an Oregon corporation, CH2M HILL, Inc., a Florida corporation, Operations Management International, Inc., a California corporation, and CH2M Hill Industrial Design & Construction, Inc., an Oregon corporation (each a “Borrower,” and collectively, the “Borrowers”), the Lenders from time to time party hereto and Wells Fargo Bank, National Association, in its capacity as a Lender and in its capacity as the Issuing Bank and in its capacity as agent for itself and the other Lenders and in its capacity as lead arranger.  The parties agree as follows:

1.                                       Definitions; Certain Rules of Construction.  Certain capitalized terms are used in this Agreement and in the other Credit Documents with the specific meanings defined below in this Section 1.  Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized term “Section” refers to sections of this Agreement, (b) the capitalized term “Exhibit” refers to exhibits to this Agreement, (c) references to a particular Section include all subsections thereof, (d) the word “including” shall be construed as “including without limitation”, (e) accounting terms not otherwise defined herein have the meaning provided under GAAP, (f) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect, (g) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement and the other Credit Documents, (h) “or” has the inclusive meaning represented by the phrase “and/or” and (i) references to “the date hereof” mean the date first set forth above.

“Acquisition” means the acquisition of a Person (by merger, consolidation or stock purchase), or the acquisition of all or substantially all of the assets of a Person, or the acquisition of any division or similar operating unit of a Person, or the acquisition of the business of a Person or of the assets comprising such division, unit or business.

“Adjusted EBITDA” means, for any period, the sum of (a) Consolidated Net Income for such period (excluding the effect of any extraordinary or non-recurring items (including any gain from the sale of property)), plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (i) Interest Expense for such period, and (ii) total federal, state, foreign and other income taxes for such period, and (iii) all depreciation and amortization for such period, and (iv) total expenses associated with the non-cash portion of all employee bonus plans for such period, all as determined in accordance with GAAP.  In addition, if (i) the Parent or any Subsidiary makes a Permitted Acquisition of a Target during any fiscal quarter, (ii) the Target becomes a Material Subsidiary as a result of such Permitted Acquisition, and (iii) the Target’s financial statements for period(s) including the four fiscal quarters ending at the quarter during which the Permitted Acquisition occurs (the “Determination Period”) are audited by independent certified public accountants of recognized national standing reasonably satisfactory to the Agent, then the reported financial results of the Target for the Determination Period will be included in determining Adjusted EBITDA for such Determination Period.  In addition, if the Parent or any Subsidiary, in compliance with Section 9.16, sells, transfers or otherwise disposes of the stock of any Material Subsidiary or all or substantially all of the assets of a Material Subsidiary during the Determination Period, then the reported financial results of such Material Subsidiary for such Determination Period shall not be included in determining Adjusted EBITDA for such Determination Period.

“Adjusted EBITDAR” means, for any period, the sum of (a) Consolidated Net Income for such period (excluding the effect of any extraordinary or non-recurring items (including any gain from the sale of property)), plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (i) Interest Expense for such period, and (ii) total federal, state, foreign and other income taxes for such period, and (iii) all depreciation and amortization for such period, (iv) total expenses associated with the non-cash portion of all employee bonus plans for such period, and (v) Lease Expense for such period, all as determined in accordance with GAAP.  In addition, if (i) the Parent or any Subsidiary makes a Permitted Acquisition of a Target during any fiscal quarter, (ii) the Target becomes a Material Subsidiary as a result of such Permitted Acquisition, and (iii) the Target’s financial statements for the Determination Period are audited by independent certified public accountants of recognized national standing reasonably satisfactory to the Agent, then the reported financial results of the Target for the Determination Period will be included in determining Adjusted EBITDAR for such Determination Period.  In addition, if the Parent or any Subsidiary, in compliance with Section 9.16, sells, transfers or otherwise disposes of the stock of any Material Subsidiary or all or substantially all of the assets of a Material Subsidiary during the Determination Period, then the reported financial results of such Material Subsidiary for such Determination Period shall not be included in determining Adjusted EBITDAR for such Determination Period.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors, officers and general partners of such Person), controlled by or under direct or indirect common control with such Person.  A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation, or (ii) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means Wells Fargo in its capacity as agent for the Lenders hereunder, as well as its successors in such capacity pursuant to Section 13.5.

“Agreement” means this $125,000,000 Senior Unsecured Revolving Credit Agreement, as from time to time amended, modified and in effect.

“Applicable Base Rate Margin” means, on any date, a margin determined by (i) the Pricing Ratio as of the Initial Closing Date and (ii) thereafter, effective on the first day of the month commencing after the month in which the Agent receives the Parent’s financial statements for the Parent’s most recently completed fiscal quarter, the Pricing Ratio for the most recently completed fiscal quarter, determined in accordance with the following table:

Pricing Ratio	Applicable Base Rate Margin

> 2.00 <2.90	0.500%
> 1.50 <2.00	0.250%
> 1.00 <1.50	0.000%
<1.00	0.000%

“Applicable Insolvency Laws” is defined in Section 7.10.

“Applicable LIBOR Margin” means, on any date, a margin determined by (i) the Pricing Ratio as of the Initial Closing Date and (ii) thereafter, effective on the first day of the month commencing after the month in which the Agent receives the Parent’s financial statements for the Parent’s most recently completed fiscal quarter, the Pricing Ratio for the most recently completed fiscal quarter, determined in accordance with the following table:

Pricing Ratio	Applicable LIBOR Margin

> 2.00 <2.90	2.000%
> 1.50 <2.00	1.750%
> 1.00 <1.50	1.500%
<1.00	1.250%

“Applicable Rate” means, at any date, the sum of:

(a)                                  (i)                                     with respect to each LIBOR Loan, the sum of the Applicable LIBOR Margin plus the LIBOR Rate;

(ii)                                  with respect to each Base Rate Loan, the sum of the Applicable Base Rate Margin plus the Base Rate; and

(iii)                               with respect to each Swing Line Loan, the Base Rate,

plus

(b)                                 an additional 2% effective on the day the Agent notifies the Borrowers that the interest rates hereunder are increasing as a result of the occurrence and continuance of an Event of Default under Section 11.1.1 until the earlier of such time as (i) such Event of Default is no longer continuing, or (ii) such Event of Default is deemed no longer to exist, in each case pursuant to Section 11.3.

“Assignee” is defined in Section 14.1.1.

“Assignment and Acceptance” is defined in Section 14.1.1.

“Auditors” is defined in Section 9.3.2(a).

“Authorized Representative” means each person designated by the Parent in the most recent Notice of Authorized Representatives delivered by the Parent to the Agent as being authorized to request any borrowing or make any interest rate selection on behalf of the Borrowers, or to give the Agent any other notice hereunder which is required by the terms of this Agreement to be made through an Authorized Representative.

“Available Credit” means, at any time, the amount by which (a) the Total Commitment is greater than (b) the aggregate of (i) the aggregate outstanding principal amount of the Loans at such time, and (ii) the Letter of Credit Exposure at such time.

“Banking Day” means (a) for all purposes other than as covered by clause (b), any day other than Saturday, Sunday or a day on which commercial banks in Denver, Colorado are authorized or required by law or other governmental action to close and (b) if such term is used with reference to a LIBOR Loan, such day is also a day on which (i) in the case of Dollar LIBOR Loans, dealings between banks are carried on in United States Dollar deposits, and (ii) in the case of Multicurrency LIBOR Loans, dealings between banks are carried on in the applicable Foreign Currency.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Default” means an Event of Default referred to in Section 11.1.10.

“Base Rate” means, on any date, the greater of (a) the rate of interest most recently announced within Wells Fargo at the San Francisco Office as its prime rate, as evidenced by the recording thereof in such internal publication or publications as Wells Fargo may designate, with any change in the prime rate to be effective as of the day such change is announced within Wells Fargo, and with the understanding that the prime rate is one of Well Fargo’s base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and may not be the lowest rate at which Wells Fargo makes any loan, or (b) the sum of 0.5% plus the Federal Funds Rate.

“Base Rate Loan” means any portion of the outstanding Revolving Credit Loans or Swing Line Loans by a Lender that bears interest with reference to the Base Rate.

“Bylaws” means all written bylaws, rules, regulations and all other documents relating to the management, governance or internal regulation of any Person other than an individual, or interpretive of the Charter of such Person, all as from time to time in effect.

“Capital Expenditures” means, for any Person, for any period, the sum of (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or are expected to be reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person, plus (b) without duplication of amounts included under clause (a), the aggregate principal amount of all Indebtedness (including obligations under Capitalized Leases) assumed or incurred during such period in connection with such expenditures.

“Capitalized Leases” means, in the case of any Person, (a) all leases that have been, should be or are expected to be recorded as capital leases on a balance sheet of such Person in accordance with GAAP, and (b) the principal balance outstanding under the $23,000,000 Lease Obligations, the $53,000,000 Lease Obligations, any tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing transaction where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

“Cash Equivalents” means cash equivalents determined in accordance with GAAP.

“CERCLA” means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the federal Comprehensive Environmental Response Compensation Liability Information System List (or any successor document) issued under CERCLA.

“Change of Control” means any of the following events:  (a) any “person” or any syndicate or group deemed a “person” within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) other than the Trustees of the CH2M HILL Employee Stock Plan, has become, directly or indirectly, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), of 30% or more of the voting power of the voting stock of the Parent on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Parent (whether or not such securities are then currently convertible or exercisable), or (b) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the board of directors of the Parent cease for any reason (other than death, disability or expiration of term) to constitute a majority of the directors of the Parent then in office unless such new directors were elected by the directors of the Parent who constituted the board of directors of the Parent at the beginning of such period.

“Charges” is defined in Section 3.2.7.

“Charter” means the articles of organization, certificate of incorporation, statute, constitution, joint venture agreement, partnership agreement, trust indenture, limited liability company agreement or other charter document of any Person other than an individual, each as from time to time in effect.

“Closing Date” means the Initial Closing Date and each other date on which any extension of credit is made or any Letter of Credit is issued pursuant to Sections 2.1, 2.2 or 2.4.

“Code” means the Federal Internal Revenue Code of 1986.

“Commitment” means, with respect to any Lender, such Lender’s obligations to extend the credits contemplated by Section 2, in the maximum amount as set forth on Schedule I opposite such Lender’s name, as adjusted under Sections 3.5.7, 4.2.1 or 14.

“Consolidated” means, with respect to any Person’s accounts, the accounts of the Person and all of its Subsidiaries, or such of its Subsidiaries as may be specified, consolidated (or combined) in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (or loss) after taxes for such period of the Parent and its Subsidiaries on a Consolidated basis, determined in accordance with GAAP.

“Consolidated Net Worth” means, at any reporting date, stockholder’s equity (minus the aggregate value of any treasury stock) of the Parent and its Subsidiaries on a Consolidated basis, determined in accordance with GAAP.

“Consolidated Total Assets” means as of the date of any determination thereof, total assets of the Borrowers determined on a Consolidated basis in accordance with GAAP.

“Contingent Obligation” means, with respect to any Person at the time of any determination, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or otherwise:  (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor, (b) to purchase property, securities, or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or (d) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect the owner against loss in respect thereof; provided, that the term “Contingent Obligation” shall not include endorsements for collection or deposit, in each case in the ordinary course of business.

“Converted Principal Amount” is defined in Section 2.3.1.

“Credit Documents” means:

(a)                                  this Agreement, the Revolving Credit Notes, the Swing Line Note, each Letter of Credit, each draft presented or accepted under a Letter of Credit and the Subsidiary Guarantees and the Fee Letter, each as from time to time in effect;

(b)                                 all financial statements, reports, notices and certificates delivered to the Agent or any of the Lenders by any Obligor; and

(c)                                  any other present or future agreement or instrument from time to time entered into among the Borrowers, any of their Subsidiaries or any other Obligor, on one hand, and the Agent or all the Lenders, on the other hand, relating to, amending or modifying this Agreement or any other Credit Document referred to above or which is stated to be a Credit Document, each as from time to time in effect.

“Credit Obligations” means all present and future liabilities, obligations and Indebtedness of the Borrowers, any of their Subsidiaries or any other Obligor owing to the Agent or any Lender (or any Affiliate of a Lender and including the Issuing Bank) under or in connection with this Agreement or any other Credit Document, including obligations in respect of principal, interest, reimbursement obligations under Letters of Credit, fees, Letter of Credit fees, amounts provided for in Sections 3.2.4, 3.4, 3.5 and 12 and other fees, charges, indemnities and expenses from time to time owing hereunder or under any other Credit Document (whether accruing before or after a Bankruptcy Default).

“Credit Participant” is defined in Section 14.2.

“Current Portion of Long Term Debt” means as of a given date, the amount of the Borrower’s long-term Indebtedness (other than the amount of the Loans) which became due during the designated period ending on the designated date.

“Default” means any Event of Default and any event or condition which with the passage of time or giving of notice, or both, would become an Event of Default and the filing against any Obligor of a petition commencing an involuntary case under the Bankruptcy Code.

“Denver Office” means the principal banking office of Wells Fargo in Denver, Colorado.

“Distributions” means, as to any Person, any dividend or distribution to its stockholders, partners or members as such.

“Dollar LIBOR Loan” means any portion of the outstanding Revolving Credit Loans by a Lender that bears interest with reference to the LIBOR Base Rate for United States Dollar deposits.

“EBITDA” means, for any period, the sum of (a) Consolidated Net Income for such period (excluding the effect of any extraordinary or non-recurring items (including any gain from the sale of property)), plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (i) Interest Expense for such period, and (ii) total federal, state, foreign and other income taxes for such period, and (iii) all depreciation and amortization for such period, all as determined in accordance with GAAP.  In addition, if (i) the Parent or any Subsidiary makes a Permitted Acquisition of a Target during any fiscal quarter, (ii) the Target becomes a Material Subsidiary as a result of such Permitted Acquisition, and (iii) the Target’s financial statements for the Determination Period are audited by independent certified public accountants of recognized national standing reasonably satisfactory to the Agent, then the reported financial results of the Target for the Determination Period will be included in determining EBITDA for such Determination Period.  In addition, if the Parent or any Subsidiary, in compliance with Section 9.16, sells, transfers or otherwise disposes of the stock of any Material Subsidiary or all or substantially all of the assets of a Material Subsidiary during the Determination Period, then the reported financial results of such Material Subsidiary for such Determination Period shall not be included in determining EBITDA for such Determination Period.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“EMU Legislation” means legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the “euro”, “euros” or otherwise), being in part the implementation of the third stage of EMU.

“Environmental Laws” means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including OSHA.

“ERISA” means the federal Employee Retirement Income Security Act of 1974.

“ERISA Event” means (a) a Reportable Event with respect to a Plan, (b) a withdrawal by an ERISA Group Person from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by an ERISA Group Person from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate under Section 4041(c) of ERISA, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon an ERISA Group Person.

“ERISA Group Person” means the Parent, any Subsidiary of the Parent and any Person which is a member of the controlled group or under common control with the Parent or any Subsidiary within the meaning of Section 414 of the Code or section 4001(a)(14) of ERISA.

“Euro” means the single currency of Euro Members of the European Union.

“Euro Member” mean each state described as a “participating member state” in any EMU Legislation.

“Euro Unit” means the currency unit of Euros.

“Event of Default” is defined in Section 11.1.

“Federal Funds Rate” means, for any day, the rate (rounded upward to the nearest 1/8%) set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, “H.15(519)”) on the preceding Banking Day opposite the caption “Federal Funds (Effective)” or, if for any relevant day such rate is not so published on any such preceding Banking Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of federal funds transactions in New York City selected by the Agent.

“Fee Letter” means the letter agreement relating to fees among the Borrowers and the Agent executed in connection with this Agreement.

“Final Maturity Date” means July 28, 2006, or such later date to which the Final Maturity Date has been extended in accordance with Section 2.6.

“Financial Officer” means a person whom the Agent in good faith believes to be the Parent’s chief executive officer, chief financial officer, chief operating officer, chairman, president, treasurer or any of its vice presidents whose primary responsibility is for its financial affairs.

“Foreign Currency” means such currencies other than United States Dollars as may be approved by the Lenders in their sole discretion.  Each Foreign Currency must be one (a) that is freely transferable and convertible into United States Dollars, and (b) in which deposits are generally available to all the Lenders in the London interbank market.

“Funding Liability” means (a) any deposit which was used (or deemed by Section 3.2.6 to have been used) to fund any portion of the Loans subject to a LIBOR Pricing Option, and (b) any portion of the Loans subject to a LIBOR Pricing Option funded (or deemed by Section 3.2.6 to have been funded) with the proceeds of any such deposit.

“GAAP” means generally accepted accounting principles as from time to time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board.

“Governmental Authority” means any federal, state, local, provincial or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Guarantee” means, with respect to a specified Person:

(a)                                  any guarantee by the specified Person of the payment or performance of, or any Contingent Obligation by the specified Person in respect of, any Indebtedness or other obligation of any primary obligor;

(b)                                 any other arrangement whereby credit is extended to a primary obligor on the basis of any obligation of the specified Person to a creditor or prospective creditor of such primary obligor, to (i) pay the Indebtedness of such primary obligor, (ii) purchase an obligation owed by such primary obligor, (iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (iv) maintain the capital, working capital, solvency or general financial condition of such primary obligor;

(c)                                  any liability of the specified Person as a joint venturer whether imposed as a matter of law or by contract; and

(d)                                 reimbursement obligations, whether contingent or matured, of the specified Person with respect to letters of credit, bankers acceptances, other financial guarantees and interest rate protection agreements;

in each case whether or not any of the foregoing are reflected on the balance sheet of the specified Person or in a footnote thereto.

“Guarantors” means each domestic Material Subsidiary except the Borrowers.

“Hazardous Material” means any pollutant, toxic or hazardous material or waste, including any “hazardous substance” or “pollutant” or “contaminant” as defined in section 101(14) of CERCLA or any other Environmental Law or regulated as toxic or hazardous under RCRA or any other Environmental Law.

“Indebtedness” means any of the following items:

(a)                                  borrowed money;

(b)                                 indebtedness evidenced by notes, debentures or similar instruments;

(c)                                  Capitalized Lease obligations;

(d)                                 the deferred purchase price of assets or securities, including related earnouts, noncompetition and consulting obligations (other than ordinary trade accounts payable within six months after the incurrence thereof in the ordinary course of business);

(e)                                  mandatory redemption or dividend rights on capital stock (or other equity);

(f)                                    reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers acceptances, other financial guarantees and interest rate protection agreements (without duplication of other Indebtedness supported or guaranteed thereby); and

(g)                                 all Contingent Obligations and all Guarantees in respect of Indebtedness of others.

“Indemnified Party” is defined in Section 12.2.

“Initial Closing Date” means such date prior to the Final Maturity Date agreed to by the Borrowers and the Agent as the first Closing Date hereunder.

“Insufficiency” means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

“Interest Expense” means, for any period, total interest expense (including the interest component of any Capitalized Leases) of the Parent and its Subsidiaries, on a Consolidated basis, determined in accordance with GAAP.

“Interest Payment Date” means (a) as to Base Rate Loans, the last day of each calendar quarter and the Final Maturity Date, and (b) as to LIBOR Loans, the last day of each applicable Interest Period and the Final Maturity Date and in addition where the applicable Interest Period for a LIBOR Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

“Interest Period” means, as to LIBOR Loans, a period of one, two, three or six months, as the Borrowers may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Banking Day, such Interest Period will be extended to the next succeeding Banking Day and such extension of time will be included in the computation of interest and fees (except that where the next succeeding Banking Day falls in the next succeeding calendar month, then on the next preceding Banking Day), (b) no Interest Period will extend beyond the Final Maturity Date, and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period will end on the last Banking Day of such calendar month.

“Investment” means, with respect to a specified Person:

(a)                                  any share of capital stock, partnership or other equity interest, evidence of Indebtedness or other security issued by any other Person;

(b)                                 any loan, advance or extension of credit to, or contribution to the capital of, any other Person;

(c)                                  any Guarantee of the Indebtedness of any other Person; and

(d)                                 any Acquisition.

The investments described in the foregoing clauses (a) through (d) are included in the term “Investment” whether they are made or acquired by purchase, exchange, issuance of stock or other securities, merger, reorganization or any other method; provided, however, that the term “Investment” does not include (i) current trade and customer accounts receivable for property leased, goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms, (ii) deposits, advances or prepayments to suppliers for property leased or licensed, goods furnished and services rendered in the ordinary course of business, (iii) advances to employees for relocation and travel expenses, drawing accounts and similar expenditures, (iv) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due to the specified Person or as security for any such Indebtedness or claim, or (v) demand deposits in banks or similar financial institutions.

“Issuing Bank” means Wells Fargo or any successor Agent, in each case in its capacity as the issuer of a Letter of Credit.

“Judgment Currency” is defined in Section 21.1.

“Judgment Currency Conversion Date” is defined in Section 21.1.

“Key Employee Notes” means (a) notes issued to former employees for the purchase price of stock redeemed by the Parent in accordance with the stock repurchase requirements set forth in the Parent’s Bylaws in effect as of the date of this Agreement, (b) notes issued in the purchase by the Parent of shares of its common stock under the repurchase rights set forth in the Parent’s Bylaws, (c) notes issued in the purchase by the Parent of shares of its common stock on the internal market to balance the supply and demand for common stock between sellers and buyers, and (d) notes issued to employees or former employees upon the exercise of (or in satisfaction of) stock appreciation rights or to pay or satisfy rights under a phantom stock plan.

“LC Available Credit” means the lesser of (i) $80,000,000 less the current Letter of Credit Exposure, or (ii) the Available Credit.

“Lease Expense” means, for any period, total lease expense under all operating leases and Capitalized Leases of the Parent and its Subsidiaries, on a Consolidated basis, determined in accordance with GAAP.

“Legal Requirement” means any present or future requirement imposed upon any of the Lenders or any of the Borrowers or any of their Subsidiaries by any law, statute, rule, regulation, directive, order, decree, guideline (or any interpretation thereof by courts or of administrative bodies) of the United States, or any jurisdiction in which any LIBOR Office is located or any state or political subdivision of any of the foregoing, or by any board, governmental or administrative agency (including any Governmental Authority), central bank or monetary authority of the United States, any jurisdiction in which any LIBOR Office is located, or any political subdivision of any of the foregoing.  Any such requirement imposed on any of the Lenders not having the force of law will be deemed to be a Legal Requirement for purposes of Section 3 if such Lender reasonably believes that compliance therewith is in the best interest of such Lender.

“Lender” means each of the Persons listed as lenders on the signature page hereto, including Wells Fargo in its capacity as a Lender, the Swing Line Lender and the Issuing Bank, and such other Persons who may from time to time own a Percentage Interest in the Credit Obligations, but the term “Lender” will not include any Credit Participant.

“Lending Officer” means such individuals whom the Agent may designate by notice to the Parent from time to time as an officer who may receive telephone requests for borrowings under Section 2.1.3 or 2.2.1.

“Letter of Credit” is defined in Section 2.4.1.

“Letter of Credit Agreement” means the Issuing Bank’s standard letter of credit application and documentation modified to such extent, if any, as the Issuing Bank deems necessary.

“Letter of Credit Exposure” means, at any date, the sum of (a) the aggregate face amount of all drafts that may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding, plus (b) the aggregate face amount of all drafts that the Issuing Bank has previously accepted under Letters of Credit but that the Borrowers have not paid to the Issuing Bank.

“LIBOR Base Rate” means, for any Interest Period, the rate of interest at which United States Dollar deposits (in the case of Dollar LIBOR Loans) or the applicable Foreign Currency deposits (in the case of Multicurrency LIBOR Loans) in an amount comparable to the portion of the Loans as to which a LIBOR Pricing Option has been elected and which have a term corresponding to such Interest Period are offered to the Agent in the London interbank market for delivery in immediately available funds at a LIBOR Office selected by the Agent on the first day of such Interest Period as determined by the Agent at approximately 11:00 a.m. (London time) two Banking Days prior to the date upon which such Interest Period is to commence (which determination by the Agent shall, in the absence of manifest error, be conclusive).

“LIBOR Loan” means a Dollar LIBOR Loan or a Multicurrency LIBOR Loan.

“LIBOR Office” means such non-United States office or international banking facility of any Lender as the Lender may from time to time select.

“LIBOR Pricing Options” means the options granted pursuant to Section 3.2.1 to have the interest on any portion of the Revolving Credit Loans computed on the basis of a LIBOR Rate.

“LIBOR Rate” for any Interest Period means the rate, rounded upward to the next highest 1/16%, obtained by dividing (a) the LIBOR Base Rate for such Interest Period by (b) an amount equal to 1 minus the LIBOR Reserve Rate; provided, however, that if at any time during such Interest Period the LIBOR Reserve Rate applicable to any outstanding LIBOR Pricing Option changes, the LIBOR Rate for such Interest Period will automatically be adjusted to reflect such change, effective as of the date of such change to the extent required by the Legal Requirement implementing such change.

“LIBOR Reserve Rate” means the stated maximum rate (expressed as a decimal) of all reserves (including any basic, supplemental, marginal or emergency reserve or any reserve asset), if any, as from time to time in effect, required by any Legal Requirement to be maintained by any Lender against (a) “Eurocurrency liabilities” as specified in Regulation D of the Board of Governors of the Federal Reserve System applicable to LIBOR Pricing Options, (b) any other category of liabilities that includes deposits by reference to which the interest rate on portions of the Loans subject to LIBOR Pricing Options is determined, (c) the principal amount of or interest on any portion of the Loans subject to a LIBOR Pricing Option or (d) any other category of extensions of credit, or other assets, that includes loans subject to a LIBOR Pricing Option by a non-United States office of any of the Lenders to United States residents, in each case without the benefits of credits for prorations, exceptions or offsets that may be available to a Lender.

“Lien” means, with respect to any specified Person:

(a)                                  any lien, encumbrance, mortgage, pledge, charge or security interest of any kind upon, or securitization of, any property or assets of the specified Person, whether now owned or hereafter acquired, or upon the income or profits therefrom;

(b)                                 the purchase of, or the agreement to purchase, any property or asset upon conditional sale or subject to any other title retention agreement, device or arrangement (including a Capitalized Lease); and

(c)                                  the sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of the specified Person, with or without recourse.

“Loans” means the Revolving Credit Loans and the Swing Line Loans.  “Loan” means a Revolving Credit Loan or a Swing Line Loan.

“MLA Cost” means an addition to the interest rate on a Multicurrency LIBOR Loan to compensate a Lender for the cost imputed to a Lender in respect of any Multicurrency LIBOR Loan made during the term of any Multicurrency LIBOR Loan resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 (the “Act”) and/or by the Bank of England and/or the Financial Services Authority (the “FSA”) (or other United Kingdom governmental authorities or agencies) of a requirement to place non-interest-bearing deposits or special deposits (whether interest-bearing or not) with the Bank of England to meet cash ratio requirements and/or pay fees to the FSA calculated by reference to liabilities used to fund the Multicurrency LIBOR Loan.

“Margin Stock” means “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, financial condition, income or prospects of the Parent and its Subsidiaries (on a Consolidated basis), or (b) the ability of the Obligors collectively to perform their obligations under the Credit Documents, or (c) the rights and remedies of the Agent and the Lenders under the Credit Documents.

“Material Subsidiary” means any direct or indirect wholly-owned Subsidiary of the Parent whose gross revenues account for greater than 5% of the Consolidated annual revenues of the Parent.

“Maximum Amount of Credit” is defined in Section 2.1.2

“Maximum Rate” is defined in Section 3.2.7.

“Multicurrency Available Credit” means the lesser of (i)  the U.S. Dollar Equivalent of $10,000,000 less the aggregate outstanding balance of all Multicurrency LIBOR Loans, or (ii) the Available Credit.

“Multicurrency LIBOR Loan” means any portion of the outstanding Revolving Credit Loans by a Lender made in a Foreign Currency that bears interest with reference to the LIBOR Base Rate for deposits in that Foreign Currency.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any ERISA Group Person is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Notes” means the Revolving Credit Notes and the Swing Line Note.

“Notice of Authorized Representatives” is defined in Section 5.

“Notice of Revolving Credit Advance” is defined in Section 2.1.3.

“Obligation Currency” is defined in Section 21.1.

“Obligor” means any Borrower, any Material Subsidiary and any other Person guaranteeing or providing collateral for the Credit Obligations.

“OSHA” means the federal Occupational Health and Safety Act.

“Parent” means CH2M Hill Companies, Ltd., an Oregon corporation.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor entity.

“Percentage Interest” means with respect to any Lender, (a) at all times when no Event of Default under Section 11.1.1 and no Bankruptcy Default exists, the ratio of the respective Commitment of such Lender divided by the total Commitments of all Lenders as from time to time in effect and reflected in the Register, and (b) at all other times, the ratio of the respective amounts of the outstanding Credit Obligations (including Letter of Credit Exposure) owing to such Lender in respect of extensions of credit under Section 2 divided by the total outstanding Credit Obligations owing to all Lenders.

“Permitted Acquisition” means an Acquisition that meets the following conditions:

(a)                                  The Agent shall receive at least 10 days prior written notice of any such proposed Permitted Acquisition for which the cash consideration exceeds $15,000,000;

(b)                                 Such Permitted Acquisition shall only involve assets or businesses comprising a business, or those assets of a business, substantially of the type engaged in by the Borrowers as of the date of this Agreement;

(c)                                  Such Permitted Acquisition shall be consensual and shall have been approved by the Target’s board of directors (and stockholders to the extent required by applicable law);

(d)                                 No additional Indebtedness shall be incurred, assumed or otherwise reflected on the Consolidated balance sheet of the Parent and its Subsidiaries after giving effect to the Permitted Acquisition, except (i) ordinary course trade payables and accrued expenses and (ii) other assumed Indebtedness not incurred in anticipation of the proposed Acquisition, provided that upon the assumption of such Indebtedness the Borrowers would be in compliance with the financial covenants set forth in Section 9.4 through 9.6 on a pro forma basis, and, provided, further, that (A) any purchase money Indebtedness or Capitalized Leases assumed are secured only by the assets of the Target acquired with the proceeds of such purchase money Indebtedness or Capitalized Leases, (B) any Indebtedness secured by Liens on real property is in an outstanding principal amount not in excess of the fair market value of the real property (except this restriction shall not apply if the aggregate amount of such Indebtedness secured by Liens on real property for all Permitted Acquisitions does not exceed $2,500,000), and (C) no Indebtedness secured by accounts receivable shall be assumed;

(e)                                  The business and assets of the Target shall be free of Liens, except Liens permitted in connection with Indebtedness permitted to be assumed by paragraph (d) of this definition;

(f)                                    All necessary or appropriate third party and government waivers and consents relating to the Permitted Acquisition have been received; and

(g)                                 Prior to becoming contractually committed to make such Acquisition for which cash consideration exceeds $15,000,000, the Borrowers shall deliver to the Agent, pro forma Consolidated financial statements for the Parent and its Subsidiaries, including the Target, for the four fiscal quarters preceding the date of the Acquisition, in form satisfactory to the Agent, accompanied by a certificate of a Financial Officer certifying that after giving effect to such Acquisition, the Borrowers will be in compliance with the financial covenants set forth in Section 9.4 through 9.6, and no Default will exist.

“Person” means any present or future natural person or any corporation, association, partnership, joint venture, limited liability, joint stock or other company, business trust, trust, organization, business or government or any Governmental Authority or political subdivision thereof.

“Plan” means, at any date, any pension benefit plan subject to Title IV of ERISA maintained, or to which contributions have been made or are required to be made, by any ERISA Group Person within six years prior to such date.

“Pricing Ratio” means, for any period of four consecutive fiscal quarters, the ratio of Total Funded Debt as of the last day of such period divided by Adjusted EBITDA for the four fiscal quarters then ended.

“RCRA” means the federal Resource Conservation and Recovery Act, 42 U.S.C. § 690, et seq.

“Refunded Swing Line Loan” is defined in Section 2.2.3.

“Register” is defined in Section 14.1.3.

“Replacement Lender” is defined in Section 3.5.7.

“Reportable Event” means an event that is reportable under Section 4043(c)(1), (2), (3), (4), (5), (6), (7), (10), (11), (12) or (13) of ERISA and for which a waiver is not available.

“Required Lenders” means, with respect to any approval, consent, modification, waiver or other action to be taken by the Agent or the Lenders under the Credit Documents which require action by the Required Lenders, two or more Lenders owning together at least 66 2/3% of the Percentage Interests.

“Revolving Credit Loan” is defined in Section 2.1.

“Revolving Credit Notes” is defined in Section 2.1.4.

“San Francisco Office” means the principal banking office of Wells Fargo in San Francisco, California.

“Significant Subsidiary” means any direct or indirect Subsidiary of the Parent (a) of which the Parent owns or controls 80% or more of the issued and outstanding stock or other ownership interests and (b) which has total assets as shown on its balance sheet, determined in accordance with GAAP, exceeding $750,000.

“Solvent” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, Contingent Obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities including, without limitation, contingent liabilities, of such Person, and (e) the present saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and mature.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities are to be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Lien” is defined in Section 7.10.

“Subsidiary” means any subsidiary required by GAAP to be included in the Consolidated financial reporting of the Parent (or other specified Person).

“Subsidiary Guarantees” is defined in Section 6.

“Swing Line Available Credit” means the lesser of (i) $10,000,000 less the outstanding principal amount of all Swing Line Loans, or (ii) the Swing Line Lender’s Percentage Interest of the Available Credit.

“Swing Line Lender” means Wells Fargo.

“Swing Line Loan” is defined in Section 2.2.

“Swing Line Note” is defined in Section 2.2.2.

“Target” means any Person that the Parent or a Subsidiary proposes to acquire by merger, stock purchase or by the purchase of all or substantially all of its assets.

“Tax” means any present or future tax, levy, duty, impost, deduction, withholding or other charge of whatever nature at any time required by any Legal Requirement (a) to be paid by any Lender or (b) to be withheld or deducted from any payment otherwise required hereby to be made to any Lender, in each case on or with respect to its obligations hereunder, any Loan, any payment in respect of the Credit Obligations or any Funding Liability not included in the foregoing; provided, however, that the term “Tax” shall not include taxes imposed upon or measured by the net income of such Lender (other than withholding taxes).

“Total Commitment” means the aggregate amount of all Commitments.

“Total Funded Debt” means all Indebtedness of the Parent and its Subsidiaries.

“Treaty on European Union” means the Treaty of Rome of March 25, 1957, a amended by the Single European Act of 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993, as amended from time to time).

“United States Dollars” means lawful currency of the United States.

“Unused Line Percentage” means a percentage per annum determined by the Pricing Ratio for the preceding fiscal quarter, determined in accordance with the following table:

Pricing Ratio	Unused Line Fee

> 2.00 <2.90	0.350%
> 1.50 <2.00	0.300%
> 1.00 <1.50	0.250%
<1.00	0.200%

“U.S. Dollar Equivalent” means the amount of United States Dollars that would be realized by converting a Foreign Currency into United States Dollars at approximately 11:00 a.m. (London time), at the conversion rate or exchange rate as set forth on the applicable Telerate Screen, on the date of determination; provided that if more than one rate is listed then the applicable conversion rate shall be the arithmetic average of such rates.  If for any reason such conversion rates are not available, the U.S. Dollar Equivalent shall be calculated using the arithmetic average of the spot buying rates for such Foreign Currency in United States Dollars as quoted to the Agent by three foreign exchange dealers of recognized standing in the United States selected by the Agent at approximately 11:00 a.m. (London time) on any date of determination.

“Wells Fargo” means Wells Fargo Bank, National Association (or any successor thereto).

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

“$23,000,000 Lease Documents” means those documents listed on Exhibit 9.3.6B attached hereto and incorporated herein by this reference, together with all renewals, extensions, amendments, modifications and supplements thereto.

“$23,000,000 Lease Obligations” means the Indebtedness of the Borrowers under the $23,000,000 Lease Documents.

“$23,000,000 Lease Transaction” means the lease transaction entered into on or about March 28, 2002, by the Borrowers and certain other parties pursuant to the $23,000,000 Lease Documents, for the purpose of constructing, financing the construction of, and leasing to CH2M Hill, Inc. a new headquarters building for the Borrowers in Douglas County, Colorado.

“$53,000,000 Lease Documents” means those documents listed on Exhibit 9.3.6A attached hereto and incorporated herein by this reference, together with all renewals, extensions, amendments, modifications and supplements thereto.

“$53,000,000 Lease Obligations” means the Indebtedness of the Borrowers under the $53,000,000 Lease Documents.

“$53,000,000 Lease Transaction” means the $53,000,000 lease transaction entered into on or about July 2, 2001 by and among the Borrowers and certain other parties pursuant to the $53,000,000 Lease Documents, for the purpose of financing the construction of two (2) new headquarters buildings for the Borrowers in Douglas County, Colorado.

2.                                       The Credits.

2.1                                 Revolving Credit.

2.1.1                        Revolving Credit Loans.  Subject to all terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the Initial Closing Date and prior to the Final Maturity Date, the Lenders agree, severally in accordance with their respective Commitments to make a revolving credit facility available as loans (each, a “Revolving Credit Loan” and, collectively, the “Revolving Credit Loans”) to the Borrowers, jointly and severally, in United States Dollars or a Foreign Currency, as applicable, in such amounts as may be requested by the Parent in accordance with Section 2.1.3.  The Revolving Credit Loans will consist of Base Rate Loans or LIBOR Loans.  The Lenders will not make a Revolving Credit Loan to the extent that the amount of the requested Revolving Credit Loan exceeds Available Credit.  No Lender will have an obligation to make a Base Rate Loan or a LIBOR Loan to the extent that the amount of such requested Base Rate Loan or LIBOR Loan exceeds the Lender’s Percentage Interest multiplied by Available Credit or to the extent that making such Base Rate Loan or LIBOR Loan would cause the Lender’s Percentage Interest multiplied by the aggregate outstanding principal amount of all Loans to exceed such Lender’s Commitment.  The Lenders will have no obligation to make a Multicurrency LIBOR Loan to the extent the amount of such requested Multicurrency LIBOR Loan exceeds the Multicurrency Available Credit.

2.1.2                        Maximum Amount of Credit.  The term “Maximum Amount of Credit” means the lesser of (a) $125,000,000 or (b) the amount to which the Total Commitment has been permanently reduced pursuant to Section 4.2.1.

2.1.3                        Borrowing Requests.  The Parent, on behalf of the applicable Borrower, may from time to time request a Revolving Credit Loan under Section 2.1.1 by providing to the Agent a notice (which may be given by a telephone call from an Authorized Representative received by a Lending Officer if promptly confirmed in writing) (“Notice of Revolving Credit Advance”).  Such Notice of Revolving Credit Advance must be delivered not later than 11:00 a.m. (Denver time) on the first Banking Day (third Banking Day if any portion of such Revolving Credit Loan shall be a Dollar LIBOR Loan and the fourth Banking Day if any portion of such Revolving Credit Loan shall be a Multicurrency LIBOR Loan) prior to the requested Closing Date for such Revolving Credit Loan.  The notice must specify (a) the amount of the requested Revolving Credit Loan, (b) the name of the applicable Borrower, (c) whether the requested Revolving Credit Loan will be requested as Dollar LIBOR Loans, Multicurrency LIBOR Loans (and the applicable Foreign Currency) or Base Rate Loans, (d) with respect to LIBOR Loans, the Interest Period, and (e) the requested Closing Date therefor (which will be a Banking Day).  Each Revolving Credit Loan requested as Base Rate Loans will be at least $500,000 and an integral multiple of $100,000.  Each Revolving Credit Loan requested as Dollar LIBOR Loans will be at least $2,000,000 and an integral multiple of $500,000.  Each Revolving Credit Loan requested as Multicurrency LIBOR Loans will be at least the U.S. Dollar Equivalent of $2,000,000 and an integral multiple of the U.S. Dollar Equivalent of $500,000.  Upon receipt of such Notice of Revolving Credit Advance, the Agent will promptly inform each other Lender (by telephoning or otherwise).  In connection with each Revolving Credit Loan, the Parent will furnish to the Agent a certificate in substantially the form of Exhibit 8.2.1.

2.1.4                        Revolving Credit Notes.  The Agent will keep a record of the Revolving Credit Loans.  The aggregate principal amount of each Revolving Credit Loan will be deemed owed to each Lender severally in accordance with such Lender’s Percentage Interest, and all payments will be for the account of each Lender in accordance with its Percentage Interest.  The Borrowers’ obligations to repay the Revolving Credit Loans, together with interest thereon as provided herein, will be evidenced by a separate note of the Borrowers in substantially the form of Exhibit 2.1.4 (the “Revolving Credit Notes”), payable to each Lender in accordance with such Lender’s Percentage Interest in the aggregate principal amount of the Revolving Credit Loans.

2.1.5                        Lender Funding and Disbursement.  Each Lender will, before 10:00 a.m. (Denver time) on the Closing Date of each Revolving Credit Loan under Section 2.1.1, make available to the Agent at the Denver Office (or, at the request of the Agent, in the case of a Revolving Credit Loan requested as Multicurrency LIBOR Loans, at such bank as the Agent may designate to the Lenders) by deposit, in United States Dollars or the applicable Foreign Currency, in same day or immediately available funds, such Lender’s Percentage Interest of the aggregate principal amount of such Revolving Credit Loan.  After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 8, the Agent will promptly disburse such funds in same day or immediately available funds in the applicable Foreign Currency in the case of a Revolving Credit Loan requested as Multicurrency LIBOR Loans, and in United States Dollars in the case of all other Revolving Credit Loans, to the Borrowers.  Each

Revolving Credit Loan will be made at the Denver Office by depositing the amount thereof to the general account of the Parent with the Agent.

2.1.6                        Continuations and Conversions.  The Borrowers will have the option, on any Banking Day, to continue existing LIBOR Loans for a subsequent Interest Period, to convert Base Rate Loans into LIBOR Loans or to convert LIBOR Loans into Base Rate Loans; provided, however, that (i) LIBOR Loans may only be continued or converted into Base Rate Loans on the last day of the applicable Interest Period, (ii) LIBOR Loans may not be continued nor may Base Rate Loans be converted into LIBOR Loans during the existence of a Default, and (iii) any request to continue a LIBOR Loan that fails to comply with the terms of this Agreement including the time periods in 2.1.3 or any failure to request a continuation of a LIBOR Loan at the end of an Interest Period shall constitute a conversion to a Base Rate Loan on the last day of the Interest Period.  All continuations and conversions must be made uniformly and ratably among the Lenders.

2.1.7                        Lenders’ Obligations to Fund.  Unless the Agent has received notice from a Lender prior to the date of any Revolving Credit Loan that such Lender will not make available to the Agent the Lender’s Percentage Interest of the aggregate principal amount of such Revolving Credit Loan, the Agent may assume that the Lender has made its Percentage Interest of the aggregate principal amount of such Revolving Credit Loan available to the Agent on the Closing Date of such Revolving Credit Loan in accordance with Section 2.1.5, and the Agent may, in reliance upon such assumption, make available to the Borrowers a Revolving Credit Loan in a corresponding amount.  If and to the extent that a Lender has not made its Percentage Interest of the aggregate principal amount of a Revolving Credit Loan available to the Agent, such defaulting Lender and the Borrowers severally agree to repay or pay to the Agent forthwith upon demand the corresponding amount and to pay interest thereon, for each day from the applicable Closing Date the amount is made available to the Borrowers until the date such amount is repaid or paid to the Agent, at (i) in the case of the Borrowers, the Applicable Rate applicable at such time under Section 3.1 to such Revolving Credit Loan, and (ii) in the case of the defaulting Lender, the Federal Funds Rate for the first two Banking Days and the Base Rate thereafter.  In addition to other rights and remedies which the Agent may have under the immediately preceding provision or otherwise, the Agent shall be entitled (i) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such defaulting Lender under this Agreement or any other Credit Document until such defaulted payment and related interest has been paid in full and such default no longer exists and (ii) to bring an action or suit against such defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest.  Any amounts received by the Agent in respect of a such defaulting Lender’s Base Rate Loans or LIBOR Loans shall not be paid to such defaulting Lender and shall be held uninvested by the Agent and either applied against the purchase price of such defaulting Lender’s interest in the Credit Obligations under Section 2.1.8 or paid to such defaulting Lender upon the default of such defaulting Lender being cured.

2.1.8                        Purchase from Defaulting Lender.  Any Lender that is not a defaulting Lender as set forth in Section 2.1.7 shall have the right, but not the obligation, in its sole discretion, to acquire all of a defaulting Lender’s interests, rights and obligations under the Credit Documents, the portion of the Credit Obligations at the time owing to such defaulting Lender and the Notes held by it.  If more than one Lender exercises such right, each such Lender shall have the right to acquire such interests on a pro rata basis.  Upon any such purchase, the defaulting Lender’s interest in the Credit Obligations and its rights hereunder (but not its liability in respect thereof or under the Credit Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser thereof subject to and in accordance with the requirements set forth in Section 14, including an Assignment and Acceptance in form acceptable to the Agent.  The purchase price for the defaulting Lender’s interests, rights and obligations under the Credit Documents, the portion of the Credit Obligations at the time owing to such defaulting Lender and the Notes held by it, shall be equal to the amount of the Credit Obligations then owed to such defaulting Lender.  The purchaser shall pay such purchase price to the defaulting Lender in same day or immediately available funds on the date of such purchase (it being understood that accrued and unpaid interest and fees may be paid pro rata to the purchasing Lender and the defaulting Lender by the Agent at a subsequent date upon receipt of payment of such amounts from the Borrowers).  Prior to payment of such purchase price to a defaulting Lender, the Agent shall apply against such purchase price any amounts retained by the Agent pursuant to the last sentence of Section 2.1.7.  The defaulting Lender shall be entitled to receive amounts owed to it by the Borrowers under the Credit Documents which accrued prior to the date of the default by the defaulting Lender, to the extent the same are received by the Agent from or on behalf of the Borrowers.  There shall be no recourse against any Lender or the Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Credit Obligations.  No such termination of any defaulting Lender’s obligations hereunder and the purchase of such defaulting Lender’s interests pursuant to this Section 2.1.8 will affect (x) any liability or obligation of the Borrowers, the Agent or any other Lender to such defaulting Lender which accrued on or prior to the date of such purchase, or (y) such defaulting Lender’s rights hereunder in respect of any such liability or obligation.  Upon the effective date of such purchase, such defaulting Lender will cease to be a “Lender” hereunder.

2.1.9                        Lenders’ Obligations Several.  The obligation of each Lender hereunder is several.  The failure of any Lender to make available its Percentage Interest of the aggregate principal amount of any Revolving Credit Loan will not relieve any other Lender of its obligation hereunder to do so on the date requested, but no Lender will be responsible for the failure of any other Lender to make available its Percentage Interest of the aggregate principal amount of any Revolving Credit Loan to be funded by such other Lender.

2.2                                 Swing Line.

2.2.1                        Swing Line Loans.  In lieu of making Revolving Credit Loans, the Swing Line Lender may, in its sole discretion, on the terms and subject to the conditions of this Agreement, make available to the Borrowers, from time to time until the Final Maturity

Date, a short-term revolving loan (a “Swing Line Loan”).  The Swing Line Lender will not make a Swing Line Loan to the extent that the amount of such requested Swing Line Loan exceeds the Swing Line Available Credit.  Until the Final Maturity Date, the Borrowers may from time to time borrow, repay and reborrow under this Section 2.2.1.  Each Swing Line Loan will be made upon written or telephonic notice from the Parent to the Swing Line Lender on the date of receipt of such notice if such day is a Banking Day and if such notice is received before 11:00 a.m. (Denver time), or if received after 11:00 a.m. (Denver time), such Swing Line Loan shall be made on the next Banking Day.  Notwithstanding any other provision of this Agreement or the other Credit Documents, each Swing Line Loan will constitute a Base Rate Loan.  The Borrowers will repay the aggregate outstanding principal amount of the Swing Line Loans upon demand by the Agent.  Each Swing Line Loan will be made at the Denver Office by depositing the amount thereof in United States Dollars to the general account of the Parent with the Agent.  In connection with each Swing Line Loan, before the Closing Date of such Swing Line Loan, the Parent will furnish to the Agent a certificate in substantially the form of Exhibit 8.2.1.

2.2.2                        Swing Line Note.  The Borrowers’ obligations to repay the Swing Line Loans, together with interest thereon as provided herein, will be evidenced by a single master promissory note, in the principal amount of $10,000,000, dated the Initial Closing Date and substantially in the form of Exhibit 2.2.2 (the “Swing Line Note”), payable to the Swing Line Lender.  Each Borrower shall execute the Swing Line Note and deliver the same to the Agent on behalf of the Swing Line Lender.  The entire unpaid principal balance of the Revolving Credit Loans, the Swing Line Loans and all other non-contingent Credit Obligations shall be immediately due and payable in full in immediately available funds on the Final Maturity Date if not sooner paid in full.

2.2.3                        Refunding of Swing Line Loans.  The Swing Line Lender, at any time and from time to time in its sole and absolute discretion will, but not less frequently than weekly, on behalf of any Borrower (and each Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf), request that each Lender (including the Swing Line Lender) make a Base Rate Loan to such Borrower in an amount equal to such Lender’s Percentage Interest of the aggregate principal amount of such Borrower’s Swing Line Loan(s) (the “Refunded Swing Line Loan”) outstanding on the date such notice is given.  Unless a Bankruptcy Default exists (in which event the procedures of Section 2.2.4 will apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Loan are then satisfied, each Lender will disburse directly to the Agent, its Percentage Interest of the aggregate principal amount of such Revolving Credit Loan as a Base Rate Loan, prior to 12:00 noon (Denver time), in immediately available funds on the Banking Day next succeeding the date such notice is given.  The proceeds of such Base Rate Loans shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan of the applicable Borrower, as requested by the Swing Line Lender.

2.2.4                        Participation in Swing Line Loans.  If, prior to refunding a Swing Line Loan with a Revolving Credit Loan pursuant to Section 2.2.3, a Bankruptcy Default exists, then each Lender shall, on the date such Revolving Credit Loan was to have been made for the benefit of the applicable Borrower, purchase from the Swing Line Lender an undivided participation interest in such Swing Line Loan.  Upon request, each Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation.

2.2.5                        Lender’s Funding Obligations.  Each Lender’s obligation to make Base Rate Loans in accordance with Section 2.2.3 and to purchase participating interests in accordance with Section 2.2.4 shall not be affected by any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, the Swing Line Lender, any Borrower or any other Person for any reason whatsoever.  If any Lender does not make available to the Swing Line Lender the amount required pursuant to Section 2.2.3 or Section 2.2.4, as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of nonpayment until such amount is paid in full at the Federal Funds Rate for the first two Banking Days and at the Base Rate thereafter.

2.3                                 Currency Equivalents for Multicurrency LIBOR Loans.

2.3.1                        Conversion Rate for Multicurrency LIBOR Loans.  The principal amount of each Revolving Credit Loan consisting of Multicurrency LIBOR Loans which is denominated in a Foreign Currency (a) will be converted into its U.S. Dollar Equivalent on the date of the funding of such Revolving Credit Loan (the “Converted Principal Amount”), and the Converted Principal Amount will be added to the principal balance outstanding under the Revolving Credit Notes on the date of the funding of such Revolving Credit Loan, and (b) from and after any such date, will be deemed to remain equivalent to the Converted Principal Amount until the end of the applicable Interest Period notwithstanding any fluctuation in exchange rates occurring thereafter.

2.3.2                        Revaluation.  If at the expiration of an Interest Period for a Revolving Credit Loan consisting of Multicurrency LIBOR Loans, such Revolving Credit Loan will remain denominated in the same Foreign Currency for a succeeding Interest Period, then the principal amount of such Revolving Credit Loan will be revalued based on the U.S. Dollar Equivalent, and a new Converted Principal Amount will be calculated, as of the Banking Day preceding the next Interest Period.

2.4                                 Letters of Credit.

2.4.1                        Issuance of Letters of Credit.  Subject to all terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the Initial Closing Date and prior to the Final Maturity Date, the Issuing Bank will issue for the account of the Borrowers standby and documentary letters of credit (the “Letters of Credit”).  The Issuing Bank will not issue a Letter of Credit to the extent that the face amount of such requested Letter of Credit exceeds the LC Available Credit.

2.4.2                        Requests for Letters of Credit.  The Parent, on behalf of the applicable Borrower, may from time to time request a Letter of Credit to be issued by providing a notice from an Authorized Representative to the Issuing Bank which is actually received not less than one Banking Day prior to the requested Closing Date for such Letter of Credit specifying (a) the amount of the requested Letter of Credit, (b) the applicable Borrower, (c) the beneficiary thereof, (d) the requested Closing Date, and (e) the principal terms of the text for such Letter of Credit.  Each Letter of Credit will be issued by forwarding it to the applicable Borrower or to such other Person as directed in writing by an Authorized Representative.  In connection with the issuance of any Letter of Credit, the Parent shall deliver to the Issuing Bank certificates in substantially the form of Exhibit 2.4.2 and Exhibit 8.2.1 and a Letter of Credit Agreement signed by the applicable Borrower, and such other documents or items as the Issuing Bank may require pursuant to the terms thereof.

2.4.3                        Form and Expiration of Letters of Credit.  Each Letter of Credit issued under this Section 2.4 and each draft accepted or paid under such a Letter of Credit will be issued, accepted or paid, as the case may be, by the Issuing Bank at its principal office.  No Letter of Credit will provide for the payment of drafts drawn thereunder, and no draft will be payable, at a date which is later than the earlier of (a) the date one year after the date of issuance, or (b) the Final Maturity Date.  Each Letter of Credit and each draft accepted under a Letter of Credit will be in such form and minimum amount, and will contain such terms, as the Issuing Bank and the applicable Borrower may agree upon at the time such Letter of Credit is issued, including a requirement of not less than three Banking Days after presentation of a draft before payment must be made thereunder.

2.4.4                        Lenders’ Participation in Letters of Credit.  Upon the issuance of any Letter of Credit, a participation therein, in an amount equal to each Lender’s Percentage Interest multiplied by the face amount of such Letter of Credit, will automatically be deemed granted by the Issuing Bank to each Lender on the date of such issuance and the Lenders will automatically be obligated, as set forth in Section 13.4, to reimburse the Issuing Bank to the extent of their respective Percentage Interests in such Letter of Credit for all obligations incurred by the Issuing Bank to third parties in respect of such Letter of Credit not reimbursed by the Borrowers.  The Agent will send to each Lender a confirmation regarding the participations in Letters of Credit outstanding during each month.

2.4.5                        Presentation.  The Issuing Bank may accept or pay any draft presented to it, regardless of when drawn, if such draft, the other required documents and any transmittal advice are presented to the Issuing Bank and dated on or before the expiration date of the Letter of Credit under which such draft is drawn.  Except insofar as written instructions actually received are given by the applicable Borrower expressly to the contrary with regard to, and prior to, the Issuing Bank’s issuance of any Letter of Credit for the account of the applicable Borrower and such contrary instructions are reflected in such Letter of Credit, the Issuing Bank may honor as complying with the terms of the Letter of Credit and with this Agreement any drafts or other documents otherwise in order signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for benefit of creditors, liquidator, receiver or other legal representative of the party authorized under such Letter of Credit to draw or issue such drafts or other documents.

2.4.6                        Payment of Drafts.  At such time as the Issuing Bank makes any payment on a draft presented or accepted under a Letter of Credit, the Borrowers shall on demand pay to the Issuing Bank in immediately available funds the amount of such payment.  Unless the Borrowers otherwise pay to the Issuing Bank the amount required by the foregoing sentence, such amount shall be considered a Revolving Credit Loan under Section 2.1.1 and part of the Loans as if the Borrowers had paid in full the amount required with respect to the Letter of Credit by borrowing such amount under Section 2.1.1.  In that event, the Issuing Bank shall notify each other Lender that the Lender is to make a Revolving Credit Loan to the Borrowers (which shall consist of Base Rate Loans) in an amount equal to the Lender’s Percentage Interest of the aggregate principal amount of such Revolving Credit Loan; and, regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Loan are then satisfied, each Lender (other than the Issuing Bank) will disburse directly to the Issuing Bank, its Percentage Interest of the aggregate principal amount of such Revolving Credit Loan, prior to 12:00 noon (Denver time), in immediately available funds on the Banking Day next succeeding the date such notice is given.  The proceeds of such Revolving Credit Loan shall be applied to repay the amount required by the first sentence of this Section.

2.4.7                        Subrogation.  Upon any payment by the Issuing Bank under any Letter of Credit and until the reimbursement of the Issuing Bank by the Borrowers with respect to such payment, the Issuing Bank will be entitled to be subrogated to, and to acquire and retain, the rights which the Person to whom such payment is made may have against the Borrowers, all for the benefit of the Lenders.  The Borrowers will take such action as the Issuing Bank may reasonably request, including requiring the beneficiary of any Letter of Credit to execute such documents as the Issuing Bank may reasonably request, to assure and confirm to the Issuing Bank such subrogation and such rights, including the rights, if any, of the beneficiary to whom such payment is made in accounts receivable, inventory and other properties and assets of any Obligor.

2.4.8                        Modification, Consent, Etc.  If the Borrowers request or consent in writing to any modification or extension of any Letter of Credit, or waive any failure of any draft, certificate or other document to comply with the terms of such Letter of Credit, and if the Issuing Bank consents thereto, the Issuing Bank will be entitled to rely on such request, consent or waiver.  This Agreement will be binding upon the Borrowers with respect to such Letter of Credit as so modified or extended, and with respect to any action taken or omitted by the Agent or the Issuing Bank pursuant to any such request, consent or waiver.

2.5                                 Application of Proceeds.

2.5.1                        Loan.  The Borrowers will apply the proceeds of the Loans to pay fees and expenses incurred in connection with the Credit Documents and for general corporate purposes of the Borrowers and their Subsidiaries, including Permitted Acquisitions.

2.5.2                        Letters of Credit.  Letters of Credit will be issued only for lawful corporate purposes related to a Borrower’s business as the Parent has requested in writing.

2.5.3                        Specifically Prohibited Applications.  The Borrowers will not, directly or indirectly, apply any part of the proceeds of any extension of credit made pursuant to the Credit Documents (a) to purchase or to carry Margin Stock or (b) to any transaction prohibited by Legal Requirements or by the Credit Documents.

2.6                                 Option to Extend Final Maturity Date.  So long as no Default exists, the Borrowers may request, by written notice to the Lenders, once prior to the first anniversary of the date hereof and once after the first anniversary of the date hereof but prior to the second anniversary of the date hereof, that the Final Maturity Date be extended for an additional one year period.  The Lenders will provide a written response to the Borrowers not later than 60 days after receipt of such request.  In no event will the Final Maturity Date be extended without the consent of each of the Lenders, and any Lender which fails to respond is deemed to have denied the request for extension of the Final Maturity Date.

3.                                       Interest; LIBOR Pricing Options; Fees; Changes in Circumstance, Yield Protection.

3.1                                 Interest.  The Loans will accrue and bear interest at a rate per annum which will at all times equal the Applicable Rate.  Any Revolving Credit Loan consisting of Multicurrency LIBOR Loans will have added to such Loan the MLA Cost associated with such Loans.  Prior to any stated or accelerated maturity of a Loan, the Borrowers will, on each Interest Payment Date applicable to Base Rate Loans, pay the accrued and unpaid interest on all Base Rate Loans.  On each Interest Payment Date applicable to a LIBOR Loan, or on any earlier termination of any LIBOR Pricing Option applicable to such LIBOR Loan, the Borrowers will pay the accrued and unpaid interest on the portion of such Loan which was subject to the applicable LIBOR Pricing Option.  On the conversion of a LIBOR Loan to a Base Rate Loan or the conversion of a Base Rate Loan to a LIBOR Loan, the Borrowers will pay the accrued and unpaid interest on the portion of such Loan which is being converted.  On the stated or any accelerated maturity of a Loan, the Borrowers will pay all accrued and unpaid interest on such Loan, including any accrued and unpaid interest on any portion of such Loan which is subject to a LIBOR Pricing Option.  All payments of interest will be made in the applicable Foreign Currency, in the case of Multicurrency LIBOR Loans, and in United States Dollars, in the case of Base Rate Loans and Dollar LIBOR Loans, in same day or immediately available funds, not later than 12:00 noon (Denver time) on the due date to the Agent at the Denver Office for the account of each Lender in accordance with such Lender’s Percentage Interest; provided, however, that at the request of the Agent, payments of interest on Multicurrency LIBOR Loans will be made in the applicable Foreign Currency in immediately available funds to such account at such bank as the Agent may designate to the Parent, no later than 12:00 noon (local time in the place where such bank is located) on the due date.

3.2                                 LIBOR Pricing Options.

3.2.1                        Election of LIBOR Pricing Options.  Subject to all terms and conditions of this Agreement and so long as no Default exists, the Borrowers may from time to time, by irrevocable notice given by an Authorized Representative to the Agent actually received not less than three Banking Days prior to the commencement of the Interest Period selected in such notice, elect to have such portion of the Revolving Credit Loans as the Parent may specify in such notice accrue and bear interest during the Interest

Period so selected at the Applicable Rate computed on the basis of the LIBOR Rate.  In the event the Borrowers at any time fail to elect a LIBOR Pricing Option under this Section 3.2.1 for any portion of the Revolving Credit Loans, then such portion of the Revolving Credit Loans will accrue and bear interest at the Applicable Rate computed on the basis of the Base Rate.  No election of a LIBOR Pricing Option will become effective:

(a)                                  if, prior to the commencement of any such Interest Period, the Agent determines that (i) as a result of the adoption of or change in any Legal Requirement or in the interpretation or application thereof after the Initial Closing Date, the electing or granting of the LIBOR Pricing Option in question would be illegal, (ii) LIBOR deposits in an amount comparable to the principal amount of the Revolving Credit Loans as to which such LIBOR Pricing Option has been elected and which have a term corresponding to the proposed Interest Period are not readily available in the London interbank market, (iii) by reason of circumstances affecting the London interbank market, adequate and reasonable methods do not exist for ascertaining the interest rate applicable to such deposits for the proposed Interest Period, or (iv) Revolving Credit Loans cannot be made in the applicable Foreign Currency; or

(b)                                 if any Lender has advised the Agent by telephone or otherwise at or prior to 11:00 a.m. (Denver time) on the second Banking Day prior to the commencement of such proposed Interest Period (and has subsequently confirmed in writing) that, after reasonable efforts to determine the availability of such LIBOR deposits, such Lender reasonably anticipates that LIBOR deposits in an amount equal to the Percentage Interest of such Lender in the portion of the Revolving Credit Loans as to which such LIBOR Pricing Option has been elected and which have a term corresponding to the Interest Period in question will not be offered in the London interbank market to such Lender at a rate of interest that does not exceed the anticipated LIBOR Base Rate (unless the foregoing results from a deterioration subsequent to the date hereof in the creditworthiness of such Lender or a change in the availability of LIBOR markets to such Lender pursuant to legal or regulatory restrictions).

If such notice is given pursuant to Section 3.2.2 in connection with (a) or (b) above, (i) any LIBOR Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (ii) any Base Rate Loans that were to have been converted on the first day of such Interest Period to, and LIBOR Loans that were to have been continued as, LIBOR Loans shall be converted to or continued as Base Rate Loans, and (iii) any outstanding LIBOR Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans.  Until such notice has been withdrawn by the Agent, no further LIBOR Loans shall be made or continued as such, nor shall the Borrowers have the right to convert Base Rate Loans to LIBOR Loans.  If such notice is given in connection with any request for a Multicurrency LIBOR Loan, the requested Revolving Credit Loan shall be made in United States Dollars.

3.2.2                        Notice to Lenders and Borrowers.  The Agent will promptly inform each Lender (by telephone or otherwise) of each notice received by it from the Parent pursuant to Section 3.2.1 and of the Interest Period specified in such notice.  Upon determination by the Agent of the LIBOR Rate for such Interest Period or in the event such election will not become effective, the Agent will promptly notify the Parent and each Lender (by telephone or otherwise) of the LIBOR Rate so determined or why such election did not become effective, as the case may be.

3.2.3                        Selection of Interest Periods for LIBOR Loans.  Interest Periods will be selected so that:

(a)                                  no more than 12 LIBOR Pricing Options will be outstanding at any time;

(b)                                 no more than three Revolving Credit Loans consisting of Multicurrency LIBOR Loans having different Interest Periods will be outstanding at any time; and

(c)                                  no Interest Period will expire later than the Final Maturity Date.

3.2.4                        Additional Interest.  If any LIBOR Loan is repaid, or any LIBOR Pricing Option is terminated for any reason (including acceleration of maturity), on a date which is prior to the last Banking Day of the Interest Period applicable to such LIBOR Pricing Option, the Borrowers will pay to the Agent for the account of each Lender in accordance with such Lender’s Percentage Interest, in addition to any interest otherwise payable hereunder, an amount equal to the present value (calculated in accordance with this Section 3.2.4) of interest for the unexpired portion of such Interest Period on the portion of any Revolving Credit Loans so repaid, or as to which a LIBOR Pricing Option was so terminated, at a per annum rate equal to the excess, if any, of (a) the rate applicable to such LIBOR Pricing Option minus (b) the rate of interest obtainable by the Agent upon the purchase of debt securities customarily issued by the Treasury of the United States which have a maturity date approximating the last Banking Day of such Interest Period.  The present value of such additional interest will be calculated by discounting the amount of such interest for each day in the unexpired portion of such Interest Period from such day to the date of such repayment or termination at a per annum interest rate equal to the interest rate determined pursuant to clause (b) of the preceding sentence, and by adding all such amounts for all such days during such period.  The determination by the Agent of such amount of interest will, in the absence of manifest error, be conclusive.  For purposes of this Section 3.2.4, if any portion of any Revolving Credit Loan which was to have been subject to a LIBOR Pricing Option is not outstanding on the first day of the Interest Period applicable to such LIBOR Pricing Option, other than for reasons described in Section 3.2.1(a) and 3.2.1(b) or as a direct result of a Lender’s failure to make its portion of such Revolving Credit Loan, the Borrowers will be deemed to have terminated such LIBOR Pricing Option.

3.2.5                        Violation of Legal Requirements.  If the adoption of or change in any Legal Requirement or in the interpretation or application thereof applicable to any Lender after the Initial Closing Date prevents any Lender from funding or maintaining through the purchase of deposits in the London interbank market any portion of the Revolving Credit Loans subject to a LIBOR Pricing Option or otherwise from giving effect to such Lender’s obligations as contemplated by Section 3.2, (a) the Agent may by notice to the Borrowers terminate all of the affected LIBOR Pricing Options, (b) the portion of the

Revolving Credit Loans subject to such terminated LIBOR Pricing Options shall immediately bear interest thereafter at the Applicable Rate computed on the basis of the Base Rate, and (c) the Borrowers shall make any payment required by Section 3.2.4.

3.2.6                        Funding Procedure.  The Lenders may fund any portion of the Revolving Credit Loans subject to a LIBOR Pricing Option out of any funds available to the Lenders.  Regardless of the source of the funds actually used by any of the Lenders to fund any portion of the Revolving Credit Loans subject to a LIBOR Pricing Option, however, all amounts payable hereunder, including the interest rate applicable to any such portion of the Revolving Credit Loans and the amounts payable under Sections 3.2.4 and 3.5, will be computed as if each Lender had actually funded such Lender’s Percentage Interest in such portion of the Revolving Credit Loans through the purchase of deposits in such amount of the type by which the LIBOR Base Rate was determined, with a maturity the same as the applicable Interest Period relating thereto and through the transfer of such deposits from an office of the Lender having the same location as the applicable LIBOR Office to one of such Lender’s offices in the United States.

3.2.7                        Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the Applicable Rate to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by a Lender in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

3.3                                 Fees.

3.3.1                        Unused Line Fee.  The Borrowers shall pay the Agent for the account of the Lenders in accordance with the Lenders’ respective Commitments, in arrears on the last Banking Day of each calendar quarter, for the period from the date of this Agreement to the Final Maturity Date, an unused line fee equal to the Unused Line Percentage of the average Available Credit, calculated daily, during such calendar quarter or portion thereof.  Payment shall be made by automatic deduction from the Parent’s general account with the Agent, and the Agent will notify the Parent of the amount of the fee.

3.3.2                        Letter of Credit Fees.  The Borrowers shall pay to the Agent for the benefit of the Lenders a Letter of Credit issuance fee (which shall be non-refundable even if any Letter of Credit is terminated or canceled before its stated expiration date) equal to (i) the undrawn amount of each standby Letter of Credit multiplied by the Applicable LIBOR Margin per annum applied for a period equal to the term of such Letter of Credit, and (ii) the face amount of each documentary Letter of Credit multiplied by 0.25% per annum applied for a period equal to the term of such Letter of Credit, which fees shall be payable upon issuance of each Letter of Credit and quarterly in arrears thereafter; provided, however, that the Borrowers shall not be required to pay the initial fee due upon issuance with respect to Letters of Credit issued on the date hereof.  The Borrowers will pay to the Issuing Bank, for its own account, fees upon the occurrence of certain activity with respect to any Letter of Credit, including, without limitation, the transfer, cancellation or amendment of any Letter of Credit, determined in accordance with the Issuing Bank’s standard fees and charges then in effect.

3.3.3                        Administrative Fees.  The Borrowers agree to pay to the Agent, for its own account, the fees in accordance with the terms of the Fee Letter.

3.4                                 Computations of Interest and Fees.  For purposes of this Agreement, interest (except interest on Multicurrency LIBOR Loans), commitment fees and Letter of Credit fees (and any other amount expressed as interest or such fees) will be computed on the basis of a 360-day year for actual days elapsed.  For purposes of this Agreement, interest on Multicurrency LIBOR Loans will be computed on the basis of a 365- or 366-day year for actual days elapsed.  Except as provided in the definition of Interest Period with respect to LIBOR Loans, if any payment required by this Agreement is due on a day that is not a Banking Day, such payment will be made on the next succeeding Banking Day and such extension of time will be included in the computation of interest and fees.

3.5                                 Changes in Circumstances; Yield Protection.

3.5.1                        Reserve Requirements, Etc.  If the adoption or change in any Legal Requirement or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Initial Closing Date, shall (a) impose, modify, increase or deem applicable any insurance assessment, reserve, special deposit or similar requirement against any Funding Liability or the Letters of Credit, (b) impose, modify, increase or deem applicable any other requirement or condition with respect to any Funding Liability or the Letters of Credit, or (c) change the basis of taxation of Funding Liabilities or payments in respect of any Letter of Credit (other than changes in the rate of Taxes measured by the overall net income of such Lender) and the effect of any of the foregoing shall be to increase the cost to any Lender of issuing, making, funding or maintaining its respective Percentage Interest in any portion of the Revolving Credit Loans subject to a LIBOR Pricing Option or any Letter of Credit, to reduce the amounts received or receivable by such Lender under this Agreement or to require such Lender to make any payment or forego any amounts otherwise payable to such Lender under this Agreement (other than any Tax or any reserves that are included in computing the LIBOR Reserve Rate), then such Lender may claim compensation from the Borrowers under Section 3.5.5.

3.5.2                        All payments of the Credit Obligations will be made without set-off or counterclaim and free and clear of any deductions, including deductions for Taxes, unless the Borrowers are required by law to make such deductions.  If (a) any Lender is subject to any Tax with respect to any payment of the Credit Obligations or its obligations hereunder, or (b) the Borrowers are required to withhold or deduct any Tax on any payment on the Credit Obligations, then such Lender may claim compensation from the Borrowers under Section 3.5.5.  Whenever Taxes must be withheld by the Borrowers with respect to any payments of the Credit Obligations, the Borrowers will promptly furnish to the Agent for the account of the applicable Lender official receipts (to the extent that the relevant governmental authority delivers such receipts) evidencing payment of any Taxes so paid.  If the Borrowers fail to pay any such Taxes when due or fail to remit to the Agent for the account of the applicable Lender the required receipts evidencing payment of any such Taxes so withheld or deducted, the Borrowers shall indemnify the affected Lender for any incremental Taxes and interest or penalties that may become payable by such Lender as a result of any such failure.  If any Lender receives a refund of any Taxes for which it has received payment from the Borrowers under this Section 3.5.2, such Lender shall promptly pay the amount to the Borrowers, together with any interest thereon actually earned by such Lender.  Each Lender agrees that it will deliver to the Parent and the Agent, upon the reasonable request of the Parent or the Agent, either (i) a statement that it is incorporated under the laws of the United States or a state thereof, or (ii) if it is not so incorporated, two duly completed copies of the applicable United States Internal Revenue Service forms, certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.

3.5.3                        Capital Adequacy.  If any Lender determines that the adoption or becoming effective of, or any change in, or any change by any central bank or other Governmental Authority in the interpretation or administration of any Legal Requirement regarding capital adequacy of banks or bank holding companies, or the compliance by such Lender or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or Governmental Authority, has or would have the effect of reducing the rate of return on the capital of such Lender and its Affiliates as a consequence of such Lender’s commitment to make the extensions of credit contemplated hereby, or such Lender’s maintenance of the extensions of credit contemplated hereby, to a level below that which such Lender could have achieved but for such compliance (taking into consideration the policies of such Lender and its Affiliates with respect to capital adequacy immediately before such compliance and assuming that the capital of such Lender and its Affiliates was fully utilized prior to such compliance) by an amount deemed by such Lender to be material, then such Lender may claim compensation from the Borrowers under Section 3.5.5.

3.5.4                        Regulatory Change.  If any Lender determines that (a) any change in any Legal Requirement (including any new Legal Requirement) after the date hereof will directly or indirectly (i) reduce the amount of any sum receivable by such Lender with respect to the Loans or the Letters of Credit or the return to be earned by such Lender on the Loans or the Letters of Credit, (ii)  impose a cost on such Lender or any Affiliate of such Lender that is attributable to the making or maintaining of, or such Lender’s commitment to make, its portion of the Loans or the Letters of Credit, or (iii) require any Lender or any Affiliate of such Lender to make any payment on, or calculated by reference to, the gross amount of any amount received by such Lender under any Credit Document (other than Taxes or income or franchise taxes), and (b) such increased cost or payment will not be fully compensated for by an adjustment in the Applicable Rate or the Letter of Credit fees, then such Lender may claim compensation from the Borrowers under Section 3.5.5.

3.5.5                        Compensation Claim.  Within 15 days after the receipt by the Parent of a certificate from any Lender setting forth why it is claiming compensation under Section 3.5 and computations (in reasonable detail) of the amount thereof and a description of such Lender’s efforts to mitigate such amounts as required by Section 3.5.6, the Borrowers will pay to such Lender such additional amounts as such Lender sets forth in such certificate as sufficient fully to compensate it on account of the foregoing provisions of Section 3.5 together with interest on such amount from the 15th day after receipt of such certificate until payment in full thereof at the Base Rate.  The determination by such Lender of the amount to be paid to it and the basis for computation will, in the absence of manifest error, be conclusive.  In determining such amount, such Lender may use any reasonable averaging and attribution methods.  The Borrowers will be entitled to replace any such Lender in accordance with Section 3.5.7.

3.5.6                        Mitigation.  Each Lender will take such commercially reasonable steps as it may determine are not materially disadvantageous to it, including changing lending offices to the extent feasible, in order to reduce amounts otherwise payable by the Borrowers to such Lender pursuant to Sections 3.2.4 and 3.5 or to make LIBOR Pricing Options available under Sections 3.2.1 and 3.2.5.  In addition, the Borrowers will not be responsible for costs (a) under Section 3.5, arising more than 90 days prior to receipt by the Parent of the certificate from the affected Lender pursuant to Section 3.5.5 or (b) under Section 3.2.4, arising from the termination of LIBOR Pricing Options more than 90 days prior to the demand by the Agent for payment under Section 3.2.4.

3.5.7                        Replacement of Lenders.  On each occasion that a Lender either makes a demand for compensation pursuant to Section 3.5.5 in an amount in excess of the amount that the Borrowers would have had to pay pursuant to such Section if such Lender’s Commitment were held by Wells Fargo or is unable to fund or maintain LIBOR Loans pursuant to Section 3.2.1, the Borrowers may, upon at least 10 Banking Days’ prior written notice to each of such Lender and the Agent, in whole permanently replace the Commitment of such Lender; provided, however, that the Borrowers will replace such Commitment with the commitment of a commercial bank which is reasonably satisfactory to the remaining Lenders (a “Replacement Lender”).  Such Replacement Lender will upon the effective date of replacement purchase the Credit Obligations owed to such replaced Lender for the aggregate amount thereof and will thereupon for all purposes become a “Lender” hereunder.  Such notice from the Borrowers will specify an effective date for the replacement of such Lender’s Commitment, which date will not be earlier than the tenth day after the day such notice is given.  On the effective date of any replacement of such Lender’s Commitment pursuant to this Section 3.5.7, the Borrowers will pay to the Agent for the account of such Lender (i) any amounts due to such Lender to the date of such replacement, (ii) accrued interest on the principal amount of outstanding Base Rate Loans and LIBOR Loans made by such Lender to the date of such replacement, and (iii) the amounts payable to such Lender pursuant to Sections 3.2.4 and 3.5, as applicable.  The Borrowers will be liable to such replaced Lender for costs that such Lender may sustain or incur pursuant to Section 3.5.2 as a direct consequence of repayment of such Lender’s Percentage Interest of the aggregate principal amount of the Loans.  Upon the effective date of repayment of any Lender’s Commitment pursuant to this Section 3.5.7, such Lender will cease to be a “Lender” hereunder.  No such termination of any such Lender’s Commitment and the purchase of such Lender’s Percentage Interest of the aggregate principal amount of the Loans pursuant to this Section 3.5.7 will affect (x) any liability or obligation of the Borrowers or any other Lender to such terminated Lender which accrued on or prior to the date of such termination, or (y) such terminated Lender’s rights hereunder in respect of any such liability or obligation.

3.6                                 European Monetary Union.

3.6.1                        Euro.  If (i) any Foreign Currency ceases to be lawful currency of the state issuing the same and is replaced by Euros or (ii) any Foreign Currency and Euros are at the same time both recognized by the central bank or comparable Governmental Authority of the state issuing such currency as lawful currency of such state, then any amount payable hereunder by any party (including the funding of a Multicurrency LIBOR Loan) in such Foreign Currency shall instead be payable in Euros and the amount so payable shall be determined by redenominating or converting such amount into Euros; provided, that to the extent any EMU Legislation provides that an amount denominated either in Euros or in the applicable Foreign Currency can be paid either in Euros or in the applicable Foreign Currency, each party to this Agreement shall be entitled to pay or repay such amount in Euros or in the applicable Foreign Currency.

3.6.2                        Increased Cost or Reduction in Return.  The Borrowers shall, at the request of the Agent, pay to the Agent for the account of each Lender the amount of any cost or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or of interest or other return foregone by, such Lender or any holding company of such Lender as a result of the introduction of, changeover to or operation of Euros in any applicable state to the extent reasonably attributable to such Lender’s obligations hereunder or for the credit which is the subject matter hereof; provided, however, that such Lender shall promptly notify the Borrowers of an event which might cause it to seek compensation.  Each Lender that determines to seek compensation under this Section shall notify the Borrowers and the Agent of the circumstances that entitle the Lender to such compensation pursuant to this Section by issuing a certificate setting forth (a) the amount or amounts necessary to compensate such Lender, (b) describing the nature of the cost or reduction incurred by such Lender as a consequence thereof and (c) setting forth a reasonably detailed explanation of the calculation thereof; and this certificate shall be conclusive absent manifest error.  In determining such amount, such Lender may use any reasonable averaging and attribution methods.  The Borrowers shall pay to such Lender or the Agent for credit to the account of the Lender, the amount shown as due on any such certificate within 10 days after receipt thereof.  The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation.

3.6.3                        Delay.  With respect to the payment of any amount denominated in Euros or in any Foreign Currency, the Agent shall not be liable to the Borrowers or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Agent if the Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the Euro Unit or, as the case may be, in any Foreign Currency) to the appropriate account or party.  In this paragraph, “all relevant steps” mean all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Agent may from time to time determine for the purpose of clearing or settling payments of Euros.

3.6.4                        Inconsistent Convention or Practice.  If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a Euro Member shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest or fees in respect of Euros, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Euro Member; provided, that if any Multicurrency LIBOR Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Multicurrency LIBOR Loan, at the end of the then current Interest Period.

3.6.5                        Amendment Regarding Changes in Currency.  In addition, the Borrowers and the Agent shall enter into negotiations in good faith, if and to the extent necessary, to amend this Agreement to reflect changes in currency resulting from the implementation of the EMU and to put the Lenders and the Borrowers in the same position, so far as possible, that they would have been in if such implementation and change had not occurred.  The parties hereto acknowledge and agree that if, within sixty (60) days of the commencement of such negotiations, the Borrowers and the Agent fail to reach agreement regarding any such amendments, then the provisions of this Section 3.6 shall be deemed operative and, until such an agreement is reached, the obligations of the Lenders to make Multicurrency LIBOR Loans in Euros or any other Foreign Currency issued by a Euro Member shall be suspended.  Except as provided in the foregoing provisions of this Section, no such implementation or change in currency nor any economic consequences resulting therefrom shall (a) give rise to any right to terminate prematurely, contest, cancel, rescind, alter, modify or renegotiate the provisions of this Agreement or (b) discharge, excuse or otherwise affect the performance of any obligations of the Borrowers under this Agreement, any Notes or any other Credit Documents.

4.                                       Payment.

4.1                                 Payment at Maturity.  On the Final Maturity Date or any accelerated maturity of the Loans, the Borrowers will pay to the Agent for the account of the Lenders an amount equal to the aggregate outstanding principal amount of the Loans then due, together with all accrued and unpaid interest and fees with respect thereto and all other Credit Obligations then outstanding.

4.2                                 Voluntary Payments.

4.2.1                        Voluntary Permanent Reduction or Termination.  The Borrowers may, through an Authorized Representative and upon at least five Banking Days’ prior written notice to the Agent, terminate in whole or permanently reduce in part, as of the date specified in the notice, any then unused portion of the Total Commitment, provided that each partial reduction shall be in the minimum principal amount of $2,000,000 (and an integral multiple of $500,000).  Any partial reduction shall ratably reduce each Lender’s Commitment.

4.2.2                        Voluntary Prepayments.  The Borrowers may from time to time prepay all or any portion of the outstanding principal amount of the Loans, together with accrued interest thereon, in a minimum amount of $2,000,000 and an integral multiple of $500,000, or such lesser amount as is then outstanding, or in the case of Multicurrency LIBOR Loans, the U.S. Dollar Equivalents thereof, without premium or penalty of any type (except as provided in Section 3.2.4 with respect to the early termination of LIBOR Pricing Options).  The Parent will give the Agent at least one Banking Day prior notice of the Borrowers’ intention to prepay a Base Rate Loan and at least three Banking Days prior notice of its intention to prepay a LIBOR Loan, specifying the date of payment, the total amount of the Base Rate Loan or LIBOR Loan to be paid on such date and the amount of interest to be paid with such prepayment.

4.3                                 Mandatory Prepayments.  If at any time the aggregate outstanding principal amount of all Revolving Credit Loans, plus the aggregate outstanding principal amount of all Swing Line Loans, plus the Letter of Credit Exposure exceeds the Maximum Amount of Credit, the Borrowers shall immediately make a principal payment to the Agent for the account of the Lenders in an amount sufficient to reduce the aggregate outstanding principal amount of all Revolving Credit Loans, plus the aggregate outstanding principal amount of all Swing Line Loans, plus the Letter of Credit Exposure to less than or equal to the Maximum Amount of Credit.  If at any time the aggregate outstanding Converted Principal Amount of the Multicurrency LIBOR Loans exceeds $10,000,000, the Borrowers shall immediately make a principal payment to the Agent for the account of the Lenders, in the applicable Foreign Currency, in an amount sufficient to reduce the Multicurrency LIBOR Loans to less than or equal to $10,000,000.  If at any time the aggregate outstanding principal amount of the Swing Line Loans exceeds the $10,000,000, the Borrowers shall immediately make a principal payment to the Agent for the account of the Lenders in an amount sufficient to reduce the Swing Line Loans to less than or equal to $10,000,000.

4.4                                 Letters of Credit.  If, on the Final Maturity Date or any accelerated maturity of the Credit Obligations, the Lenders will be obligated in respect of a Letter of Credit or a draft accepted under a Letter of Credit, the Borrowers will either:

(a)                                  prepay such obligation by depositing with the Issuing Bank an amount of cash; or

(b)                                 deliver to the Issuing Bank a standby letter of credit (designating the Issuing Bank as beneficiary and issued by a bank and on terms reasonably acceptable to the Agent and the Issuing Bank); or

(c)                                  deliver to the Issuing Bank such other collateral as is acceptable to the Issuing Bank and the Required Lenders;

in each case in an amount equal to the Letter of Credit Exposure at such date.  Any such cash so deposited and the cash proceeds of any draw under any letter of credit so furnished, including any interest thereon, will be returned by the Issuing Bank to the Borrowers only when, and to the extent that, the amount of such cash held by the Issuing Bank exceeds the Letter of Credit Exposure at such time and all other Credit Obligations have been paid in full.

4.5                                 Reborrowing; Application of Payments, Etc.

4.5.1                        Reborrowing.  The amounts of the Revolving Credit Loans or Swing Line Loans prepaid pursuant to Section 4.2.2 may be reborrowed from time to time prior to the Final Maturity Date in accordance with Section 2, subject to the limits set forth therein.

4.5.2                        Order of Application.  Any prepayment of the Revolving Credit Loans or the Swing Line Loans will be applied first to the outstanding principal balance of the Revolving Credit Loans or Swing Line Loans not then subject to LIBOR Pricing Options, then the balance of any such prepayment will be applied to the outstanding principal balance of the Revolving Credit Loans then subject to LIBOR Pricing Options, in the chronological order of the respective maturities thereof (or as an Authorized Representative may otherwise specify in writing), together with any payments required by Section 3.2.4.  Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid.

4.5.3                        Principal Payments.  All payments of principal hereunder will be made to the Agent at the Denver Office for the account of the Lenders, in the applicable Foreign Currency, in the case of Multicurrency LIBOR Loans, or in United States Dollars, in the case of Base Rate Loans and Dollar LIBOR Loans, in same day or immediately available funds not later than 12:00 noon (Denver time) on the date due; provided, however, that at the request of the Agent, payments of principal on Multicurrency LIBOR Loans will be made in the applicable Foreign Currency in immediately available funds to such account at such bank as the Agent may designate to the Parent from time to time, no later than 12:00 noon local time in the place where such bank is located on the due date.

4.6                                 Sharing of Payments, Etc.  If any Lender obtains at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of Credit Obligations due and payable to such Lender hereunder and under the Revolving Credit Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Credit Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Credit Obligations due and payable to all Lenders hereunder and under the Revolving Credit Notes at such time) of payments on account of the Credit Obligations due and payable to all Lenders hereunder and under the Revolving Credit Notes at such time obtained by all the Lenders at such time or (b) on account of Credit Obligations owing (but not due and payable) to such Lender hereunder and under the Revolving Credit Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Credit Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Credit Obligations owing (but not due and payable) to all Lenders hereunder and under the Revolving Credit Notes at such time) of payments on account of the Credit Obligations owing (but not due and payable) to all Lenders hereunder and under the Revolving Credit Notes at such time obtained by all of the Lenders at such time, such Lender will forthwith purchase from the other Lenders such participations in the Credit Obligations due and payable or owing (but not due and payable) to them, as the case may be, as will be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender will be rescinded and each such other Lender will repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 4.6 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

4.7                                 Records.  Each Lender is authorized but not required to record the date and amount of each advance made under its Notes, the date and amount of each payment or prepayment of principal and interest thereunder, and the resulting unpaid principal balance thereof, in such Lender’s internal records, and any such recordation shall be prima facie evidence of the accuracy of the information so recorded; provided, however, that any Lender’s failure to so record shall not limit or otherwise affect the Borrowers’ obligations thereunder or hereunder to repay the unpaid principal and interest outstanding under such Notes, and, in all events, the principal amounts owing by the Borrowers in respect of the Notes shall be the aggregate amount of all Loans made by the Lenders less all payments of principal thereof made by the Borrowers.

5.                                       Appointment of the Parent; Authorized Representatives.

In order to facilitate and ensure prompt and accurate communication between the Borrowers and the Lenders, the Borrowers hereby appoint the Parent as the Borrowers’ agent for purposes of communicating to and receiving communications from the Agent and the Lenders.  On the Initial Closing Date, and from time to time subsequent thereto at the Parent’s option, the Parent will deliver to the Agent a written notice in the form of Exhibit 5, which designates by name each Authorized Representative and includes each of their respective specimen signatures (each, a “Notice of Authorized Representatives”).  The Agent will be entitled to rely conclusively on the authority of each officer or employee designated as an Authorized Representative in the most current Notice of Authorized Representatives delivered by the Parent to request borrowings and select interest rate options hereunder, and to give to the Agent such other notices as are specified herein as being made through an Authorized Representative, until such time as the Parent has delivered to the Agent, and the Agent has actual receipt of, a new written Notice of Authorized Representatives.  The Agent will have no duty or obligation to the Borrowers to verify the authenticity of any signature appearing on any written notice from an Authorized Representative or to verify the authenticity of any Person purporting to be an Authorized Representative giving any telephone notice permitted hereby.

6.                                       Subsidiary Co-Borrowers and Guarantees.

If a Subsidiary becomes a Material Subsidiary, the Parent shall, within thirty days after such event, (a) cause such Material Subsidiary to execute and deliver to the Agent and the Lenders such further agreements, documents and instruments, including a Revolving Credit Note, a Swing Line Note, a counterpart signature page to this Agreement and each other Credit Document, and do or cause to be done such further acts as may reasonably be necessary or proper to cause such Material Subsidiary to become a Borrower hereunder or (b) cause such Material Subsidiary to execute and deliver a guarantee of all of the Borrowers’ obligations under the Credit Documents pursuant to a Subsidiary Guarantee substantially identical to the form of Subsidiary Guarantee attached as Exhibit 6.

7.                                       Relationship Among Borrowers.

7.1                                 JOINT AND SEVERAL LIABILITY.  EACH BORROWER AGREES THAT IT IS LIABLE, JOINTLY AND SEVERALLY WITH EACH OTHER BORROWER, FOR THE PAYMENT OF ALL OBLIGATIONS OF THE BORROWERS UNDER THIS AGREEMENT (INCLUDING THE CREDIT OBLIGATIONS), AND THAT THE LENDERS AND THE AGENT CAN ENFORCE SUCH OBLIGATIONS AGAINST ANY OR ALL BORROWERS, IN THE LENDERS’ OR THE AGENT’S SOLE AND UNLIMITED DISCRETION.

7.2                                 Waivers of Defenses.  The obligations of the Borrowers hereunder shall not be released, in whole or in part, by any action or thing which might, but for this provision of this Agreement, be deemed a legal or equitable discharge of a surety or guarantor, other than irrevocable payment and performance in full of the Credit Obligations (except for contingent indemnity and other contingent Credit Obligations not yet due and payable) at a time after any obligation of the Lenders hereunder to make any Loans and of the Issuing Bank to issue Letters of Credit shall have expired or been terminated and all outstanding Letters of Credit shall have expired or the liability of the Issuing Bank thereon shall have otherwise been discharged.  The purpose and intent of this Agreement is that the Credit Obligations constitute the direct and primary obligations of each Borrower and that the covenants, agreements and all obligations of each Borrower hereunder be absolute, unconditional and irrevocable.  Each Borrower shall be and remain liable for any deficiency remaining after foreclosure of any mortgage, deed of trust or security agreement securing all or any part of the Credit Obligations, whether or not the liability of any other Person for such deficiency is discharged pursuant to statute, judicial decision or otherwise.

7.3                                 Other Transactions.  The Lenders and the Agent are expressly authorized to exchange, surrender or release with or without consideration any or all collateral and security which may at any time be placed with it by the Borrowers or by any other Person on behalf of the Borrowers, or to forward or deliver any or all such collateral and security directly to the

Borrowers for collection and remittance or for credit.  No invalidity, irregularity or unenforceability of any security for the Credit Obligations or other recourse with respect thereto shall affect, impair or be a defense to the Borrowers’ obligations under this Agreement. The liabilities of each Borrower hereunder shall not be affected or impaired by any failure, delay, neglect or omission on the part of any Lender or the Agent to realize upon any of the Credit Obligations of any other Borrower to the Lenders or the Agent, or upon any collateral or security for any or all of the  Credit Obligations, nor by the taking by any Lender or the Agent of (or the failure to take) any guaranty or guaranties to secure the Credit Obligations, nor by the taking by any Lender or the Agent of (or the failure to take or the failure to perfect its security interest in or other lien on) collateral or security of any kind.  No act or omission of any Lender or the Agent, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of a Borrower, shall affect or impair the obligations of the Borrowers hereunder.

7.4                                 Actions Not Required.  Each Borrower, to the extent permitted by applicable law, hereby waives any and all right to cause a marshaling of the assets of any other Borrower or any other action by any court or other governmental body with respect thereto or to cause any Lender or the Agent to proceed against any security for the Credit Obligations or any other recourse which any Lender or the Agent may have with respect thereto and further waives any and all requirements that any Lender or the Agent institute any action or proceeding at law or in equity, or obtain any judgment, against any other Borrower or any other Person, or with respect to any collateral security for the Credit Obligations, as a condition precedent to making demand on or  bringing an action or obtaining and/or enforcing a judgment against, such Borrower under this Agreement.

7.5                                 No Subrogation.  Notwithstanding any payment or payments made by any Borrower hereunder or any setoff or application of funds of any Borrower by any Lender or the Agent, such Borrower shall not be entitled to exercise any rights to be subrogated to any of the rights of any Lender or the Agent against any other Borrower, any Guarantor or any other guarantor or any collateral security or guaranty or right of offset held by any Lender or the Agent for the payment of the Credit Obligations, nor shall such Borrower seek or be entitled to seek any contribution or reimbursement from any other Borrower or any other guarantor in respect of payments made by such Borrower hereunder, until all amounts owing to the Lenders and the Agent by the Borrowers on account of the Credit Obligations are irrevocably paid in full.  If any amount shall be paid to a Borrower on account of such subrogation rights at any time when all of the Credit Obligations shall not have been irrevocably paid in full, such amount shall be held by that Borrower in trust for the Lenders and the Agent, segregated from other funds of that Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Agent in the exact form received by the Borrower (duly indorsed by the Borrower to the Agent, if required), to be applied against the Credit Obligations, whether matured or unmatured, in such order as the Agent may determine.

7.6                                 Application of Payments.  Except as provided in Section 4.5.2.  Any and all payments upon the Credit Obligations made by the Borrowers or by any other Person, and/or the proceeds of any or all collateral or security for any of the Credit Obligations, may be applied by the Lenders on such items of the Credit Obligations as the Lenders may elect.

7.7                                 Recovery of Payment.  If any payment received by the Lenders or the Agent and applied to the Credit Obligations is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of a Borrower or any other obligor), the Credit Obligations to which such payment was applied shall, to the extent permitted by applicable law, be deemed to have continued in existence, notwithstanding such application, and each Borrower shall be jointly and severally liable for such Credit Obligations as fully as if such application had never been made.  References in this Agreement to amounts “irrevocably paid” or to “irrevocable payment” refer to payments that cannot be set aside, recovered, rescinded or required to be returned for any reason.

7.8                                 Borrowers’ Financial Condition.  Each Borrower is familiar with the financial condition of the other Borrowers, and each Borrower has executed and delivered this Agreement based on that Borrower’s own judgment and not in reliance upon any statement or representation of the Lenders or the Agent.  The Lenders and the Agent shall have no obligation to provide any Borrower with any advice whatsoever or to inform any Borrower at any time of the Lender’s actions, evaluations or conclusions on the financial condition or any other matter concerning the Borrowers.

7.9                                 Bankruptcy of the Borrowers.  Each Borrower expressly agrees that, to the extent permitted by applicable law, the liabilities and obligations of that Borrower under this Agreement shall not in any way be impaired or otherwise affected by the institution by or against any other Borrower or any other Person of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other similar proceedings for relief under any bankruptcy law or similar law for the relief of debtors and that any discharge of any of the Credit Obligations pursuant to any such bankruptcy or similar law or other law shall not diminish, discharge or otherwise affect in any way the obligations of that Borrower under this Agreement, and that upon the institution of any of the above actions, such obligations shall be enforceable against that Borrower.

7.10                           Limitation; Insolvency Laws.  As used in this Section 7.10: (a) the term “Applicable Insolvency Laws” means the laws of the United States or of any state, province, nation or other governmental unit relating to bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U. S. C. §547, §548, §550 and other “avoidance” provisions of Title 11 of the United Stated Code) as applicable in any proceeding in which the validity and/or enforceability of this Agreement against any Borrower, or any Specified Lien is in issue; and (b) “Specified Lien” means any security interest, mortgage, lien or encumbrance granted by any Borrower securing the Credit Obligations, in whole or in part.  Notwithstanding any other provision of this Agreement, if, in any proceeding, a court of competent jurisdiction determines that with respect to any Borrower, this Agreement or any Specified Lien would, but for the operation of this Section, be subject to avoidance and/or recovery or be unenforceable by reason of Applicable Insolvency Laws, this Agreement and each such Specified Lien shall be valid and enforceable against such Borrower, only to the maximum extent that would not cause this Agreement or such Specified Lien to be subject to avoidance, recovery or unenforceability.  To the extent that any payment to, or realization by, the Lenders or the Agent on the Credit Obligations exceeds the limitations of this Section and is otherwise subject to avoidance and recovery in any such proceeding, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment or realization exceeds such limitation, and this Agreement as limited shall in all events remain in full force and effect and be fully enforceable against such Borrower.  This Section is intended solely to reserve the rights of the Lenders and the Agent hereunder against each Borrower, in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither the Borrowers, any Guarantor or any other guarantor of the Credit Obligations nor any other Person shall have any right, claim or defense under this Section that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

8.                                       Conditions to Extending Credit.

8.1                                 Conditions on Initial Closing Date.  The obligations of the Lenders to make any extension of credit pursuant to Section 2 shall be subject to the satisfaction, on or before the Initial Closing Date, of the conditions set forth in this Section 8.1, as well as the further conditions in Section 8.2.

8.1.1                        Executed Credit Documents.  The Borrowers shall have duly executed and delivered to the Agent (i) this Agreement, (ii) a Revolving Credit Note for each Lender, (iii) a Swing Line Note for the Swing Line Lender, and (iv) all other Credit Documents, each in form and substance reasonably acceptable to the Agent.

8.1.2                        Legal Opinion.  On the Initial Closing Date, the Lenders shall have received from counsel for the Borrowers, counsel’s opinion with respect to the transactions contemplated by the Credit Documents, which opinion shall be in form and substance satisfactory to the Agent.

8.1.3                        Subsidiary Guarantees.  Each Material Subsidiary, other than a Borrower, shall have duly authorized, executed and delivered to the Agent a Subsidiary Guarantee in substantially the form of Exhibit 6.

8.1.4                        Due Diligence.  The Agent shall be reasonably satisfied with the results of its due diligence review of the Borrowers and each of the Obligors, including three year financial projections and corporate legal structure.

8.1.5                        Financial Statements.  Each of the Lenders shall have received the Parent’s Consolidated financial statements for the quarter ending March 31, 2003, certified by a Financial Officer, and each of the Lenders shall be reasonably satisfied with the results and financial condition shown in such financial statements.

8.1.6                        Proper Proceedings.  This Agreement, each other Credit Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary corporate or other proceedings.  All necessary consents, approvals and authorizations of any Governmental Authority or administrative agency or any other Person of the transactions contemplated hereby or by any other Credit Document shall have been obtained and shall be in full force and effect.

8.1.7                        General.  All legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Agent and the Agent shall have received copies of all documents, including certified copies of the Charter and Bylaws of each Obligor, records of corporate proceedings, certificates as to signatures and incumbency of officers and opinions of counsel, which the Agent may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or Governmental Authorities.

8.1.8                        Payment of Fees.  Payment of the fees to the Agent and the Lenders due in accordance with Section 3.3 and the terms of the Fee Letter through the Initial Closing Date and expenses incurred by the Agent and the Lenders through such date and required to be paid by the Borrowers under Section 12, including all legal expenses incurred through the date hereof.

8.2                                 Conditions to Each Extension of Credit.  The obligations of the Lenders to make any extension of credit pursuant to Section 2 shall be subject to the satisfaction, on or before the Closing Date for such extension of credit, of the following conditions:

8.2.1                        Officer’s Certificate.  The representations and warranties contained in Section 10 shall be true and correct on and as of such Closing Date with the same force and effect as though made on and as of such date (except as to any representation or warranty which refers to a specific earlier date); no Default shall exist on such Closing Date prior to or immediately after giving effect to the requested extension of credit; no event or circumstance which could be reasonably expected to have a Material Adverse Effect shall have occurred since December 31, 2002; and the Parent shall have furnished to the Agent on the Closing Date a certificate to these effects, in substantially the form of Exhibit 8.2.1 if a Revolving Credit Loan or a Swing Line Loan is requested, and in substantially the form of Exhibit 2.4.2 and Exhibit 8.2.1 if a Letter of Credit is requested, in each case signed by a Financial Officer.

8.2.2                        Legality, Etc.  The making of the requested extension of credit shall not (a) subject any Lender to any penalty or special tax (other than a Tax for which the Borrowers are required to reimburse the Lenders under Section 3.5.2), or (b) be prohibited by any Legal Requirement.

9.                                       Covenants.  The Borrowers covenant that, until all of the Credit Obligations have been paid in full and until the Lenders’ commitments to extend credit under this Agreement and any other Credit Document have been irrevocably terminated, the Borrowers will comply with the following provisions:

9.1                                 Conduct of Business, Etc.

9.1.1                        Types of Business.  Each Borrower and its Subsidiaries will engage only in the types of business activities in which the Borrowers and their Subsidiaries engage as of the date of this Agreement.

9.1.2                        Statutory Compliance.  Each Borrower will, and will cause its Subsidiaries to, comply in all material respects with all valid and applicable statutes, laws, ordinances, zoning and building codes and other rules and regulations of the United States, of the states and territories thereof and their counties, municipalities and other subdivisions and of any foreign country or other jurisdictions applicable to such Person, unless failure to comply would not have a Material Adverse Effect.

9.2                                 Insurance.  Each Borrower will maintain with financially sound and reputable insurers insurance against liability for hazards, risks and liability to persons and property, including product liability and environmental risk insurance, to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities; provided, however, that it may effect workers’ compensation insurance or similar insurance with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction or by meeting the self-insurance requirements of such state or jurisdiction, and will cause each Subsidiary to maintain such insurance unless the Subsidiary’s failure to maintain the insurance would not have a Material Adverse Effect.

9.3                                 Financial Statements and Other Reporting.

9.3.1                        Date of Annual Financial Statements.  The annual Consolidated financial statements of the Parent will be dated as of December 31 in each year.

9.3.2                        Annual Financial Statements.  The Parent will furnish to the Lenders as soon as available, and in any event within 105 days after the end of each fiscal year, the Consolidated balance sheets and statements of income, retained earnings and cash flow of the Parent as at the end of such fiscal year (in reasonable detail), setting forth in comparative form the corresponding figures for the previous fiscal year (provided that so long as the Parent is a reporting company under the Securities Exchange Act of 1934, as amended, it may satisfy this requirement by furnishing to the Lenders copies of its Annual Report on Form 10-K or successor form and all exhibits thereto), accompanied by:

(a)                                  Reports of KPMG LLP (or, if they cease to be auditors of the Parent and its Subsidiaries, other independent certified public accountants of recognized national standing reasonably satisfactory to the Required Lenders) (the “Auditors”) stating that such financial statements have been prepared in accordance with GAAP and fairly present the Consolidated financial position and results of operations of the Parent as at the end of and for such fiscal year, and without an explanatory paragraph for a going concern uncertainty, together with (i) a certificate of the Auditors to the Lenders stating that in the course of the regular audit of the business of the Parent and its Subsidiaries, which audit was conducted by such Auditors in accordance with generally accepted auditing standards, such Auditors obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such Auditors, a Default has occurred and is continuing, a statement as to the nature thereof, and (ii) a schedule in form satisfactory to the Agent of the computations used by such Auditors in determining, as of the end of such fiscal year, compliance with the covenants contained in Sections 9.4, 9.5, and 9.6.

(b)                                 A certificate of the Parent, in substantially the form of Exhibit 9.3.2, signed by a Financial Officer to the effect that the Financial Officer has caused this

Agreement to be reviewed and has no knowledge of any Default, or if such Financial Officer has such knowledge, specifying such Default and the nature thereof, and what action the Borrowers have taken, are taking or propose to take with respect thereto, together with a schedule, in form satisfactory to the Agent, of the computations used by the Parent in determining compliance with the covenants contained in Sections 9.4, 9.5, and 9.6.

9.3.3                        Quarterly Financial Statements.  The Parent will furnish to the Lenders as soon as available and, in any event, within 55 days after the end of each of the first three fiscal quarters of the Parent, the internally prepared Consolidated balance sheets and statements of income, retained earnings and cash flow of the Parent as of the end of such fiscal quarter, all in comparative form (provided that so long as the Parent is a reporting company under the Securities Exchange Act of 1934, as amended, it may satisfy this requirement by furnishing to the Lenders copies of its Quarterly Reports on Form 10-Q or successor form and all exhibits thereto), accompanied by a certificate of the Parent signed by a Financial Officer stating that such financial statements have been prepared in accordance with GAAP (subject to normal year-end adjustments) applied on a basis consistent with the Parent’s most recent audited financial statements and fairly present the Consolidated financial position and results of operations of the Parent as at the end of such quarter and that such Financial Officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such Financial Officer has such knowledge, specifying such Default and the nature thereof and what action the Borrowers have taken, are taking or propose to take with respect thereto, together with a schedule in form satisfactory to the Agent, of the computations by the Parent in determining compliance with the covenants contained in Sections 9.4, 9.5 and 9.6.

9.3.4                        Projections.  The Parent will furnish to the Lenders as soon as available and, in any event within 105 days after the end of each fiscal year of the Parent, projections of Consolidated financial statements for the Parent for the next fiscal year, in a form and in sufficient detail acceptable to the Agent.

9.3.5                        Notice of Litigation, Defaults, Etc.  The Borrowers will promptly furnish to the Lenders notice of any litigation or any administrative or arbitration proceeding (a) which creates a material risk of resulting, after giving effect to any applicable insurance, in the payment by any Obligor of more than $5,000,000, or (b) which has, or creates a material risk of having, a Material Adverse Effect.  Promptly upon acquiring knowledge thereof, the Borrowers will notify the Lenders of the existence of any Default or event which creates a material risk of a Material Adverse Effect, specifying the nature thereof and what action the Borrowers have taken, are taking or propose to take with respect thereto.

9.3.6                        Amendments.  The Borrowers shall provide to the Agent an electronic copy of each amendment to any of the $53,000,000 Lease Documents or $23,000,000 Lease Documents promptly after execution thereof.

9.3.7                        Other Information.  The Parent will maintain accurate books, accounts and records of the financial affairs of the Parent and its Subsidiaries sufficient to permit the preparation of financial statements therefrom in accordance with GAAP and will prepare all financial statements required hereunder in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction thereof.  The Parent will provide copies to the Agent, promptly after the sending, making available or filing of all reports and financial statements which the Parent sends or makes available to its stockholders, and all registration statements and amendments thereto, and all reports on Form 8-K or any similar form hereafter in use which the Parent files with the Securities and Exchange Commission.  From time to time at reasonable intervals upon the request of any authorized officer of any Lender, each Borrower and its Subsidiaries will furnish to the Agent such other information regarding the business, assets, financial condition, income or prospects of the Borrowers and their Subsidiaries as such officer may reasonably request, including copies of all tax returns, licenses, agreements, leases and instruments to which any Borrower or its Subsidiaries is a party.  The Lenders’ authorized officers and representatives will have the right during normal business hours upon reasonable notice and at reasonable intervals to visit the principal executive office of any Borrower or its Subsidiaries, to discuss the affairs, finances, and accounts of each Borrower and its Subsidiaries with the respective officers and independent public accountants of each Borrower and its Subsidiaries (and by this provision each Borrower and its Subsidiaries authorize said accountants to discuss the affairs, finances and accounts of such Borrower and its Subsidiaries), examine the books and records of each Borrower and its Subsidiaries, to make copies and notes therefrom  for the purpose of ascertaining compliance with or obtaining enforcement of this Agreement or any other Credit Document, provided that if an Event of Default has occurred and is continuing, such visit and inspection shall be at the expense of the Borrowers.

9.4                                 Consolidated Net Worth.  Consolidated Net Worth will at all times exceed the sum of (a) $140,000,000, (b) 80% of Consolidated Net Income for each fiscal quarter commencing with the fiscal quarter ending June 30, 2003, excluding any fiscal quarters in which Consolidated Net Income is negative, and (c) 100% of all proceeds received in connection with the issuance or sale by the Parent of the Parent’s equity securities.

9.5                                 Fixed Charge Coverage Ratio.  The Parent will maintain as of the last day of each fiscal quarter a ratio of Adjusted EBITDAR divided by the sum of Interest Expense plus Lease Expense plus Current Portion of Long Term Debt for the four consecutive fiscal quarters ended as of such day of not less than 1.85 to 1.00.

9.6                                 Leverage Ratio.  The Parent will maintain as of the last day of each fiscal quarter a ratio of Total Funded Debt divided by Adjusted EBITDA for the four consecutive fiscal quarters ended as of such day of not more than 2.90 to 1.00.

9.7                                 Indebtedness.  Neither any Borrower nor any of its Significant Subsidiaries will create, incur, assume or otherwise become or remain liable with respect to any Indebtedness (or become contractually committed do so), except the following:

9.7.1                        Indebtedness in respect of the Credit Obligations;

9.7.2                        Indebtedness outstanding and lines of credit available on the date hereof and described in Exhibit 9.7, and all renewals and extensions thereof not in excess of the amount thereof outstanding as set forth on such Exhibit, together with all prepayment fees, penalties and expenses in respect of such Indebtedness, immediately prior to such renewal or extension;

9.7.3                        Key Employee Notes;

9.7.4                        Contingent Obligations with respect to performance guarantees and surety bonds incurred in the ordinary course of business and of a type and amount consistent with past practices of the Borrowers and their Subsidiaries;

9.7.5                        Intercompany loans made by and between the Parent and its Subsidiaries in connection with the internal cash management system maintained by the Parent and its Subsidiaries substantially as in effect on the date of this Agreement, or guarantees by the Parent of Indebtedness of Subsidiaries to the extent necessary to support the normal operating activities of such Subsidiaries;

9.7.6                        Indebtedness of the Parent resulting from the private placement of long-term senior unsecured notes; provided, however, the Parent will be required to provide to the Lenders satisfactory evidence that on a pro forma basis after the issuance of the senior unsecured notes, no Default will exist and that the Borrowers would remain in compliance with the covenants set forth in Section 9.4, 9.5 and 9.6, upon the occurrence of an additional $1.00 of Indebtedness;

9.7.7                        Indebtedness in respect of accounts payable and accrued expenses incurred in the ordinary course of business which in the aggregate would not have a Material Adverse Effect;

9.7.8                        Indebtedness arising from judgments that do not cause an Event of Default;

9.7.9                        Indebtedness of any Subsidiary which becomes a Significant Subsidiary after the date of this Agreement to the extent that such Indebtedness is outstanding or is available under a line of credit as of the date such Subsidiary becomes a Significant Subsidiary, and all renewals and extensions thereof not in excess of the amount thereof outstanding, together with all prepayment fees, penalties and expenses in respect of such Indebtedness, immediately prior to such renewal or extension;

9.7.10                  Indebtedness assumed in connection with Permitted Acquisitions to the extent permitted in the definition of Permitted Acquisitions;

9.7.11                  Indebtedness of the Borrowers in respect of the $53,000,000 Lease Transaction and the $23,000,000 Lease Transaction;

9.7.12                  Earnouts incurred in connection with Permitted Acquisitions; and

9.7.13                  Other Indebtedness in an aggregate principal amount not in excess of $15,000,000.

9.8                                 Liens.  Neither any Borrower nor any of its Significant Subsidiaries will create, incur or enter into, or suffer to be created or incurred or to exist, any Lien that secures Indebtedness or Taxes (or become contractually committed to do so), except the following:

9.8.1                        Liens that secure the Credit Obligations;

9.8.2                        Liens to secure Taxes, assessments and other governmental charges, to the extent that payment thereof will not at the time be required or will be contested in good faith by appropriate proceedings with appropriate reserves being taken thereafter;

9.8.3                        Liens securing Indebtedness permitted by Sections 9.7.2, 9.7.9 and 9.7.11;

9.8.4                        Liens in effect on the date hereof and described in the Parent’s Consolidated financial statements for the quarter ending March 31, 2003, provided that no such Lien shall extend to any property other than: (a) property subject to such Lien on the date of this Agreement; (b) after-acquired property to the extent such Lien includes a grant of a security interest in such after-acquired property; and (c) products, proceeds, rents and profits of such property to the extent such Lien includes a grant of a security interest in such products, proceeds rents and profits;

9.8.5                        Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen’s, mechanics, warehousemen’s, carrier, landlord’s and other nonconsensual statutory Liens which are not yet due and payable or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

9.8.6                        Pledges or deposits made in the ordinary course of business to secure payment of workers compensation insurance, unemployment insurance, pension or social security programs;

9.8.7                        Easements, rights of way, restrictions (including zoning restrictions, matters of plat, minor defects or irregularities in title) and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes;

9.8.8                        Judgment Liens that would not constitute an Event of Default;

9.8.9                        Liens arising by virtue of any statutory or common law provisions relating to banker’s liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution; and

9.8.10                  Liens assumed in connection with Permitted Acquisitions to the extent permitted under the definition of Permitted Acquisitions.

9.9                                 Transactions with Affiliates.  No Borrower shall enter into, or permit any Subsidiary to enter into, any transaction directly or indirectly with or for any Affiliate of a Borrower (other than another Borrower or any Subsidiary) except (a) on a basis no more favorable to such Affiliate than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of Borrower or (b) any transaction involving assets that are not material to the business and operations of the Borrowers or the Subsidiaries involved in such transaction.

9.10                           Environmental Laws.

9.10.1                  Compliance with Law and Permits.  Each Borrower will, and will cause its Subsidiaries to (unless a failure by the Subsidiary would not have a Material Adverse Effect) use and operate all of its facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws.

9.10.2                  Notice of Claims, Etc.  Each Borrower will immediately notify the Agent, and provide copies upon receipt, of all written material claims, complaints, notices or inquiries from Governmental Authorities relating to the condition of the facilities and properties of the Borrowers and their Subsidiaries or compliance with Environmental Laws.  The Borrowers will promptly cure and have dismissed with prejudice to the satisfaction of the Agent any actions and proceedings relating to compliance with Environmental Laws by the Borrowers, and the Borrowers will cause each Subsidiary to cure and have dismissed such actions and proceedings relating to compliance with Environmental Laws by the Subsidiaries unless the Borrower’s or the Subsidiary’s failure to cure and have dismissed such actions and proceedings would not have a Material Adverse Effect.

9.11                           Payment of Taxes, Etc.  Each Borrower will, and will cause each of its Subsidiaries to (unless a failure by the Borrower or the Subsidiary would not have a Material Adverse Effect), to file all tax returns required to be filed in any jurisdiction and pay and discharge, before the same becomes delinquent, (i) all Taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors, no payment will be required if such Tax, assessment, charge, levy or claim is being contested in good faith and by proper proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof).

9.12                           Preservation of Existence, Etc.  Each Borrower will preserve and maintain, and will cause each of its Subsidiaries to (unless a failure by the Borrower or the Subsidiary would not have a Material Adverse Effect) preserve and maintain, its existence, legal structure, state of incorporation, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that (A) a Borrower and its Subsidiaries may consummate any merger or consolidation permitted Section 9.15, and (B) a Borrower and any of its

Subsidiaries may change its legal name so long as the Agent is given prompt notice of such change, and such change will not otherwise have any Material Adverse Effect.

9.13                           Compliance with Terms of Leaseholds.  Each Borrower will, and will cause each of its Subsidiaries to, make all payments and otherwise perform all obligations in respect of all leases of real property to which it is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, notify the Agent of any default by any party with respect to such leases, unless the failure to do so would not have a Material Adverse Effect.

9.14                           Material Subsidiaries.  Within 30 days after the formation of any Material Subsidiary or the date on which any Subsidiary otherwise first becomes a Material Subsidiary, the Borrowers will cause such Subsidiary to execute and deliver to the Agent a Subsidiary Guarantee (and if any Subsidiary that has been a Material Subsidiary is no longer a Material Subsidiary for a period of 12 consecutive months and if no Event of Default has occurred and is continuing, the Subsidiary Guarantee of such former Material Subsidiary will be terminated).

9.15                           Mergers, Etc.  The Borrowers will not merge into or consolidate with any Person or permit any Person to merge into it, or consolidate, reorganize or recapitalize, or permit any of their Significant Subsidiaries to do so, except in connection with Permitted Acquisitions permitted under Section 9.17.6, in connection with mergers among the Borrowers and their Subsidiaries provided that a Borrower is the surviving entity, and in connection with mergers among Subsidiaries of the Borrowers.

9.16                           Sales, Etc. of Assets.  The Borrowers will not sell, lease, allow a securitization of, transfer or otherwise dispose of, or permit any Material Subsidiary to sell, lease, allow a securitization of, transfer or otherwise dispose of, any of its assets (including, without limitation, any capital stock of any Subsidiary of a Borrower), or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

9.16.1                  Sales of inventory in the ordinary course of its business or sales of contracts in the ordinary course of business provided that gross revenues from those contracts sold during any fiscal year are not greater than 5% of the aggregate revenues of the Parent and its Subsidiaries for the preceding twelve month period calculated on a Consolidated basis and determined in accordance with GAAP;

9.16.2                  The sale or other disposition of obsolete, worn out or materially damaged or defective property or equipment in the ordinary course of business;

9.16.3                  Sale/leasebacks of property (whether real or personal or mixed) with an aggregate fair market value of up to $10,000,000;

9.16.4                  The $53,000,000 Lease Transaction and the $23,000,000 Lease Transaction; and

9.16.5                  The non-recourse sale of accounts receivable owed by the United States federal government to a Borrower which are generated by or related to a capital project,

so long as such Borrower does not incur any Contingent Obligations related to such sale and the terms and conditions of such sale are reasonably acceptable to the Agent.

9.17                           Investments.  The Borrowers will not make or hold, or permit any of their Significant Subsidiaries to make or hold, any Investment in any Person other than:

9.17.1                  Investments in another Obligor;

9.17.2                  Cash Equivalents in the ordinary course of business pursuant to the Parent’s usual and customary cash management policies and procedures;

9.17.3                  Investments existing on the date hereof and described on Exhibit 9.17;

9.17.4                  Investments permitted by Section 9.7;

9.17.5                  Investments in the nature of joint ventures or Subsidiaries in the ordinary course of their business and in a manner consistent with their past practices; and

9.17.6                  Permitted Acquisitions with an aggregate cash purchase price of less than $50,000,000 in any calendar year; provided that the Required Lenders will not unreasonably withhold their consent to additional Permitted Acquisitions.

9.18                           Distributions, Etc.  No Borrower will purchase, redeem, retire, defease or otherwise acquire for value any of its ownership interests or any warrants, rights or options to acquire such ownership interests, now or hereafter outstanding, return any capital to its stockholders, partners or members, as such, declare or make any Distribution (including, without limitation, any Distribution of cash or other assets, certificated or uncertificated ownership interests, warrants, rights, options, obligations or securities), or permit any of its Subsidiaries to make any Distributions or to purchase, redeem, retire, defease or otherwise acquire for value any ownership interests of a Borrower or any other Subsidiary of a Borrower or any warrants, rights or options to acquire such ownership interests; provided, however, that (i) any Subsidiary of a Borrower may make a Distribution to such Borrower; (ii)any Subsidiary may make a Distribution to its stockholders, members, partners and other equity holders on a pro rata basis; (iii) the Parent may repurchase its common stock in accordance with the stock repurchase provisions set forth in the Parent’s Bylaws as those Bylaws are in effect as of the date of this Agreement; and (iv) the Parent may repurchase its common stock on the internal market to balance the supply and demand for common stock between buyers and sellers.

9.19                           Limits on Capital Expenditures.  The Borrowers will not make, or permit any of their Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrowers and their Subsidiaries in any fiscal year to exceed $20,000,000.

9.20                           Charter and Bylaws Amendments; Resolutions.  No Borrower will amend, or permit any of its Subsidiaries to amend, its Charter or Bylaws in any way that would have a Material Adverse Effect.  Each Borrower will give the Agent written notice of any rescission or modification of its resolutions delivered to the Agent pursuant to Section 8.1.7.

9.21                           Prepayments, Etc. of Indebtedness.  No Borrower will prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness (including the $23,000,000 Lease Obligations and the $53,000,000 Lease Obligations), (a) if such prepayment would, on a pro-forma basis, cause a Default or Event of Default hereunder; and (b) if such prepayment exceeds $3,000,000, without first providing the Agent with a written certification from a Financial Officer describing the amount and date of such proposed prepayment and stating that such prepayment will not, on a pro forma basis, cause a Default or Event of Default hereunder; provided, however, that the provisions of this Section 9.21 will not apply to (i) the prepayment of the Loans in accordance with the terms of this Agreement, or (ii) the prepayment of obligations under the Borrowers’ internal cash management system substantially similar to the system in effect on the date of this Agreement.

9.22                           Preservation of Rights and Properties.  Each Borrower will, and will cause its Subsidiaries to (unless a failure by a Subsidiary would not have a Material Adverse Effect), maintain and preserve the existence of the Borrowers and their Subsidiaries and all material public rights, privileges and franchises now enjoyed, and conduct their business in an orderly, efficient and customary manner.

9.23                           Payment of Obligations.  Each Borrower will, and will cause its Subsidiaries to (unless a failure by a Borrower or a Subsidiary would not have a Material Adverse Effect), pay all material obligations at maturity, except such as may be contested in good faith or as to which a bona fide dispute may exist.

9.24                           Maintenance of Properties.  Each Borrower will, and will cause its Subsidiaries to, maintain its properties in good repair, working order and condition and from time to time make repairs, renewals, replacements, additions and improvements thereto, except to the extent failure to maintain such properties would not have a Material Adverse Effect.  Each Borrower will, and will cause its Subsidiaries to (unless a failure by a Borrower or a Subsidiary would not have a Material Adverse Effect), comply at all times in all material respects with the provisions of all material licenses, leases and other material agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder unless compliance therewith is being at the time contested in good faith by appropriate proceedings.

9.25                           ERISA.  As soon as possible and in any event within 30 days after any Borrower knows or has reason to know that any ERISA Event (as defined in Title IV of ERISA) with respect to any Plan has occurred, the Borrowers will deliver to the Agent a statement of the Parent’s Financial Officer setting forth details as to such ERISA Event and the action which it proposes to take with respect thereto, together with a copy of the notice of such ERISA Event to the PBGC.  As soon as possible and in any event within 30 days after receipt thereof by any Borrower or, to the extent a Borrower has knowledge thereof, by any ERISA Group Person, the Borrowers will deliver to the Agent copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer a Plan.  As soon as possible and in any event within 30 days after receipt thereof by any Borrower or, to the extent a Borrower has knowledge thereof, by any ERISA Group Person from the sponsor of a Multiemployer Plan, copies of each notice concerning (i) the imposition of withdrawal liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan, or (iii) the amount of liability incurred, or that may be incurred, by such Borrower or ERISA Group Person in connection with any event described in clause (i) or (ii).

9.26                           Ownership of the Borrowers.  The Parent, or a direct Material Subsidiary of the Parent, will at all times own at least 80% of the outstanding equity of each Borrower (other than the Parent).

9.27                           Pari Passu.  The Credit Obligations of the Borrowers under the Credit Documents shall at all times rank at least pari passu with all other Indebtedness of the Borrowers, except to the extent permitted by Section 9.8.

10.                                 Representations and Warranties.  In order to induce the Lenders to extend credit to the Borrowers hereunder, each Borrower jointly and severally represents and warrants as follows:

10.1                           Organization and Business.

10.1.1                  Legal Status.  Each Borrower is a duly organized and validly existing corporation, in good standing (except in jurisdictions that do not recognize good standing) under the laws of the jurisdiction in which it is organized, with all power and authority, corporate or otherwise, necessary to (a) enter into and perform this Agreement and each other Credit Document to which it is party, and (b) own its properties and carry on the business now conducted or proposed to be conducted by it.  Certified copies of the Charters and Bylaws of each Borrower have been previously delivered to the Agent and are correct and complete.

10.1.2                  Material Subsidiaries.  Each Material Subsidiary is duly organized, validly existing and in good standing (except in jurisdictions that do not recognize good standing) under the laws of the jurisdiction in which it is organized, with all power and authority, corporate or otherwise, necessary to (a) enter into and perform each Credit Document to which it is party, and (b) own its properties and carry on the business now conducted or proposed to be conducted by it.  Certified copies of the Charter and Bylaws of each Material Subsidiary have been previously delivered to the Agent and are correct and complete.  Exhibit 10.1, as from time to time hereafter supplemented, sets forth, as of the later of the date hereof or the end of the most recent fiscal quarter for which financial statements are required to be furnished in accordance with Section 9.3, the name, address of the chief executive office, and jurisdiction of organization of each Material Subsidiary.  Each Borrower, other than the Parent, is a Material Subsidiary, and none of the other Subsidiaries are Material Subsidiaries.

10.1.3                  Qualification.  Each Borrower and each Material Subsidiary is duly and legally qualified to do business as a foreign corporation or other entity and is in good standing (except in jurisdictions that do not recognize good standing) in each state or jurisdiction in which such qualification is required and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner in which it is conducted, except for failures to be so qualified, authorized or licensed would not in the aggregate have a Material Adverse Effect.

10.2                           Financial Statements and Other Information.  The Borrowers have previously furnished to the Lenders copies of the Consolidated financial statements of the Parent as at December 31, 2002.  Such financial statements were prepared in accordance with GAAP and fairly present the Consolidated financial position of the Parent at the date thereof.

10.3                           No Material Adverse Effect.  Since December 31, 2002, no event has occurred which can be reasonably expected to have a Material Adverse Effect.  Since December 31, 2002, (a) neither the Parent nor any of its Subsidiaries has incurred any obligations, contingent or non-contingent liabilities, long-term leases or unusual forward or long-term commitments (other than the Credit Obligations) which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by the Parent or any of its Subsidiaries or has become binding upon the Parent’s or any of its Subsidiaries’ assets and no law or regulation applicable to the Parent or any of its Subsidiaries has been adopted which has had or could reasonably be expected to have a Material Adverse Effect, and (c) neither the Parent nor any of its Subsidiaries is in default and, to the best of the Borrowers’ knowledge, no third party is in default, under any material contract, lease or agreement, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect.

10.4                           Operations in Conformity with Law, Etc.  The operations of each Borrower and its Subsidiaries as now conducted or proposed to be conducted are not in violation of, nor is any Borrower or its Subsidiaries in default under, any Legal Requirement presently in effect, except for such violations and defaults as do not and will not, in the aggregate, result, or create a material risk of a Material Adverse Effect.  The Borrowers have received no notice of any such violation or default and have no knowledge of any basis on which the operations of the Borrowers or their Subsidiaries, as now conducted and as currently proposed to be conducted after the date hereof, would be held to violate or to give rise to any such violation or default.

10.5                           Litigation.  No litigation, at law or in equity, or any proceeding before any court, board or other governmental or administrative agency (including any Governmental Authority) or any arbitrator is pending or, to the knowledge of the Borrowers, threatened which involves any material risk of any final judgment, order or liability which, after giving effect to any applicable insurance, has resulted, or creates a material risk of resulting, in any Material Adverse Effect or which seeks to enjoin the consummation, or which questions the validity, of any of the transactions contemplated by this Agreement or any other Credit Document.  No judgment, decree or order of any court, board or other governmental or administrative agency (including any Governmental Authority) or any arbitrator has been issued against or binds any Borrower or any of its Subsidiaries which has resulted, or creates a material risk of resulting, in any Material Adverse Effect.

10.6                           Authorization and Enforceability.  Each Obligor has taken all corporate action required to execute, deliver and perform this Agreement and each other Credit Document to which it is party.  No consent of stockholders of any Obligor is necessary in order to authorize the execution, delivery or performance of this Agreement or any other Credit Document to which any Obligor is party.  Each of this Agreement and each other Credit Document constitutes the legal, valid and binding obligation of each Obligor party thereto and is enforceable against such Obligor in accordance with its terms, except as enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and (ii) general principles of equity.

10.7                           No Legal Obstacle to Agreements.  Neither the execution and delivery of this Agreement or any other Credit Document, nor the making of any borrowings hereunder, nor the guaranteeing of the Credit Obligations, nor the consummation of any transaction referred to in or contemplated by this Agreement or any other Credit Document, nor the fulfillment of the terms hereof or thereof or of any other agreement or instrument contemplated by this Agreement or any other Credit Document, has constituted or resulted in or shall constitute or result in:

(a)                                  any breach or termination of the provisions of any agreement, instrument, deed or lease to which any Borrower, any of its Subsidiaries or any other Obligor is a party or by which it is bound, or of the Charter or Bylaws of any Borrower, any of its Subsidiaries or any other Obligor;

(b)                                 the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to any Borrower, any of its Subsidiaries or any other Obligor;

(c)                                  the creation under any agreement, instrument, deed or lease of any Lien upon any of the assets of any Borrower, any of its Subsidiaries or any other Obligor; or

(d)                                 any redemption, retirement or other repurchase obligation of any Borrower, any of its Subsidiaries or any other Obligor under any Charter, Bylaw, agreement, instrument, deed or lease.

No approval, authorization or other action by, or declaration to or filing with, any Governmental Authority, other than the Securities and Exchange Commission, administrative authority or any other Person is required to be obtained or made by any Borrower, any of its Subsidiaries or any other Obligor in connection with the execution, delivery and performance of this Agreement or any other Credit Document, the transactions contemplated hereby or thereby, the making of any borrowing hereunder or the guaranteeing of the Credit Obligations.

10.8                           Tax Returns.  Each Borrower (and, to the extent failure to do so would have a Material Adverse Effect, its Subsidiaries) has filed all material tax and information returns which are required to be filed by it and has paid, or made adequate provision for the payment of, all Taxes which have or may become due pursuant to such returns or to any assessment received by it, other than Taxes and assessments being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

10.9                           Environmental Regulations.

10.9.1                  Environmental Compliance.  Each Borrower and its Subsidiaries is in compliance in all material respects with the Clean Air Act, the Federal Water Pollution Control Act, the Marine Protection Research and Sanctuaries Act, RCRA, CERCLA and any other Environmental Law in effect in any jurisdiction in which any properties of any Borrower or any of its Subsidiaries are located or where any of them conducts its business, and with all applicable published rules and regulations (and applicable standards and requirements) of the federal Environmental Protection Agency and of any similar agencies in states or foreign countries in which any Borrower or its Subsidiaries conducts its business other than those which in the aggregate have not resulted, and do not create a material risk of resulting, in a Material Adverse Effect.

10.9.2                  Environmental Litigation.  No suit, claim, action or proceeding of which any Borrower or any of its Subsidiaries has been given notice or otherwise has knowledge is now pending before any court, Governmental Authority or board or other forum, or to any Borrower’s or any of its Subsidiaries’ knowledge, threatened by any Person (nor to the knowledge of each Borrower and its Subsidiaries, does any factual basis exist therefor) for, and neither any Borrower nor any of its Subsidiaries have received written correspondence from any Governmental Authority with respect to, except to the extent any of the following would not have a Material Adverse Effect:

(a)                                  noncompliance by any Borrower or any of its Subsidiaries with any Environmental Law;

(b)                                 personal injury, wrongful death or other tortious conduct relating to materials, commodities or products used, generated, sold, transferred or manufactured by any Borrower or any of its Subsidiaries (including products made of, containing or incorporating asbestos, lead or other hazardous materials, commodities or toxic substances); or

(c)                                  the release into the environment by any Borrower or any of its Subsidiaries of any Hazardous Material generated by a Borrower or any of its Subsidiaries whether or not occurring at or on a site owned, leased or operated by any Borrower or any of its Subsidiaries.

10.10                     Plans.  Each Plan (other than a Multiemployer Plan) and, to the knowledge of each Borrower and its Subsidiaries, each Multiemployer Plan is in material compliance with the applicable provisions of ERISA and the Code.  Each Multiemployer Plan and each Plan that constitutes a “defined benefit plan” (as defined in ERISA) are set forth in Exhibit 10.10.  Each ERISA Group Person has met all of the funding standards applicable to all Plans that are not Multiemployer Plans, and no condition exists which would permit the institution of proceedings to terminate any Plan that is not a Multiemployer Plan under section 4042 of ERISA.  To the knowledge of the Borrowers and their Subsidiaries, no Plan that is a Multiemployer Plan is currently insolvent or in reorganization or has been terminated within the meaning of ERISA.

10.11                     Consents or Approvals.  No consent or approval of any trustee, issuer or holder of any Indebtedness or obligations of any Borrower or its Subsidiaries, and no consent, permission, authorization, order or license of any Governmental Authority, is necessary in connection with the execution and delivery of the Credit Documents or any transaction contemplated by the Credit Documents.

10.12                     No Liens.  Each Borrower and its Significant Subsidiaries owns its property free and clear of Liens, except Liens permitted by Section 9.8.

10.13                     Business Authorizations.  Each Borrower and its Material Subsidiaries possesses all patents, patent rights or licenses, trademarks, trademark rights, trade names or trade name rights and copyrights required to conduct its business in all material respects as now conducted without material conflict with the rights or privileges of others.

10.14                     Disclosure.  Neither this Agreement nor any other Credit Document to be furnished to the Lenders by or on behalf of any Borrower or any of its Subsidiaries in connection with the transactions contemplated hereby or by such Credit Document contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

10.15                     Solvency.  Each Borrower is Solvent, and, after consummation of the transactions contemplated by this Agreement, will be Solvent.

10.16                     Investment Company Act.  No Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an investment company within the meaning of the Investment Company Act of 1940, as amended.

10.17                     Public Utility Holding Company Act.  No Borrower nor any Subsidiary is a “holding company” or a “subsidiary company” of a holding company or an “affiliate” of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

11.                                 Defaults.

11.1                           Events of Default.  The following events are referred to as “Events of Default”:

11.1.1                  Payment.  The Borrowers fail to make any payment in respect of:  (a) principal, interest or any fee on or in respect of any of the Credit Obligations as the same becomes due and payable, whether at maturity or by acceleration or otherwise, and such failure continues for a period of three Banking Days, or (b) any Credit Obligation with respect to payments made by the Issuing Bank under any Letter of Credit or any draft drawn thereunder within three Banking Days after demand therefor by the Agent.

11.1.2                  Specified Covenants.  Any Borrower fails to perform or observe any of the provisions of Section 2.5, 9.4 through 9.8, 9.12, 9.15 through 9.27, or a Material Subsidiary fails to perform or observe any of the provisions of Section 2.1 of its Subsidiary Guarantee.

11.1.3                  Other Covenants.  Any Obligor fails to perform or observe any covenant, agreement or provision to be performed or observed by it under this Agreement (other than those set forth in Section 11.1.1 and 11.1.2), any Subsidiary Guarantee (other than those set forth in Section 11.1.2), or any other Credit Document, and such failure is not cured to the written satisfaction of the Required Lenders within 30 days after notice thereof by the Agent to the Parent.

11.1.4                  Representations and Warranties.  Any representation or warranty of or with respect to any Obligor made to the Lenders or the Agent in, pursuant to or in connection with this Agreement, any Subsidiary Guarantee or any other Credit Document is materially false on the date as of which it was made.

11.1.5                  Cross Default, Etc.

(a)                                  Any Borrower or any of its Material Subsidiaries fails to make any payment when due (after giving effect to any applicable grace periods) in respect of any Indebtedness (other than the Credit Obligations) outstanding in an aggregate amount of principal (whether or not due) and accrued interest exceeding $5,000,000;

(b)                                 Any Borrower or any of its Material Subsidiaries fails to perform or observe the terms of any agreement or instrument relating to such Indebtedness and such failure continues, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in such agreement or instrument, and such failure permits the acceleration of such Indebtedness;

(c)                                  All or any part of such Indebtedness is accelerated or becomes due or payable prior to its stated maturity (except with respect to voluntary prepayments thereof) for any reason whatsoever; or

(d)                                 Any Lien on any property of any Borrower or any of its Material Subsidiaries securing any such Indebtedness is enforced by foreclosure or similar action.

11.1.6                  Final Judgment.  Any one or more final judgments, orders or decrees for the payment of money in excess of $10,000,000 (whether singly or in the aggregate) to the extent not covered by insurance is rendered against any Borrower or any Material Subsidiary and the Borrowers and the Material Subsidiaries do not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof pending appeal, within forty-five (45) days after the date of entry thereof or any execution or attachment shall be issued whereby any substantial part of the property of any Borrower or any Material Subsidiary shall be taken or attempted to be taken and the same shall not have been vacated or stayed within forty-five (45) days after the issuance thereof.

11.1.7                  Change of Control.  A Change of Control occurs.

11.1.8                  Enforceability, Etc.  Any Credit Document, including any Subsidiary Guarantee, ceases for any reason (other than the scheduled termination thereof in accordance with its terms) to be in full force and effect and enforceable in accordance with its terms; or any party to any Credit Document shall so assert in a judicial or similar proceeding; or any Material Subsidiary or other party to a Credit Document shall revoke any Subsidiary Guarantee or other Credit Document or shall deny any further liability or obligation thereunder; or any security interests hereafter created by this Agreement or any other Credit Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby.

11.1.9                  ERISA Events.

(a)                                  any ERISA Event occurs with respect to a Plan and the sum of the Insufficiency of such Plan and the Insufficiency of all other Plans with respect to which an ERISA Event exists exceeds $5,000,000;

(b)                                 any ERISA Group Person shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the ERISA Group Person as Withdrawal Liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $1,000,000 per annum; or

(c)                                  any ERISA Group Person shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the ERISA Group Person to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $5,000,000;

provided, however, that an ERISA Event or a Withdrawal Liability described in clauses (a) and (b) shall not be deemed an Event of Default if a bona fide dispute exists as to such matter, the dispute is contested in good faith by appropriate proceedings and the Borrowers have established on their financial statements an adequate reserve for the amount in dispute in accordance with GAAP.

11.1.10            Bankruptcy, Etc.  Any Obligor shall:

(a)                                  Commence a voluntary case under the Bankruptcy Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

(b)                                 Have filed against it a petition commencing an involuntary case under the Bankruptcy Code that shall not have been dismissed within 60 days after the date on which such petition is filed, or (ii) file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided, or (iii) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

(c)                                  Seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

(d)                                 Have entered against it an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation or reorganization as a debtor or any modification or alteration of the rights of its creditors, or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property;

(e)                                  Have any dissolution or liquidation proceeding not permitted by Section 9.15 instituted against it to which such Obligor consents or acquiesces or which remains undismissed for more than sixty (60) days, or commence any such proceeding which remains undismissed more than sixty (60) days after such commencement; or

(f)                                    Make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.

11.2                           Certain Actions Following an Event of Default.  If any one or more Events of Default occurs, then in each and every such case:

11.2.1                  Terminate Obligation to Extend Credit.  The Agent on behalf of the Lenders may (and upon written request of the Required Lenders the Agent shall) terminate the obligations of the Lenders to make any further extensions of credit under the Credit Documents by furnishing notice of such termination to the Parent; provided, however, that if a Bankruptcy Default has occurred, the obligations of the Lenders to make any further extensions of credit under the Credit Documents shall automatically terminate.

11.2.2                  Specific Performance; Exercise of Rights.  The Agent on behalf of the Lenders may (and upon written request of the Required Lenders the Agent shall) proceed to protect and enforce the Lenders’ rights by suit in equity, action at law or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Agreement or any other Credit Document or in any instrument or assignment delivered to the Lenders pursuant to this Agreement or any other Credit Document, or in aid of the exercise of any power granted in this Agreement or any other Credit Document or any such instrument or assignment.

11.2.3                  Acceleration.  The Agent on behalf of the Lenders may (and upon written request of the Required Lenders the Agent shall) by notice in writing to the Parent (a) declare all or any part of the unpaid balance of the Credit Obligations then outstanding to be immediately due and payable, and (b) require the Borrowers immediately and without demand to deposit with the Agent in cash or cash equivalents an amount equal to the then Letter of Credit Exposure, and thereupon such unpaid balance or part thereof and such cash or cash equivalents in an amount equal to the Letter of Credit Exposure shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived; provided, however, that if a Bankruptcy Default has occurred, the unpaid balance of the Credit Obligations shall automatically become immediately due and payable and the Borrowers shall be required immediately without demand to deposit with the Agent in cash or cash equivalents an amount equal to the then Letter of Credit Exposure.

11.2.4                  Enforcement of Payment; Credit Security; Setoff.  The Agent on behalf of the Lenders may (and upon written request of the Required Lenders the Agent shall) proceed to enforce payment of the Credit Obligations in such manner as it may elect, to cancel any outstanding Letters of Credit which permit the cancellation thereof and to realize upon any and all rights in any collateral securing the Credit Obligations.  The Lenders may offset and apply toward the payment of the Credit Obligations (or toward the curing of any Event of Default) any Indebtedness from the Lenders to the respective Obligors, including any Indebtedness represented by deposits in any account maintained with the Lenders, regardless of the adequacy of any security for the Credit Obligations.  The Lenders shall have no duty to determine the adequacy of any such security in connection with any such offset.

11.2.5                  Cumulative Remedies.  To the extent not prohibited by applicable law which cannot be waived, all of the Lenders’ rights hereunder and under each other Credit Document shall be cumulative.

11.3                           Annulment of Defaults.  Once an Event of Default has occurred, such Event of Default shall be deemed to exist and be continuing for all purposes of the Credit Documents until the Required Lenders or the Agent (with the consent of the Required Lenders) shall have waived such Event of Default in writing, stated in writing that the same has been cured to such Required Lenders’ reasonable satisfaction or entered into an amendment to this Agreement which by its express terms cures or waives such Event of Default, at which time such Event of Default shall no longer be deemed to exist or to have continued.  No such action by the Required Lenders or the Agent shall extend to or affect any subsequent Event of Default or impair any rights of the Lenders upon the occurrence thereof.  The making of any extension of credit during the existence of any Default shall not constitute a waiver thereof.

11.4                           Waivers.  To the extent that such waiver is not prohibited by the provisions of applicable law that cannot be waived, each of the Obligors waives:

(a)                                  all presentments, demands for performance, notices of nonperformance (except to the extent required by this Agreement or any other Credit Document), protests, notices of protest and notices of dishonor;

(b)                                 any requirement of diligence or promptness on the part of any Lender in the enforcement of its rights under this Agreement or any other Credit Document;

(c)                                  any and all notices of every kind and description which may be required to be given by any statute or rule of law; and

(d)                                 any defense (other than indefeasible payment in full) which it may now or hereafter have with respect to its liability under this Agreement or any other Credit Document or with respect to the Credit Obligations.

12.                                 Expenses; Indemnity.

12.1                           Expenses.  Whether or not the transactions contemplated hereby are consummated, the Borrowers shall pay:

(a)                                  all reasonable expenses of the Agent (including the out-of-pocket expenses related to forming the group of Lenders and reasonable fees of and disbursements to the counsel to the Agent) in connection with the preparation and duplication of this Agreement and each other Credit Document, the transactions contemplated hereby and thereby and amendments, waivers, consents and other operations hereunder and thereunder;

(b)                                 all recording and filing fees and transfer and documentary stamp and similar taxes at any time payable in respect of this Agreement, any other Credit Document; and

(c)                                  all other reasonable expenses incurred by the Lenders or the holder of any Credit Obligation in connection with the enforcement of any rights hereunder or under any other Credit Document, including costs of collection and reasonable attorneys’ fees (including a reasonable allowance for the hourly cost of attorneys employed by any Lender on a salaried basis) and expenses.

12.2                           General Indemnity.  The Borrowers shall indemnify the Lenders and the Agent and hold them harmless from any liability, loss or damage resulting from the violation by the Borrowers of Section 2.5 and from and against all losses, costs and expenses, incurred in liquidating or employing deposits from third parties acquired or arranged, or in terminating or unwinding any contract entered into, or order to effect or fund the whole or any part of any drawing or any overdue amount hereunder incurred by any Lender as a consequence of any Default or the repayment of any amount due hereunder other than at the expiration of an Interest Period.  In addition, the Borrowers shall indemnify each Lender, the Agent, each of the Lenders’ or the Agent’s directors, officers and employees, and each Person, if any, who controls any Lender or the Agent (each Lender, the Agent and each of such directors, officers, employees and control Persons is referred to as an “Indemnified Party”) and hold each of them harmless from and against any and all claims, damages, liabilities and reasonable expenses (including reasonable fees of and disbursements to counsel with whom any Indemnified Party may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with (a) the Indemnified Party’s compliance with or contest of any subpoena or other process issued against it in any proceeding involving any Borrower or any of its Subsidiaries, or any of their Affiliates, (b) any litigation or investigation involving any Borrower, any of its Subsidiaries or any of their Affiliates, or any officer, director or employee thereof, (c) the existence or exercise of any security rights with respect to any collateral for the Credit Obligations in accordance with the Credit Documents, or (d) this Agreement, any other Credit Document or any transaction contemplated hereby or thereby; provided, however, that the foregoing indemnity shall not apply to litigation commenced by the Borrowers against the Lenders or the Agent which seeks enforcement of any of the rights of the Borrowers hereunder or under any other Credit Document and is determined adversely to the Lenders or the Agent in a final nonappealable judgment or to the extent such claims, damages, liabilities and expenses result from a Lender’s or the Agent’s gross negligence or willful misconduct.

13.                                 The Agent.

13.1                           Authorization and Action.  Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Credit Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto.  The Agent shall be fully justified in failing or refusing to take any action under this Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that is contrary to this Agreement, any other Credit Document or applicable law.  The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the nonpayment of principal or interest on the Loans or of fees payable hereunder) unless the Agent has received notice from a Lender or a Borrower specifying such Default and stating that such notice is a “notice of default”.  In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.  The Agent shall take such action with respect to such Default as shall be reasonably directed by the Required Lenders and as is permitted by the Credit Documents; provided, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or of all Lenders.

13.2                           Agent’s Reliance, Etc.  Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Credit Documents, except for its or their own gross negligence or willful misconduct.  Without limitation of the generality of the foregoing, the Agent:  (a) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Assignee, as assignee, as provided in Section 14.1.1; (b) may consult with legal counsel (including counsel for any Lender), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made by any Obligor in or in connection with the Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Credit Document or as to the use of the proceeds of the Loans or the use of the Letters of Credit on the part of any Lender; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Credit Document or any other instrument or document furnished pursuant thereto or for the failure of any Obligor to perform their respective obligations under the Credit Documents; and (f) is entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, letter, resolution or other instrument or writing (which may be by telecopy or similar teletransmission) or conversation believed by it to be genuine and signed, sent or made by the proper party or parties.  Each Lender acknowledges and agrees that the Agent shall not have, by reason of this Agreement, a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to create any express, implied or constructive trust relationship between the Agent and any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any of the other Credit Documents or shall otherwise exist against the Agent.

13.3                           Lender Credit Decision; Agent in its Individual Capacity.  Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 10.2 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any other Credit Document.  Except as expressly provided in this Agreement, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Obligor (or any Affiliate thereof) which may come into the possession of Agent, whether coming into its possession before the making of any Loan or the issuance of any Letter of Credit or at any time or times thereafter, or to inspect the properties or books of any Obligor.  The Agent and its Affiliates may (without having to account for the same to any Lender) make loans to, accept deposits from, and generally engage in any kind of business with any Obligor as though the Agent were not the Agent hereunder.  With respect to its obligations to make Base Rate Loans and LIBOR Loans, the Base Rate Loans and LIBOR Loans made by it, the Letters of Credit issued by it made by it and all obligations owing to it, the Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not the Agent, and the terms “Lender” and “Lenders” shall include the Agent in its individual capacity.  The Agent and is Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Obligor as if it were not the Agent.

13.4                           Indemnification.  Each Lender severally agrees to indemnify the Agent (as Agent and as Issuing Bank) (to the extent not promptly reimbursed by the Borrowers) to the extent of such Lender’s Percentage Interest from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Credit Documents or any action taken or omitted by the Agent under the Credit Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct.  Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its Percentage Interest of any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrowers under Section 12.1 or 12.2, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrowers.  The failure of any Lender to reimburse the Agent promptly upon demand for its Percentage Interest of any amount required to be paid by the Lender to the Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Agent for its Percentage Interest of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent for such other Lender’s Percentage Interest of such amount.  Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 13.4 will survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Credit Documents.

13.5                           Successor Agents.  The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers and may be removed at any time with or without cause by the Required Lenders or, so long as no Default exists, by the Borrowers.  Upon any such resignation or removal, the Required Lenders shall have the right, upon five days’ notice and approval by the Borrowers (which approval shall not be unreasonably withheld), to appoint a successor Agent.  If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Agent, then, upon five days’ notice and approval by the Borrowers (which approval shall not be unreasonably withheld), the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank which maintains an office in the United States or a commercial bank organized under the laws of the United States or of any State thereof having a combined capital and surplus of at least $500,000,000.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent and upon the execution and filing or recording of such instruments or notices as may be necessary or desirable, or as the Required Lenders may request, such successor Agent will succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent will be discharged from its duties and obligations under the Credit Documents.  After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of this Section 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

14.                                 Successors and Assigns; Lender Assignments and Participations.  Any reference in this Agreement or any other Credit Document to any of the parties hereto shall be deemed to include the successors and assigns of such party, and all covenants and agreements by or on behalf of the Obligors, the Agent or the Lenders that are contained in this Agreement or any other Credit Document shall bind and inure to the benefit of their respective successors and assigns; provided, however, that (a) the Obligors may not assign their rights or obligations under this Agreement or any other Credit Document, and (b) the Lenders will not be entitled to assign their respective Percentage Interests in the credits extended hereunder or their Commitments except as set forth below in this Section 14.

14.1                           Assignments by Lenders.

14.1.1                  Assignees and Assignment Procedures.  Each Lender may (a) without the consent of the Agent or the Borrowers if the proposed assignee is already a Lender hereunder or a wholly owned subsidiary of the same corporate parent of which the assigning Lender is a subsidiary, or (b) otherwise with the consents of the Agent and (so long as no Event of Default exists) the Parent (which consents shall not be unreasonably withheld), in compliance with applicable laws in connection with such assignment, assign to one or more commercial banks or other financial institutions (each, an “Assignee”) all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents, including all or a portion of its Commitment, its Percentage Interest in the aggregate principal amount of the Loans at the time owing to it and the Notes held by it; provided, however, that:

(i)                                     no such assignment shall be for less than $3,000,000 of the assigning Lender’s Commitment, and the remaining Commitment of the assigning Lender after giving effect to such assignment shall not be less than $3,000,000; and

(ii)                                  the parties to each such assignment will execute and deliver to the Agent an Assignment and Acceptance (the “Assignment and Acceptance”) substantially in the form of Exhibit 14.1.1, together with the Note subject to such assignment and a processing and recordation fee of $3,500 payable to the Agent by the assigning Lender or the Assignee.

Upon acceptance and recording pursuant to Section 14.1.4, from and after the effective date specified in each Assignment and Acceptance (which effective date will be at least five Banking Days after the execution thereof unless waived by the Agent):

(A)                              the Assignee will be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and

(B)                                the assigning Lender will, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender will cease to be a party hereto but will continue to be entitled to the benefits of Sections 3.2.4, 3.5 and 12, as well as to any fees accrued for its account hereunder and not yet paid).

14.1.2                  Terms of Assignment and Acceptance.  By executing and delivering an Assignment and Acceptance, the assigning Lender and the Assignee will be deemed to confirm to and agree with each other and the other parties hereto as follows:

(a)                                  other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto;

(b)                                 such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, any of its Subsidiaries or any other Obligor or the performance or observance by any Borrower, any of its Subsidiaries or any other Obligor of any of its obligations under this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto;

(c)                                  such Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.3 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

(d)                                 such Assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

(e)                                  such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Documents as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and

(f)                                    such Assignee agrees that it will perform in accordance with the terms of this Agreement and the other Credit Documents all the obligations which are required to be performed by it as a Lender.

14.1.3                  Register.  The Agent will maintain at the Denver Office a register (the “Register”) for the recordation of (a) the names and addresses of the Lenders and the Assignees which assume rights and obligations pursuant to an assignment under Section 14.1.1, (b) the Percentage Interest of each such Lender, and (c) the amount of the Loans owing to each Lender from time to time.  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is registered therein for all purposes as a party to this Agreement.  The Register will be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

14.1.4                  Acceptance of Assignment and Assumption.  Upon its receipt of a completed Assignment and Acceptance executed by an assigning Lender and an Assignee together with the Note subject to such assignment, and the processing and recordation fee referred to in Section 14.1.1, the Agent will (a) accept such Assignment and Acceptance, (b) record the information contained therein in the Register, and (c) give prompt notice thereof to the Borrowers.  Within five Banking Days after receipt of notice, the Borrowers, at their own expense, will execute and deliver to the Agent, in exchange for the surrendered Note, a new Note to the order of such Assignee in a principal amount equal to the applicable Commitment and a portion of the Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment and a portion of the Loans, a new Note to the order of such assigning Lender in a principal amount equal to the applicable Commitment and a portion of the Loans retained by it.  Subject to the foregoing, such new Note will be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, and will be dated the date of the surrendered Note which it replaces.

14.1.5                  Federal Reserve Bank.  Notwithstanding the foregoing provisions of this Section 14, any Lender may at any time pledge or assign all or any portion of such Lender’s rights under this Agreement and the other Credit Documents to a Federal Reserve Bank; provided, however, that no such pledge or assignment will release such Lender from such Lender’s obligations hereunder or under any other Credit Document.

14.1.6                  Further Assurances.  The Obligors shall sign such documents and take such other actions from time to time reasonably requested by an Assignee to enable it to share in the benefits of the rights created by the Credit Documents.

14.2                           Credit Participants.  Each Lender may, without the consent of the Borrowers or the Agent, in compliance with applicable laws in connection with such participation, sell to one or more commercial banks or other financial institutions (each a “Credit Participant”) participations in all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitment, and the portion of the Loans owing to it and the Note held by it); provided, however, that:

(a)                                  such Lender’s obligations under this Agreement will remain unchanged;

(b)                                 such Lender will remain solely responsible to the other parties hereto for the performance of such obligations;

(c)                                  the Credit Participant will be entitled to the benefit of the cost protection provisions contained in Sections 3.2.4, 12.1(c) and 12.2, but will not be entitled to receive any greater payment thereunder than such Lender would have been entitled to receive with respect to the interest so sold if such interest had not been sold; and

(d)                                 the Borrowers, the Agent and the other Lenders will continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender will retain the sole right as one of the Lenders to vote with respect to the enforcement of the obligations of the Borrowers under the Credit Documents and the approval of any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications, consents or waivers that increase the credit, reduce the interest rate or extend the stated time of payment hereunder) or any other Credit Documents.

Each Obligor agrees, to the fullest extent permitted by applicable law, that any Credit Participant and any Lender purchasing a participation from another Lender pursuant to Section 14.2 may exercise all rights of payment (including the right of set-off), with respect to its participation as fully as if such Credit Participant or such Lender were the direct creditor of the Obligors and a Lender hereunder in the amount of such participation.

15.                                 Confidentiality.  Each Lender will make no disclosure of confidential information furnished to it by the Borrowers or any of their Subsidiaries, and identified as such, unless such information has become public, except:

(a)                                  in connection with operations under or the enforcement of this Agreement or any other Credit Document, to Persons who have a reasonable need to be furnished such confidential information and who agree to comply with the restrictions contained in this Section 15 with respect to such information and to the extent such disclosure does not violate any Legal Requirement;

(b)                                 pursuant to any statutory or regulatory requirement or any mandatory court order, subpoena or other legal process;

(c)                                  to any parent or corporate Affiliate of such Lender or to any Credit Participant, proposed Credit Participant or proposed Assignee; provided, however, that any such Person agrees to comply with the restrictions set forth in this Section 15 with respect to such information and to the extent such disclosure does not violate any Legal Requirement;

(d)                                 to its independent counsel, auditors and other professional advisors with an instruction to such Person to keep such information confidential;

(e)                                  confidential information related to the tax treatment and tax structure of the transactions contemplated by the Credit Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such Lender relating to such tax treatment and tax structure; provided, however, that such disclosure may not be made to the extent required to be kept confidential to comply with any applicable federal or state securities laws; or

(f)                                    with the prior written consent of the Parent, to any other Person.

16.                                 Notices.  Except as otherwise specified in this Agreement or any other Credit Document, any notice required to be given pursuant to this Agreement or any other Credit Document shall be given in writing.  Any notice, consent, approval, demand or other communication in connection with this Agreement or any other Credit Document shall be deemed to be given if given in writing (including e-mail, telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee has specified by notice actually received by the addressor) and if either (a) actually delivered in fully legible form to such address, or (b) in the case of a letter, five days have elapsed after the same has been deposited in the United States mail, with first-class postage prepaid and registered or certified.

If to the Borrowers, or any of their Subsidiaries or any other Obligor, to the Parent at:

CH2M Hill Companies, Ltd.
9191 South Jamaica Street
Englewood, CO 80112
ATTN:  Chief Financial Officer
Telecopier:  (720) 216-9248
E-mail:  Stan.Vinson@ch2m.com

If to any Lender or the Agent, to it at its address set forth on Schedule I or in the Register, with a copy to the Agent.

17.                                 Course of Dealing; Amendments and Waivers.

No course of dealing between any Lender or the Agent, on one hand, and any Obligor, on the other hand, will operate as a waiver of any of the Lenders’ or the Agent’s rights under this Agreement or any other Credit Document or with respect to the Credit Obligations.  Each of the Obligors acknowledges that if the Lenders or the Agent, without being required to do so by this Agreement or any other Credit Document, give any notice or information to, or obtain any consent from, any Obligor, the Lenders and the Agent shall not by implication have amended, waived or modified any provision of this Agreement or any other Credit Document, or created any duty to give any such notice or information or to obey such consent on any future occasion.  No delay or omission on the part of any Lender or the Agent in exercising any right under this Agreement or any other Credit Document or with respect to the Credit Obligations shall operate as a waiver of such right or any other right hereunder or thereunder.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.  No waiver, consent or amendment with respect to this Agreement or any other Credit Document shall be binding unless it is in writing and signed by the Agent or the Required Lenders.

Any term, covenant, agreement or condition of any Credit Document may be amended or waived if such amendment or waiver is in writing and is signed by the Required Lenders (or by the Agent with written consent of the Required Lenders), the Borrowers and any other party thereto; provided, however, that any amendment, waiver or consent which affects the rights or duties of the Agent, the Swing Line Lender or the Issuing Bank must be in writing and be signed also by the affected Agent, Swing Line Lender or Issuing Bank; and provided further, that any amendment, waiver or consent which effects any of the following changes must be in writing and signed by all Lenders (or by the Agent with the written consent of all Lenders):

(a)                                  increases the Maximum Amount of Credit available;

(b)                                 extends the Final Maturity Date;

(c)                                  reduces the principal of, or interest on, any Loan or any fees or other amounts payable for the account of the Lenders;

(d)                                 postpones or conditions any date fixed for any payment of the principal of, or interest on, any Loan or any fees or other amounts payable for the account of the Lenders;

(e)                                  waives or amends this Section 17;

(f)                                    amends the definition of Required Lenders or any provision of this Agreement requiring approval of the Required Lenders or some other specified amount of Lenders;

(g)                                 increases or decreases the Commitment or the Percentage Interest of any Lender (other than through an assignment under Section 14);

(h)                                 releases any Subsidiary Guarantee; or

(i)                                     waives any of the conditions set forth in Section 8.

Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

18.                                 Defeasance.  When all Credit Obligations have been paid, performed and reasonably determined by the Lenders to have been indefensibly discharged in full, and if at the time no Lender continues to be committed to extend any credit to the Borrowers hereunder or under any other Credit Document, this Agreement and the other Credit Documents will terminate; provided, however, that Sections 3.2.4, 3.5, 12, 13, 15, 19 and 20 will survive the termination of this Agreement.

19.                                 Venue; Service of Process.  Each of the Obligors:

(a)                                  Irrevocably submits to the nonexclusive jurisdiction of the state courts of the State of Colorado and to the nonexclusive jurisdiction of the United States District Court for the District of Colorado for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Credit Document or the subject matter hereof or thereof; and

(b)                                 Waives to the extent not prohibited by applicable law that cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court.

Each of the Obligors consents to service of process in any such proceeding in any manner at the time permitted by the laws of the State of Colorado and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 16 is reasonably calculated to give actual notice.

20.                                 WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE OBLIGORS, THE AGENT AND THE LENDERS WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, PROCEEDING OR ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY CREDIT OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE LENDERS, THE AGENT OR ANY OBLIGOR IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE.  Each of the Obligors acknowledges that it has been informed by the Agent that the provisions of this Section 20 constitute a material inducement upon which each of the Lenders has relied, is relying and will rely in entering into this Agreement and any other Credit Document, and that it has reviewed the provisions of this Section 20 with its counsel.  Any Lender, the Agent or any Obligor may file an original counterpart or a copy of this Section 20 with any court as written evidence of the consent of each Obligor, the Agent and each Lender to the waiver of their rights to trial by jury.

21.                                 Judgment Currency.

21.1                           Conversion Requirements.  Each Obligor’s obligations under the Credit Documents to make payments in United States Dollars or in the applicable Foreign Currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Agent or Lender of the full amount of the Obligation Currency expressed to be payable to the Agent or such Lender under the Credit Documents.  If, for the purpose of obtaining or enforcing a judgment against any Obligor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the U.S. Dollar Equivalent, determined in each case as of the Banking Day immediately preceding the day on which the judgment is given (such Banking Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

21.2                           Change in Rate of Exchange.  If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, such amount payable by the applicable Obligor shall be reduced or increased, as applicable, such that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

22.                                 Setoff.  In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, with the prior written consent of the Agent but without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon the occurrence and during the continuance of a Default, to set-off and apply against any indebtedness, whether matured or unmatured, of the Borrowers to such Lender, any amount owing from such Lender or any Affiliate thereof to any Borrower, at or at any time after, the happening of any of the above mentioned events.  The aforesaid right of set-off may be exercised by such Lender against any such Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of such Borrower or against anyone else claiming through or against such Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off has not been exercised by such Lender prior to the occurrence of a Default.  Each Lender agrees promptly to notify the Parent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

23.                                 No Third Party Beneficiaries.  This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, any of the Credit Documents to which it is not a party.

24.                                 Further Assurances.  Each Lender and each Borrower shall, and each Borrower shall cause each Subsidiary to, promptly correct any defect or error that may be discovered in any Credit Document.  At the Agent’s request from time to time, the Borrowers, at their expense, shall execute and deliver to Agent such further agreements, documents and instruments and do or cause to be done such further acts as may reasonably be necessary or proper to effectuate the provisions or purposes of the Credit Documents.

25.                                 General.  All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Lender, notwithstanding any investigation made by any Lender on its behalf, and shall survive the execution and delivery to the Lenders hereof and thereof.  If any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.  The headings in this Agreement are for convenience of reference only and will not limit or otherwise affect the meaning hereof.  With respect to the exercise of its discretion, each Lender will act in good faith.  This Agreement and the other Credit Documents (including the Fee Letter and any other related fee agreements with the Agent or the Lenders) constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements, whether written or oral.  This Agreement may be executed in any number of counterparts which together will constitute one instrument.  This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Colorado.  Each Borrower hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents, (b) neither the Agent nor any Lender has any fiduciary relationship to such Borrower, the relationship being solely that of debtor and creditor, (c) no joint venture exists between such Borrower and the Agent or any Lender, and (d) neither the Agent nor any Lender undertakes any responsibility to such Borrower to review or inform such Borrower of any matter in connection with any phase of the business or operations of such Borrower and such Borrower shall rely entirely upon its own judgment with respect to its business, and any review, inspection or supervision of, or information supplied to, the Borrowers by the Agent or any Lender is for the protection of the Lenders and neither such Borrower nor any third party is entitled to rely thereon.

[Remainder of this page intentionally left blank.]

Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

BORROWERS:	CH2M HILL COMPANIES, LTD.

By:
Name:
Title:

CH2M HILL, INC.

By:
Name:
Title:

OPERATIONS MANAGEMENT INTERNATIONAL, INC.

By:
Title:

CH2M HILL INDUSTRIAL DESIGN & CONSTRUCTION, INC.

By:
Title:

LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI, LTD.

By:
Name:
Title:

BANK OF AMERICA, N.A.

By:
Name:
Title:

THE NORTHERN TRUST COMPANY

By:
Name:
Title:

SCHEDULE I

List of Lenders

Bank	United States Dollar Amount of Commitment and Percentage of Maximum Amount of Credit

Wells Fargo Bank, National Association C7301-037	$40,000,000
1740 Broadway Denver, CO 80274 Attn: John Hall Telephone: (303) 863-5180 Telecopier: (303) 863-6670 E-Mail: john.hall@wellsfargo.com	32%

U.S. Bank National Association DNC0BB4A	$35,000,000
918 Seventeenth Street Denver, Colorado 80202 Attn: Thomas J. McCarthy Telephone: (303) 585-4234 Telecopier: (303) 585-4242 E-Mail: thomas.mccarthy@usbank.com	28%

The Bank of Tokyo-Mitsubishi, Ltd. 1211 SW Fifth Avenue, Suite 2300	$20,000,000
Portland, Oregon 97204 Attn: Mr. Hiroki Nakazawa Telephone: (503) 222-5130 Telecopier: (503) 222-0215 E-Mail: hnakazawa@btmna.com	16%

Bank of America, N.A. IL1-231-06-45	$20,000,000
231 S. LaSalle Street Telephone: (312) 828-2892 Telecopier: (312) 974-0761 Attn: Jennifer Gerdes E-Mail: jennifer.gerdes@bankofamerica.com	16%

The Northern Trust Company 50 South LaSalle	$10,000,000
Chicago, Illinois 60675 Attn: Ed Lester Telephone: (312) 444-3527 Telecopier: (312) 444-7028 E-Mail: EL18@ntrs.com	8%

Exhibit 2.1.4
to
Credit Agreement

Form of Revolving Credit Note

$	July 28, 2003

FOR VALUE RECEIVED, the undersigned, CH2M HILL COMPANIES, LTD., an Oregon corporation, CH2M HILL, INC., a Florida corporation, OPERATIONS MANAGEMENT INTERNATIONAL, INC., a California corporation, and CH2M HILL INDUSTRIAL DESIGN & CONSTRUCTION, INC., an Oregon corporation (each a “Borrower” and, collectively, the “Borrowers”), hereby jointly and severally promise to pay to the order of                                                                 (“Lender”) at the office of the Agent set forth in the Credit Agreement (as defined below) or such other place as the Agent shall direct in writing, the principal sum of                                                               and 00/100 United States Dollars (US $                                 ) or, if less, the aggregate unpaid principal amount of all the Revolving Credit Loans made by the Lender to the Borrowers pursuant to that certain $125,000,000 Senior Unsecured Revolving Credit Agreement of even date herewith by and among the Borrowers, the Lender, certain other lenders party thereto, and Wells Fargo Bank, National Association, as agent for itself and the other lenders (in such capacity, together with any successor agent, the “Agent”) (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  All capitalized terms used in this Revolving Credit Note (this “Note”) and not defined herein shall have the meanings given to such terms in the Credit Agreement.

The unpaid principal balance under this Note shall be payable on the Final Maturity Date and as otherwise provided in the Credit Agreement.  The Borrowers further promise to pay interest on the outstanding principal balance under this Note at the interest rates, and payable on the dates, set forth in the Credit Agreement.  All payments of principal and interest hereunder shall be made in same day or immediately available funds.

This Note is one of the Revolving Credit Notes referred to in the Credit Agreement and is entitled to the benefits thereof and of the other Credit Documents referred to therein and reference is hereby made to the Credit Agreement for the specific terms and conditions under which this Note is made and to which this Note is subject.  The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events.

This Note is subject to voluntary and mandatory prepayments as set forth in the Credit Agreement.

The Lender is authorized but not required to record the date and amount of each advance made hereunder, the date and amount of each payment or prepayment of principal and interest hereunder, and the resulting unpaid principal balance hereof, in the Lender’s internal records, and any such recordation shall be prima facie evidence of the accuracy of the information so recorded; provided, however, that the Lender’s failure to so record shall not limit or otherwise affect the Borrowers’ obligations hereunder and under the Credit Agreement to repay the unpaid principal and interest outstanding hereunder.

The Borrowers and any endorser, guarantor, surety or assignor hereby waive presentment for payment, demand, protest, notice of protest, and notice of dishonor and nonpayment of this Note, and all defenses on the ground of delay, suretyship, impairment of any collateral, or of extension of time at or after maturity for the payment of this Note.  The Agent and the Lender shall have the right to recover all costs of collection and enforcement of this Note as provided in the Credit Agreement.

This Note shall be governed by and construed in accordance with the laws of the State of Colorado.

BORROWERS:

CH2M HILL COMPANIES, LTD.	OPERATIONS MANAGEMENT INTERNATIONAL, LTD.

By:	By:
Name:	Name:
Title:	Title:

CH2M HILL, INC.	CH2M HILL INDUSTRIAL DESIGN & CONSTRUCTION, INC.

By:	By:
Name:	Name:
Title:	Title:

2

Exhibit 2.2.2
to
Credit Agreement

Form of Swing Line Note

$10,000,000	July 28, 2003

FOR VALUE RECEIVED, the undersigned, CH2M HILL COMPANIES, LTD., an Oregon corporation, CH2M HILL, INC., a Florida corporation, OPERATIONS MANAGEMENT INTERNATIONAL, INC., a California corporation, and CH2M HILL INDUSTRIAL DESIGN & CONSTRUCTION, INC., an Oregon corporation (each a “Borrower” and, collectively, the “Borrowers”), hereby jointly and severally promise to pay ON DEMAND to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Swing Line Lender”) at the office of the Agent set forth in the Credit Agreement (as defined below) or such other place as the Agent shall direct in writing, the principal sum of TEN MILLION AND 00/100 United States Dollars (US $10,000,000) or, if less, the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the Borrowers pursuant to that certain $125,000,000 Senior Unsecured Revolving Credit Agreement of even date herewith by and among the Borrowers, the Swing Line Lender, certain other lenders party thereto, and Wells Fargo Bank, National Association, as agent for itself, the Swing Line Lender and the other lenders (in such capacity, together with any successor agent, the “Agent”) (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  All capitalized terms used in this Swing Line Note and not defined herein shall have the meanings given to such terms in the Credit Agreement.

The Borrowers further promise to pay interest on the outstanding principal balance under this Swing Line Note at the interest rate set forth in the Credit Agreement.  Until demand is made hereunder, principal and interest shall be payable as provided in the Credit Agreement including, without limitation, by the refunding of amounts owing hereunder with Revolving Credit Loans made by the Lenders upon the request of the Swing Line Lender and, in no event, later than the Final Maturity Date.  All payments of principal and interest hereunder shall be made in the same day or immediately available funds.

This Swing Line Note is the Swing Line Note referred to in the Credit Agreement and is entitled to the benefits thereof and of the other Credit Documents referred to therein and reference is hereby made to the Credit Agreement for the specific terms and conditions under which this Swing Line Note is made and to which this Swing Line Note is subject.  The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Swing Line Note upon the happening of certain stated events.

This Swing Line Note is subject to voluntary and mandatory prepayments as set forth in the Credit Agreement.

The Swing Line Lender is authorized but not required to record the date and amount of each advance made hereunder, the date and amount of each payment or prepayment of principal and interest hereunder, and the resulting unpaid principal balance hereof, in the Swing Line

Lender’s internal records, and any such recordation shall be prima facie evidence of the accuracy of the information so recorded, provided however, that the Swing Line Lender’s failure to so record shall not limit or otherwise affect the Borrowers’ obligations hereunder and under the Credit Agreement to repay the unpaid principal and interest outstanding hereunder.

The Borrowers and any endorser, guarantor, surety or assignor hereby waive presentment for payment, demand, protest, notice of protest, and notice of dishonor and nonpayment of this Swing Line Note, and all defenses on the ground of delay, suretyship, impairment of any collateral, or of extension of time at or after maturity for the payment of this Swing Line Note.  The Agent and the Swing Line Lender shall have the right to recover all costs of collection and enforcement of this Swing Line Note as provided in the Credit Agreement.

This Swing Line Note shall be governed by and construed in accordance with the laws of the State of Colorado.

BORROWERS:

CH2M HILL COMPANIES, LTD.	OPERATIONS MANAGEMENT INTERNATIONAL, LTD.

By:	By:
Name:	Name:
Title:	Title:

CH2M HILL, INC.	CH2M HILL INDUSTRIAL DESIGN & CONSTRUCTION, INC.

By:	By:
Name:	Name:
Title:	Title:

2

Exhibit 2.4.2

APPLICATION FOR STANDBY LETTER OF CREDIT

TO:  WELLS FARGO BANK, NATIONAL ASSOCIATION

DATE	FOR WELLS FARGO’S USE ONLY	LETTER OF CREDIT NO.	DOCUMENT TRACK NO.

APPLICANT SIGNING BELOW HEREBY REQUESTS THAT WELLS FARGO BANK, NATIONAL ASSOCIATION (“WELLS FARGO”) ISSUE IN WELLS FARGO’S NAME AN IRREVOCABLE STANDBY LETTER OF CREDIT (THE “CREDIT”) ON SUBSTANTIALLY THE TERMS BELOW AND, UNLESS OTHERWISE SPECIFIED BELOW IN SPECIAL INSTRUCTIONS, FORWARD THE CREDIT BY THE FOLLOWING MEANS TO THE BENEFICIARY DIRECTLY OR THROUGH A BANK SELECTED BY WELLS FARGO:

☐  FULL CABLE/TELEX    ☐  COURIER    ☐  MAIL WITH BRIEF ADVICE BY CABLE/TELEX    ☐  MAIL     ☐   OTHER:

ADVISING BANK: (If left blank, Wells Fargo may select)	BENEFICIARY: (Name and Address)

PARTY TO BE NAMED AS REQUESTING THE CREDIT: (Name and Address)	AMOUNT: (In words)

(In figures)	(Currency)

AVAILABILITY:  Unless otherwise specified herein, the Credit is to be available with Wells Fargo’s issuing office by payment of draft(s) drawn at sight on Wells Fargo or, at Wells Fargo’s option, with any bank(s) or with a bank nominated by Wells Fargo by negotiation of draft(s) drawn at sight on Wells Fargo.

EXPIRATION DATE:

PLACE OF EXPIRATION: Unless otherwise specified herein, the Credit is to expire at Wells Fargo’s issuing office or, if the Credit is available with any bank(s) or with a specific bank other than Wells Fargo’s issuing office, at such place as Wells Fargo shall elect.

DOCUMENT(S): Draft(s) are to be accompanied by: (Attached additional signed sheet(s), if necessary, and label as attachments to this Application.)

DRAWING(S):	☐	Partial drawings are permitted. (More than one draft may be drawn and presented under the Credit.)
☐	Only one draft may be drawn and presented under the Credit, and:
☐	the draft must be for the full amount of the Credit.	☐	the draft may be for less than the full amount of the Credit.

SPECIAL INSTRUCTIONS: (Attach additional signed sheet(s), if necessary, and label as attachments to this Application.)

TRANSFERABILITY: (If not checked, the Credit will not be transferable.)
☐	The Credit is to be transferable, with transfer charges for:	☐	Applicant’s account	☐	Beneficiary’s account

INQUIRIES: Direct to:	Telephone Number:

APPLICANT’S AGREEMENT AND SIGNATURE:  Applicant’s signature here indicates agreement to all the terms and conditions on this Application and Applicant’s agreement that the Credit and its issuance will be governed by (1) the terms and conditions of the Standby Letter of Credit Agreement between Applicant and Wells Fargo and/or (2) any other agreement signed by Applicant pursuant to which the Credit is to be issued.  This Application is signed by Applicant’s duly authorized representative(s) on the date specified above.

APPLICANT	ADDRESS

AUTHORIZED SIGNATURE	TITLE	ADDRESS

AUTHORIZED SIGNATURE	TITLE	ADDRESS

(TO BE COMPLETED BY WELLS FARGO BANK, NATIONAL ASSOCIATION)

CREDIT ISSUANCE HAS BEEN APPROVED IN ACCORDANCE WITH WELLS FARGO’S CREDIT POLICIES AND PROCEDURES

APPROVING OFFICER’S SIGNATURE	APPROVING OFFICER’S NAME (Print)		APPROVING OFFICER’S OFFICE (Print)	AU	MAC	COMMITMENT NO.

PHONE	AFS INTERFACE REQUIRED:	STANDALONE TRANSACTION:	COLLATERAL CODE	PURPOSE CODE		DATE
	YES ☐ NO ☐	YES ☐ NO ☐

SPECIAL INSTRUCTIONS: (Indicate any provisions applicable to the Credit different from those on Applicant’s Relationship Management Instructions Form)

APPLICATION FOR COMMERCIAL LETTER OF CREDIT

TO:  WELLS FARGO BANK, NATIONAL ASSOCIATION

DATE	FOR ISSUER’S USE ONLY	LETTER OF CREDIT NO.	DOCUMENT TRACK NO.

APPLICANT SIGNING BELOW HEREBY REQUESTS THAT YOU, WELLS FARGO BANK, NATIONAL ASSOCIATION (“WELLS FARGO”), ISSUE IN YOUR NAME, OR AT YOUR OPTION THROUGH YOUR AGENT WELLS FARGO HSBC TRADE BANK, N. A. (“TRADE BANK”) IN THE TRADE BANK’S NAME, AN IRREVOCABLE COMMERCIAL LETTER OF CREDIT (THE “CREDIT”) ON SUBSTANTIALLY THE TERMS BELOW AND, UNLESS OTHERWISE SPECIFIED BELOW IN SPECIAL INSTRUCTIONS, FORWARD THE CREDIT BY THE FOLLOWING MEANS TO THE BENEFICIARY DIRECTLY OR THROUGH A BANK SELECTED BY WHICHEVER OF YOU OR YOUR AGENT IS NAMED ON THE CREDIT AS ITS ISSUER (“ISSUER”):

☐  FULL CABLE/TELEX    ☐  COURIER    ☐  MAIL WITH BRIEF ADVICE BY CABLE/TELEX    ☐ MAIL     ☐   OTHER:

PARTY TO BE NAMED AS REQUESTING THE CREDIT: (Name and Address)	BENEFICIARY: (Name and Address)

AMOUNT: (In words)	(In figures)	(Currency)

PAYMENT OF ISSUER’S CHARGES:	EXPIRATION DATE: , and draft(s) must be presented no later than days after date of shipment (unless otherwise specified, 21 days).

All Issuer’s charges are to be paid by Applicant.

All charges of other banks are to be paid by:	Place of Expiration: Unless otherwise specified herein, the Credit is to expire in the country where Beneficiary is located or, at Issuer’s option, at Issuer’s issuing office.
☐	Applicant	☐	Beneficiary

AVAILABILITY:  Unless otherwise specified herein, the Credit is to be available with any bank(s) (or, at Issuer’s option, with a bank nominated by Issuer, which may be Issuer) by negotiation (or, at Issuer’s option, by payment or by acceptance) of draft(s) drawn on Issuer (or, at Issuer’s option, on a bank nominated by Issuer).

DOCUMENT(S): Draft(s) are to be accompanied by:
☐	Original and copies of signed Commercial Invoice.
☐	(unless otherwise specified,, full set) original clean on board Marine Bills of Lading issued to order of shipper, endorsed in blank.
DRAFT(S): Draft(s) are to be drawn at sight for % of invoice value (unless otherwise specified, 100%).	☐	Clean Air Waybill	☐	Clean Truck Bill of Lading
Consigned to:

(Unless otherwise specified, consigned to Applicant)
SHIPMENT INFORMATION:	Transport document is to show:
Partial shipment permitted:	☐ YES ☐ NO	☐ Freight Collect	☐	Freight Prepaid
Transshipment permitted:	☐ YES ☐ NO	Notify:
Merchandise is to be shipped or dispatched from/taken in charge at:
(Unless otherwise specified, notify Applicant)
Not later than: (Optional)	☐	Negotiable Insurance Policy or Certificate for at least % of invoice value (unless otherwise specified, 110%) indicating loss payable in the United States and covering:
For transportation to:

INSURANCE: ☐ Insurance is to be arranged by Applicant. (If not checked, evidence of insurance which is to accompany draft(s) must be specified herein under “DOCUMENT(S)”.)	☐	Marine Risks	☐	Air Risks	☐	War Risks	☐	All Risks
☐	Other Risks: (specify)
Additional Documents: (if any)
TERMS: Terms to be shown on Commercial Invoice(s):
☐ FOB
☐ C&F
☐ CIF
☐ Other: (specify)

MERCHANDISE DESCRIPTION: (Brief description to be shown on Commercial Invoice(s).)

SPECIAL INSTRUCTIONS: (Attach additional signed sheet(s), if necessary and label as attachments to this Application.)

TRANSFERABILITY: (If not checked, the Credit will not be transferable.)
☐ The Credit is to be transferable, with transfer charges for:	☐	Applicant’s account	☐	Beneficiary’s account

INQUIRIES: Direct to: Telephone Number:	FOREIGN EXCHANGE CONTRACT NO: (If Applicable)

APPLICANT’S AGREEMENT AND SIGNATURE:  Applicant’s signature here indicates agreement to all the terms and conditions on this Application and Applicant’s agreement that the Credit and its issuance will be governed by (1) the terms and conditions of the Commercial Letter of Credit Agreement between Applicant and Wells Fargo and/or (2) any other agreement signed by Applicant pursuant to which the Credit is to be issued.  This Application is signed by Applicant’s duly authorized representative(s) on the date specified above.

APPLICANT	ADDRESS

AUTHORIZED SIGNATURE	TITLE	ADDRESS

AUTHORIZED SIGNATURE	TITLE	ADDRESS

(TO BE COMPLETED BY WELLS FARGO BANK, NATIONAL ASSOCIATION)

If Wells Fargo is not the Issuer then the Issuer is hereby appointed as the agent of Wells Fargo to issue the Credit in the Issuer’s name pursuant to this Application and the Commercial Letter of Credit Agreement signed by the Applicant, and Wells Fargo agrees to reimburse the Issuer for all amounts paid by the Issuer, all costs and expenses incurred by the Issuer, and all charges, commissions and interest charged by the Issuer with respect to the Credit and the transactions to which the Credit relates.

CREDIT ISSUANCE HAS BEEN APPROVED IN ACCORDANCE WITH WELLS FARGO’S CREDIT POLICIES AND PROCEDURES

APPROVING OFFICER’S SIGNATURE		APPROVING OFFICER’S NAME (Print)	APPROVING OFFICER’S OFFICE (Print)	PHONE

MAC:	AU:	AFS INTERFACE REQUIRED:	STANDALONE TRANSACTION:	DATE:
		YES ☐ NO ☐	YES ☐ NO ☐

SPECIAL INSTRUCTIONS: (Specify any terms and conditions applicable to the Credit different from those on Applicant’s Relationship Management Instructions Form)

Exhibit 5
to
Credit Agreement

Notice of Authorized Representatives

Wells Fargo Bank, National Association
MAC C7301-031
1740 Broadway
Denver, CO  80274
Attn: John Hall

Reference is made to that certain $125,000,000 Senior Unsecured Revolving Credit Agreement dated as of July 28, 2003 (as amended, modified or supplemented from time to time, the “Credit Agreement”) among CH2M Hill Companies, Ltd. (“Parent”), CH2M Hill, Inc., Operations Management International, Inc., and CH2M Hill Industrial Design & Construction, Inc., the financial institutions from time to time parties thereto (collectively, the “Lenders”), and Wells Fargo Bank, National Association, as Agent.  Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

The Parent hereby represents to the Agent and the Lenders that the following named officers and employees are the Authorized Representatives, as defined in the Credit Agreement, and that the signatures opposite their names are their true signatures:

Name and Title/Office	Signature

Susan D. King, VP, CFO of IDC
Samuel H. Iapalucci, Executive VP, CFO of CH2M HILL Companies, Ltd.
Robert J. Moses, VP, CFO of OMI

The Parent, on behalf of the Borrowers, represents to the Agent and the Lenders that the Agent is authorized to rely on this Notice of Authorized Representatives until such time, if any, as the Parent has delivered to the Agent, and the Agent has received, a duly executed Notice of Authorized Representatives in substitution hereof.  This Notice of Authorized Representatives cancels and supersedes any Notice of Authorized Representatives at any time prior to the date hereof delivered by the Parent to the Agent.

IN WITNESS WHEREOF, the Parent hereby confirms that it has caused this Notice of Authorized Representatives to be duly executed as of July 28, 2003.

CH2M HILL COMPANIES, LTD.

By:
Name:
Title:

2

Exhibit 6
to
Credit Agreement
Form of Subsidiary Guarantee

[INSERT NAME OF MATERIAL SUBSIDIARY]
GUARANTEE

Dated as of July 28, 2003

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

TABLE OF CONTENTS

1.	REFERENCE TO CREDIT AGREEMENT; DEFINITIONS; CERTAIN RULES OF CONSTRUCTION

2.	GUARANTEE

	2.1	Guarantee of Credit Obligations
	2.2	Limit On Guarantee
	2.3	Continuing Obligation
	2.4	Waivers with Respect to Credit Obligations
	2.5	Lender’s Power to Waive, etc
	2.6	Information Regarding the Borrowers, etc
	2.7	Certain Guarantor Representations
	2.8	Subrogation
	2.9	Subordination
	2.10	Further Assurances

3.	COVENANTS

	3.1	Maintain Existence; Compliance with Law
	3.2	Reporting

4.	REPRESENTATIONS AND WARRANTIES

	4.1	Organization and Business
	4.2	Authorization and Enforceability
	4.3	No Legal Obstacle to Guarantee

5.	SUCCESSORS AND ASSIGNS

6.	NOTICES

7.	VENUE; SERVICE OF PROCESS

8.	WAIVER OF JURY TRIAL

9.	GENERAL

i

[INSERT NAME OF MATERIAL SUBSIDIARY]
GUARANTEE

This Guarantee, dated as of                                   , 200       is made by                                                     , a                                                       (the “Guarantor”), for the benefit of Wells Fargo Bank, National Association, as agent (the “Agent”) for itself and the other Lenders under the Credit Agreement (as defined below) and for the benefit of the Lenders (as defined in the Credit Agreement).  The Guarantor agrees as follows:

1.                                       Reference to Credit Agreement; Definitions; Certain Rules of Construction.  Reference is made to the $125,000 Senior Unsecured Revolving Credit Agreement dated as of July        , 2003, as from time to time in effect (the “Credit Agreement”), among CH2M HILL Companies, Ltd., an Oregon corporation, CH2M HILL, Inc., a Florida corporation, Operations Management International, Inc., a California corporation, and CH2M Hill Industrial Design & Construction, Inc., an Oregon corporation (each, a “Borrower,” and collectively, the “Borrowers”), the Lenders and the Agent.  Capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.  Except as the context otherwise explicitly requires, (a) the capitalized term “Section” refers to sections of this Guarantee, (b) references to a particular Section shall include all subsections thereof, (c) the word “including” shall be construed as “including without limitation”, (d) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Guarantee and the other Credit Documents, (e) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect, (f) “or” has the inclusive meaning represented by the phrase “and/or” and (g) references to “the date hereof” mean the date first set forth above.

2.                                       Guarantee.

2.1                                 Guarantee of Credit Obligations.  The Guarantor unconditionally guarantees to the Agent and the Lenders that the Credit Obligations will be performed and paid in full in cash when due and payable, whether at the stated or accelerated maturity thereof or otherwise, this guarantee being a guarantee of payment and not of collectability and being absolute and in no way conditional or contingent.  In the event any part of the Credit Obligations shall not have been so paid in full when due and payable, the Guarantor will, immediately upon notice by the Agent or, without notice, immediately upon the occurrence of a Bankruptcy Default, pay or cause to be paid to the Agent for the account of each Lender in accordance with the Lenders’ respective Percentage Interests therein the amount of such Credit Obligations which are then due and payable and unpaid.  The obligations of the Guarantor hereunder shall not be affected by the invalidity, unenforceability or irrecoverability of any of the Credit Obligations as against any Borrower, any other guarantor thereof or any other Person.  The Agent and the Lenders shall not be required, before exercising their rights under this Guarantee, to first resort for the payment of any Credit Obligation to any Borrower or any other guarantor, or other Person or any collateral, property, liens or other remedies or rights whatsoever.  For purposes hereof, the Credit Obligations shall be due and payable when and as the same shall be due and payable under the terms of the Credit Agreement or any other Credit Document notwithstanding the fact that the collection or enforcement thereof may be stayed or enjoined under the Bankruptcy Code or other applicable law.  Guarantor shall also pay all reasonable costs, expenses and attorneys’ fees incurred by the Agent and the Lenders in their efforts to collect the Credit Obligations, foreclose upon or exercise its rights with respect to any security for the Credit Obligations, or to enforce this Guarantee, or to protect the rights of the Agent and the Lenders with respect thereto.

2.2                                 Limit On Guarantee.  Notwithstanding anything to the contrary in this Guarantee, the amount of the Credit Obligations which is guaranteed by the Guarantor pursuant to this Guarantee shall not exceed the maximum amount which may be guaranteed by the Guarantor yet not be subject to avoidance (or annulment) under any federal or state law prohibiting fraudulent transfers or fraudulent conveyances (including, without limitation, Section 548 of the Bankruptcy Code).

2.3                                 Continuing Obligation.  The Guarantor acknowledges that the Lenders have agreed to continue to extend credit to the Borrowers under the Credit Agreement and the other Credit Documents (and, to the extent that the Lenders or the Agent may enter into any future Credit Document, will have entered into such agreement) in reliance on this Section 2 being a continuing irrevocable agreement until terminated as provided below in this Section 2.3.  The Guarantor agrees that its guarantee may not be revoked in whole or in part until such termination.  The obligations of the Guarantor hereunder shall terminate when the commitment of the Lenders to extend credit under the Credit Agreement shall have terminated and all of the Credit Obligations have been indefeasibly paid in full in cash and discharged; provided, however, that:

(a)                                  if a claim is made upon the Lenders at any time for repayment or recovery of any amounts or any property received by the Lenders from any source on account of any of the Credit Obligations and the Lenders repay or return any amounts or property so received (including interest thereon to the extent required to be paid by the Lenders) or

(b)                                 if the Lenders become liable for any part of such claim by reason of (i) any judgment or order of any court or administrative authority having competent jurisdiction, or (ii) any settlement or compromise of any such claim, whether as a result of a preference under the Bankruptcy Code or otherwise, then the Guarantor shall remain liable under this Guarantee for the amounts so repaid or property so returned or the amounts for which the Lenders become liable (such amounts being deemed part of the Credit Obligations) to the same extent as if such amounts or property had never been received by the Lenders, notwithstanding any termination hereof or the cancellation of any instrument or agreement evidencing any of the Credit Obligations.  Not later than five days after receipt of notice from the Agent, the Guarantor shall pay to the Agent an amount equal to the amount of such repayment or return for which the Lenders have so become liable.  Payments hereunder by the Guarantor may be required by the Agent on any number of occasions.

2.4                                 Waivers with Respect to Credit Obligations.  The Guarantor waives, to the fullest extent permitted by the provisions of applicable law, all of the following (including all defenses, counterclaims and other rights of any nature based upon any of the following):

2

(a)                                  presentment, demand for payment and protest of nonpayment of any of the Credit Obligations, and notice of protest, dishonor or nonperformance;

(b)                                 notice of acceptance of this Guarantee and notice that credit has been extended in reliance on the Guarantor’s guarantee of the Credit Obligations;

(c)                                  notice of any Default or of any inability to enforce performance of the obligations of any Borrower or any other Person with respect to any Credit Document, or notice of any acceleration of maturity of any Credit Obligations;

(d)                                 demand for performance or observance of, and any enforcement of any provision of the Credit Agreement, the Credit Obligations or any other Credit Document or any pursuit or exhaustion of rights or remedies with respect to any collateral or against any Borrower or any other Person in respect of the Credit Obligations or any requirement of diligence or promptness on the part of the Agent or the Lenders in connection with any of the foregoing;

(e)                                  any act or omission on the part of the Agent or the Lenders which may impair or prejudice the rights of the Guarantor, including rights to obtain subrogation, exoneration, contribution, indemnification or any other reimbursement from any Borrower or any other Person, or otherwise operate as a deemed release or discharge;

(f)                                    failure or delay to perfect or continue the perfection of any security interest in any collateral or any other action which harms or impairs the value of, or any failure to preserve or protect the value of, any collateral;

(g)                                 any statute of limitations or any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than the obligation of the principal;

(h)                                 any “single action” or “anti-deficiency” law which would otherwise prevent the Lenders from bringing any action, including any claim for a deficiency, against the Guarantor before or after the Agent’s or the Lenders’ commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or any other law which would otherwise require any election of remedies by the Agent or the Lenders;

(i)                                     any right to require the marshalling of any assets in favor of the Guarantor or otherwise in connection with obtaining payment of any or all of the Credit Obligations from any Person or source;

(j)                                     all demands and notices of every kind with respect to the foregoing; and

(k)                                  to the extent not referred to above, all defenses (other than payment) which any Borrower may now or hereafter have to the payment of the

3

Credit Obligations, together with all suretyship defenses, which could otherwise be asserted by the Guarantor.

The Guarantor represents that it has obtained the advice of counsel as to the extent to which suretyship and other defenses may be available to it with respect to its obligations hereunder in the absence of the waivers contained in this Section 2.4.

No delay or omission on the part of the Agent or the Lenders in exercising any right under this Guarantee or any other Credit Document or under any guarantee of the Credit Obligations or with respect to any collateral shall operate as a waiver or relinquishment of such right.  No action which the Agent or the Lenders or any Borrower may take or refrain from taking with respect to the Credit Obligations, including any amendments thereto or modifications thereof or waivers with respect thereto, shall affect the provisions of this Guarantee or the obligations of the Guarantor hereunder.  None of the Lenders’ or the Agent’s rights shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor, or by any noncompliance by any Borrower with the terms, provisions and covenants of the any Credit Document, regardless of any knowledge thereof which the Agent or the Lenders may have or otherwise be charged with.

2.5                                 Lender’s Power to Waive, etc.  The Guarantor grants to the Agent and the Lenders full power in their discretion, without notice to or consent of the Guarantor, such notice and consent being expressly waived to the fullest extent permitted by applicable law, and without in any way affecting the liability of the Guarantor under its guarantee hereunder:

(a)                                  To waive compliance with, and any Default under, and to consent to any amendment to or modification or termination of any terms or provisions of, or to give any waiver in respect of, the Credit Agreement, any other Credit Document, the Credit Obligations, any collateral or any other guarantee thereof (each as from time to time in effect), including without limitation any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all of the Credit Obligations;

(b)                                 To grant any extensions of the Credit Obligations (for any duration), and any other indulgence with respect thereto, and to effect any total or partial release (by operation of law or otherwise), discharge, compromise or settlement with respect to the obligations of any Borrower or any other Person in respect of the Credit Obligations, whether or not rights against the Guarantor under this Guarantee are reserved in connection therewith;

(c)                                  To take collateral in any form for the Credit Obligations, and to consent to the addition to or the substitution, exchange, release or other disposition of, or to deal in any other manner with, any part of any such collateral, whether or not the property, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of any property disposed of, and to obtain, modify or release any present or future

4

guarantees of the Credit Obligations and to proceed against any of the collateral or such guarantees in any order;

(d)                                 To collect or liquidate or realize upon any of the Credit Obligations or the collateral in any manner or to refrain from collecting or liquidating or realizing upon any of the Credit Obligations or any collateral; and

(e)                                  To extend credit under the Credit Agreement, any other Credit Document or otherwise in such amount as the Lenders may determine, including increasing or decreasing the amount of credit and the interest rate and fees with respect thereto, even though the condition of the Borrowers or any of them (financial or otherwise) may have deteriorated since the date hereof.

2.6                                 Information Regarding the Borrowers, etc.  The Guarantor has made such investigation as it deems desirable of the risks undertaken by it in entering into this Guarantee and is fully satisfied that it understands all such risks.  The Guarantor waives any obligation which may now or hereafter exist on the part of the Agent or the Lenders to inform it of the risks being undertaken by entering into this Guarantee or of any changes in such risks and, from and after the date hereof, the Guarantor undertakes to keep itself informed of such risks and any changes therein.  The Guarantor expressly waives any duty which may now or hereafter exist on the part of the Agent or the Lenders to disclose to the Guarantor any matter related to the business, operations, character, collateral, credit, condition (financial or otherwise), income or prospects of the Borrowers, or any of them, or their Affiliates or their properties or management, whether now or hereafter known by the Agent or the Lenders.  The Guarantor represents, warrants and agrees that it assumes sole responsibility for obtaining from the Borrowers all information concerning the Credit Agreement and all other Credit Documents and all other information as to the Borrowers and their Affiliates or their properties or management as the Guarantor deems necessary or desirable.

2.7                                 Certain Guarantor Representations.  The Guarantor represents that:

(a)                                  it is in its best interest and in pursuit of the purposes for which it was organized as an integral part of the business conducted and proposed to be conducted by it, and reasonably necessary and convenient in connection with the conduct of the business conducted and proposed to be conducted by it, to induce the Lenders to continue to extend credit to the Borrowers by making the guarantees contemplated by this Section 2 and by entering into this Guarantee in favor of the Agent and the Lenders;

(b)                                 the credit available under the Credit Agreement will directly or indirectly inure to its benefit;

(c)                                  by virtue of the foregoing it is receiving at least reasonably equivalent value from the Lenders for this Guarantee;

5

(d)                                 it will not be rendered insolvent as a result of entering into this Guarantee;

(e)                                  after giving effect to the transactions contemplated by this Guarantee, it will have assets having a fair saleable value in excess of the amount required to pay its probable liability on its existing debts as they become absolute and matured;

(f)                                    it has, and will have, access to adequate capital for the conduct of its business;

(g)                                 it has the ability to pay its debts from time to time incurred in connection therewith as such debts mature; and

(h)                                 it has been advised by the Agent that the Lenders are unwilling to continue to extend credit under the Credit Agreement unless the guarantees contemplated by this Section 2 are given by it and it enters into this Guarantee in favor of the Agent and the Lenders.

2.8                                 Subrogation.  The Guarantor agrees that, until the Credit Obligations are paid in full, it will not exercise any right of reimbursement, subrogation, contribution, offset or other claims against the other Obligors arising by contract or operation of law in connection with any payment made or required to be made by the Guarantor under this Guarantee; provided, however, that so long as no Event of Default exists, the Borrowers may make payments to the Guarantor in accordance with the Borrowers’ internal cash management system substantially similar to the system as in effect on the date of the Credit Agreement.  After the payment in full of the Credit Obligations, the Guarantor shall be entitled to exercise against the Borrowers all such rights of reimbursement, subrogation, contribution and offset, and all such other claims, to the fullest extent permitted by law.

2.9                                 Subordination.  The Guarantor covenants and agrees that all Indebtedness, claims and liabilities now or hereafter owing by the Borrowers to the Guarantor, whether arising hereunder or otherwise, are hereby subordinated to the prior payment in full of the Credit Obligations and are so subordinated as a claim against the Borrowers or any of their assets, whether such claim be in the ordinary course of business or in the event of voluntary or involuntary liquidation, dissolution, insolvency or bankruptcy.  Prior to the occurrence of an Event of Default, regularly scheduled payments of principal and interest may be made with respect to all Indebtedness of the Borrowers to the Guarantor to the extent permitted under the Credit Agreement, payments with respect to other claims and liabilities of the Borrowers to the Guarantor may be made in the ordinary course of business of the Borrowers, and payments by the Borrowers to the Guarantor may be made in accordance with the Borrowers’ internal cash management system substantially similar to the system in effect on the date of the Credit Agreement.  Without the Agent’s prior written consent, no payment with respect to any such Indebtedness, claim or liability will be made to, or received by, the Guarantor while any Event of Default exists.  Upon the occurrence of any Event of Default, the Guarantor shall hold in trust for the Lenders, and shall immediately pay over to the Agent for the account of the Lenders, any

6

payment received by the Guarantor with respect to any Indebtedness, claims and liabilities owing by the Borrowers, or any of them, to the Guarantor.

2.10                           Further Assurances.  The Guarantor will, promptly upon the request of the Agent from time to time, execute, acknowledge and deliver, and file and record, all such instruments, and take all such action, as the Agent deems necessary or advisable to carry out the intent and purpose of this Section 2.

3.                                       Covenants.  The Guarantor covenants that, until all of the Credit Obligations shall have been indefeasibly paid in full and discharged and the Lenders’ Commitments to extend credit under the Credit Agreement and any other Credit Document shall have been irrevocably terminated, the Guarantor will comply with the following provisions:

3.1                                 Maintain Existence; Compliance with Law.  The Guarantor shall maintain its [corporate] existence under the laws of the State of                                         and shall comply in all material respects with all applicable laws, rules, regulations and orders unless the failure so to comply will not have a Material Adverse Effect.

3.2                                 Reporting.

3.2.1                        Reporting.  Upon the Agent’s request, the Guarantor shall deliver to the Agent its internally prepared balance sheet, its statements of income, retained earnings and cash flow, as of the end of any quarter, all prepared in accordance with GAAP (subject to year-end adjustments and without footnotes), together with a certificate in the form attached hereto as Exhibit A signed by the Guarantor listing, to the extent not specified in the balance sheet referred to above, each direct or contingent liability of the Guarantor which (when aggregated with similar liabilities of the Guarantor) exceeds an aggregate amount of $5,000,000, except that if the aggregate amount of all direct and contingent liabilities of the Guarantor which do not individually exceed $5,000,000 exceeds $10,000,000, all such liabilities that individually exceed $500,000 shall be listed.

3.2.2                        Special Notices.  Promptly after becoming aware thereof, the Guarantor shall furnish to the Agent written notice of its failure to comply with any of the provisions of this Guarantee, including a description of how it has failed to comply and what steps the Guarantor is taking with respect thereto.

4.                                       Representations and Warranties.  In order to induce the Lenders to extend credit under the Credit Agreement, the Guarantor represents and warrants that:

4.1                                 Organization and Business.  The Guarantor is a [corporation], duly organized, validly existing, and in good standing under the laws of the State of                       , with all power and authority necessary (a) to enter into and perform this Guarantee and (b) to own its properties and carry on the business now conducted or proposed to be conducted by it.  Copies of the Guarantor’s (1) [charter documents], certified by the [insert state of formation] Secretary of

7

State, and (ii) [Bylaws, other governing documents], certified by the [corporate] secretary of the Guarantor, have been previously delivered to the Agent and are correct and complete.

4.2                                 Authorization and Enforceability.  The Guarantor has taken all action required to execute, deliver and perform this Guarantee.  This Guarantee constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

4.3                                 No Legal Obstacle to Guarantee.  Neither the execution and delivery of this Guarantee nor the performance by the Guarantor of this Guarantee, nor the fulfillment of the terms hereof, has constituted or resulted or will constitute or result, in:

(a)                                  Any breach or termination of the provisions of any agreement, instrument, deed or lease to which the Guarantor is a party or by which it is bound, or of [its charter documents, bylaws or other governing documents]; or

(b)                                 The violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to the Guarantor.

No approval, authorization or other action by, or declaration to or filing with, any Governmental Authority, other than the Securities and Exchange Commission, or any other Person is required to be obtained or made by the Guarantor in connection with the execution, delivery and performance of this Guarantee or the transactions contemplated hereby or thereby.

5.                                       Successors and Assigns.  The provisions of this Guarantee shall inure to the benefit of the Lenders and their successors and assigns and shall be binding upon the Guarantor and its respective successors and assigns.  The Guarantor may not assign its rights or obligations under this Guarantee without the prior written consent of the Agent.

6.                                       Notices.  Any notice or other communication in connection with this Guarantee shall be deemed to be given if given in writing (including telecopy or e-mail) addressed as provided below (or to the addressee at such other address as the addressee has specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address, or (b) in the case of a letter, five days have elapsed after the same has been deposited in the United States mail, with first-class postage prepaid and registered or certified.

If to the Guarantor, to it at:

Fax:
E-mail:

If to the Agent or any Lender, to it at its address specified in or pursuant to Section 16 of the Credit Agreement.

8

7.                                       Venue;  Service of Process.

(a)                                  The Guarantor irrevocably submits to the nonexclusive jurisdiction of the state courts of the State of Colorado and to the nonexclusive jurisdiction of the United States District Court for the District of Colorado for the purpose of any suit, action or other proceeding arising out of or based upon this Guarantee or any other Credit Document or the subject matter hereof or thereof; and

(b)                                 The Guarantor waives to the extent not prohibited by applicable law that it cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any  such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Guarantee or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court.

The Guarantor consents to service of process in any such proceeding in any manner at the time permitted by the laws of the State of Colorado and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 6 is reasonably calculated to give actual notice.

8.                                       Waiver Of Jury Trial.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE GUARANTOR WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, PROCEEDING OR ACTION ARISING OUT OF OR BASED UPON THIS GUARANTEE, THE CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY CREDIT OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE AGENT, THE LENDERS, THE GUARANTOR OR ANY OTHER OBLIGOR IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE.  The Guarantor acknowledges that it has been informed by the Agent that the provisions of this Section 8 constitute a material inducement upon which each of the Lenders has relied, is relying and will rely in extending credit under the Credit Agreement and any other Credit Document, and that it has reviewed the provisions of this Section 8 with its counsel.  The Agent, any Lender, the Guarantor, or any other Obligor may file an original counterpart or a copy of this Section 8 with any court as written evidence of the consent of the Guarantor to the waiver of the right to trial by jury.

9.                                       General.  This Guarantee shall be effective upon delivery to the Agent, without further act, condition or acceptance by the Agent or the Lenders, shall be binding upon the Guarantor and the successors and assigns of the Guarantor and shall inure to the benefit of the Agent and each Lender and their participants, successors and assigns.  This Guarantee may not be waived, modified, amended, terminated, released or otherwise changed except by a writing

9

signed by the Guarantor and the Agent.  The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof.  The headings in this Guarantee are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof.  This Guarantee and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral.  This Guarantee is a Credit Document and may be executed in any number of counterparts, which together shall constitute one instrument.  This Guarantee shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Colorado.

[The remainder of this page intentionally left blank.]

10

The Guarantor has caused this Guarantee to be executed and delivered by its duly authorized officer as of the date first written above.

By:
Name:
Title:

EXHIBIT A

GUARANTOR CERTIFICATE

Reference is made to the $125,000 Senior Unsecured Revolving Credit Agreement dated as of July        , 2003 (as amended from time to time, the “Credit Agreement”) among Wells Fargo Bank, National Association, as Agent (the “Agent”) for a group of lenders (the “Lenders”) and CH2M HILL Companies, Ltd., an Oregon corporation, CH2M HILL, Inc., a Florida corporation, Operations Management International, Inc., a California corporation, and CH2M Hill Industrial Design & Construction, Inc., an Oregon corporation (each a “Borrower,” and collectively, the “Borrowers”), and to the Guarantee dated as of                                         , 200      (the “Guarantee”) executed pursuant to the Credit Agreement from                                          , a                                       (the “Guarantor”), to the Agent.

The Guarantor certifies to the Agent that:

(a)                                  Each direct or contingent liability of the Guarantor which is in an amount greater than $5,000,000 (except that if the aggregate of all direct and contingent liabilities of the Guarantor which do not individually exceed $5,000,000 exceeds $10,000,000, then all such liabilities regardless of the amounts thereof) is listed on Schedule 1 hereto.

(b)                                 The Guarantor has assets having a fair saleable value in excess of the amount required to pay its probable liability on its existing debts as they become absolute and matured;

(c)                                  The Guarantor has, and will have, access to adequate capital for the conduct of its business; and

(d)                                 The Guarantor has the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

Dated this         day of                            , 200    .

By:
Name:
Title:

SCHEDULE 1

Liabilities

Exhibit 8.2.1
to
Credit Agreement

Form of
Notice of Revolving Credit Advance

Wells Fargo Bank, National Association
MAC C7301-031
1740 Broadway
Denver, CO 80274
Attn:  John R. Hall

Reference is made to that certain $125,000,000 Senior Unsecured Revolving Credit Agreement dated as of July   , 2003 (as amended, modified or supplemented from time to time, the “Credit Agreement”) among CH2M Hill Companies, Ltd. (“Parent”), CH2M Hill, Inc., Operations Management International, Inc., and CH2M Hill Industrial Design & Construction, Inc., the financial institutions from time to time parties thereto (collectively, the “Lenders”), and Wells Fargo Bank, National Association, as Agent.  Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

1.                                       Pursuant to the Credit Agreement, Parent hereby requests upon the following terms:

[   ]                               a Revolving Credit Loan

[   ]                               a Swing Line Loan

[   ]                               a Letter of Credit

(a)                                  The aggregate principal amount of the requested Loan is $

(b)                                 The amount of the requested Letter of Credit is $

(c)                                  The requested Closing Date of such Loan or Letter of Credit is

(d)                                 If the requested Loan is a Revolving Credit Loan, the requested Loan shall consist of:

•                                          Base Rate Loans.

•                                          Dollar LIBOR Loans; and the requested Interest Period is                months.

•                                          Multicurrency LIBOR Loans; and the requested Foreign Currency is               ; and

•                                          the requested Interest Period is                months.

(e)                                  If the request is for the issuance of a Letter of Credit, the beneficiary will be                                       and the principal terms of the text are

(f)                                    The applicable Borrower shall be

2.                                       The Parent, on behalf of the Borrowers, hereby certifies to the Agent and the Lenders that, on the date of this Notice of Revolving Credit Advance and after giving effect to the requested disbursement or issuance (including the use of the proceeds thereof):

(a)                                  the representations and warranties of the Borrowers in the Credit Documents are true and correct as if made on the date hereof, except for those representations and warranties limited by their terms to a specific date, which representations and warranties were correct on and as of such date, and

(b)                                 no Default is continuing or would result from the making of the requested Loan or issuance of the requested Letter of Credit, and

(c)                                  no event or circumstance which could be reasonably expected to have a Material Adverse Effect has occurred since December 31, 2002.

The party signing below on behalf of Parent is authorized by Parent to act on its behalf as to the matters set forth in this Notice of Revolving Credit Advance.

Executed as of this           day of                     , 200    .

CH2M HILL COMPANIES, LTD.

By:
Name:
Title:

2

$125M RLOC
COVENANT COMPLIANCE CALCULATIONS
Exhibit 9.3.2

(In Thousands)	Period-End

9.4 CONSOLIDATED NET WORTH

Consolidated Net Worth (Consolidated Shareholders’ Equity)	—

Benchmark per covenants	140,000,000
Plus: 80% of Net Income	—
Minimum Allowable Net Worth	140,000,000

CONSOLIDATED NET WORTH: greater (less) than allowable minimum	(140,000,000)

9.5 FIXED CHARGE COVERAGE RATIO

Rolling 4Q of EBITDAR	—
Rolling 4Q of Fixed Charges (Lease expense + Interest Expense+ CPLTD)	—

FIXED CHARGE COVERAGE RATIO: EBITDAR/Fixed Charges (>1.85)	—

9.6 LEVERAGE RATIO

Total Funded Debt (Includes Synthetic Lease Obligations)	—

Rolling 4Q of Adjusted EBITDA	—

LEVERAGE RATIO: Total Funded Debt/Adjusted EBITDA (<2.90)	—

CONFIDENTIAL INFORMATION

Aggregate Net Income	—
—
—

Net income	—
Interest Expense	—
Provision for Income Taxes	—
Depreciation & Amortization	—

EBITDA	—

Non-cash Employee
Bonus Expense	—

Adjusted EBITDA	—

Lease Expense	—

Adjusted EBITDAR	—

Key Employee Notes Payable	—
Other Debt	—
Letters of credit	—
Guarantees:
Canada Lease	—
Synthetic Leases
—

Total Funded Debt	—

Summary of Existing Investments
July 2003
Exhibit 9.17

	Capital Committed	Current Invested Balance
Centennial Investments	$5,000,000	$634,143

See attached JV Investments

Exhibit 9.17
TO PARTICIPATION AGREEMENT

CH2M HILL COMPANIES, LTD. – JOINT VENTURE SCHEDULE

Entity	Joint Venture	Partners	% of Interest	Client	Description of Operations	Est.	Job Completed
CAPCO	CH2M WATERCORE LLC	CH2M HILL Capital Services, Inc. (CAPCO) BBI Power Corp (BBI)	50% 50%	Various	Develop and finance build-own-operate or build-own-operate-transfer water supply and/or wastewater treatment	3-29-00	Active

CCI (F/K/A FGL)	CH2M HILL-OHM of CALIFORNIA, A JOINT VENTURE	CH2M HILL Federal Group, Ltd. OHM Remediation Services Corporation	65% 35%	U.S. Air Force -McClellan AFB	Environmental Technology Remediation Implementation Contract (METRIC)	01/12/96	Inactive
CCI (F/K/A FGL)	CH2M HILL-OHM OF ALASKA, A JOINT VENTURE	CH2M HILL Federal Group, Ltd. OHM Remediation Services Corporation	65% 35%	U.S. Federal Aviation Administration (FAA) # DTFA 04-95-R-10003	Environmental compliance activities and hazardous materials remediation	02/23/96	Active
CCI	JA JONES MANAGEMENT & CH2M HILL	CH2M HILL Constructors Inc. J.A. Jones	10% 90%	California		3-1-99	Active
CCI	CH2M/ZACHRY WATER SERVICES	CH2M HILL Constructors, Inc. Zachry Construction Corporation	50% 50%	Jacksonville Electric Authority	Highlands Water Treatment Plant (WTP)	10-24-00
CCI	JOHNSTON CONTROL-HILL, L.L.C.	CH2M HILL Constructors, Inc. Johnson Controls World Services Inc.	25% 75%	Various	Formed to respond to operations support services for Maxwell Air Force Base	05/05/99	Active
CCI	JAJMS/CH2M HILL	J.A. Jones Management Services, Inc. (JAJMS) CH2M HILL	90% 10%	U.S. Navy	Facilities Management Services	3-1-99	Active
CCI	JONES/HILL	CH2M HILL Constructors, Inc. (CH2M HILL) J.A. Jones Management Services, Inc. (JAJMS)	45% 55%	US Navy Southwest Division NAVFACENGCOM	Southwest Division NAVFACENGCOM Multiple Award Construction Contract (MACC)	5-20-00
CCI	CH2BW	CH2M HILL Constructors, Inc. B&W Federal Services, Inc.	65% 35%	Department of Energy	Management and operation Oakridge, TN plant	8-15-97
CCI	CB ENVIRONMENTAL, LLC	CH2M HILL Constructors, Inc. B&W Federal Services	65% 35%	Department of Energy	Name change from CH2BW, LLC Dissolved	8-27-97 12-11-00	Inactive

3

Entity	Joint Venture	Partners	% of Interest	Client	Description of Operations	Est.	Job Completed
CCI	SUSTAINABLE ENERGY SOLUTIONS, LLC	CH2M HILL Constructors, Inc. SRI, International Thermo Electron Corporation	55% 2.5% 22.5%	Department of Energy	Management and operation of DOE National Renewable Energy Laboratory	7-15-98 Dissolved 12-15-00	Inactive
CCI	AMERICAN CONVERSION SERVICES, LLC	CH2M HILL Constructors, Inc. U.S. Enrichment Corporation (USEC)	40% 60%	Department of Energy	Depleted Uranium Hexafloride (DUF6) conversion project	2-12-01	Active
CCI	KAKIVIK ASSET MANAGEMENT LLC	CH2M HILL Constructors, Inc. Bristol Bay Native Corporation Initial Joint Venture Structure was: CH2M HILL Constructors, Inc. RTD Quality Services, Inc. CCI	33.33% 66.67% 34% 33% 33%	Phillips Alaska	Provide corrosion, engineering, inspection, NDT	6-11-01	Active
CCI	PIZZAGALLI/CCI JV	CH2M HILL Constructors, Inc. Pizzagalli Construction Company	50% 50%	City & County of Denver	Construction and design of Marston Treatment Plant Filtration System	7-18-00	Active
CCI	CCI/RSCI, A JOINT VENTURE	CH2M HILL Constructors, Inc. RSCI, Inc.	50% 50%	Seattle District US Army Corps of Engineers	Design and construction in connection with Enhanced Training in Idaho for US Air Force 82-0522252	4-7-00	Active
CCI	HILL-GRIFFIN LLC	CH2M HILL Constructors, Inc. Griffin Services, Inc	51% 49%	U.S. Navy	To provide Base Operating Support at Naval Station Roosevelt Roads, Puerto Rico	07-23-01	Active
CCI	HOLM II/CH2M HILL CONSTRUCTORS	CH2M HILL Constructors Inc. Holm II, Inc.	50% 50%	ODOT – State of Oregon	To provide design/build services to Oregon Dept. of Transportation	6-18-02	Active
CCI	CCII/IONICS	CH2M HILL Constructors International, Inc Ionics	50% 50%	The Ministry of Water & Irrigation of the Hashemite Kingdom of Jordan	Design and construction of the desalinization plant, operation & maintenance of plant & water conveyance system.	06-01-02 tentative	Active

4

Entity	Joint Venture	Partners	% of Interest	Client	Description of Operations	Est.	Job Completed
CCI	PUEBLO ENVIRONMENTAL SOLUTIONS, LLC	CH2M HILL Constructors, Inc. EG&G Fluor Federal Services, LLC	34% 33% 33%	U.S. Army	Chemical Weapons Demilitarization Services at the Pueblo Army base, Pueblo CO	08-14-02	Active
CCI	GRIFFIN-HILL, a JV	CH2M HILL Constructors, Inc. Griffin Services, Inc.	49% 51%	US Army	Operations of the Public Works Business Center at Ft. Bragg, NC
CCI	BSI HILL, LLC	CH2M HILL Constructors, Inc. Burns and Roe Services Corp.	35% 30%
CCI	STOCKTON D/B JOINT VENTURE	CH2M HILL Constructors, Inc. Thames Water North American Inc.	50% 50%	City of Stockton	Design/build capital improvements to water, wastewater and storm water utilities in City of Stockton	2-19-03	Active
CCI	ROUBIDOUX CREEK DESIGN BUILDERS A JOINT VENTURE	CH2M HILL Constructors, Inc. APAC-Missouri, Inc.	52% 48%	Kansas City Corps of Engineers Delaware	Fort Leonard Wood West Access Roads and Bridge	3-1-2002	Active
CCI	CH2M HILL APAC – a Joint Venture	CH2M HILL Constructors, Inc. APAC – Missouri, Inc,	52% 48%	Kansas City Corps of Engineers	Fort Leonard Wood West Access Roads and Bridge	O5-01-02	Active
CCI	CH2M – JONES	CH2M HILL Constructors, Inc. J. A. Jones	55% 45%	U S Navy	Charleston S C Navel Base clean up	11-01-99	Active

Canada	CH2M - INTEG (in USA) INTEG - CH2M (in Canada)	CH2M HILL, Inc. Intercontinental Engineering Ltd.	50% 50%	Various	Study and design of thermal power plants	11/23/77	1980s
Canada	GPT CONSULTING SERVICES	CH2M HILL Engineering, Ltd.		Various	Marketing consulting engineering services to oil and gas industry	05/01/90	Inactive
Canada	KERR WOOD LEIDAL GORE & STORRIE	G&S Holdings Corporation Kerr Wood Leidal Associates	50% 50%	Various	Consulting and engineering in British Columbia, Canada	07/16/90	Active

5

Entity	Joint Venture	Partners	% of Interest	Client	Description of Operations	Est.	Job Completed
Canada	NANJING LUZHOU GORE & STORRIE ENVIRONMENTAL ENGINEERING COMPANY, LTD.	G&S International Inc. Nanjing Luzhou Machine Works	50% 50%	Various	Design, build, own & operate industrial and municipal wastewater treatment plants and sludge treatment facilities in China and South East Asia	08/27/93	Active
Canada	WSCI/GORE & STORRIE JOINT VENTURE	CH2M Gore & Storrie Ltd. Walter & SCI Construction (Canada) Ltd.	30% 70%	TAP Water Group	Design, build, operate water treatment plant	12/95	Active
Canada	SPE: CH2M WATERWORKS/INLAND PACIFIC	CH2M WaterWorks (Canada) Ltd. Inland Pacific Energy Services Ltd.	50% 50%	HRWC	Co-developers for operation of water treatment plant	01/96	Active
Canada	TORONTO WATERFRONT REVITALIZATION PROJECT	Marshall Macklin Monaghan Limited and The RPA Group and Urban Strategies Inc. and CH2M HILL Canada Limited	40% 20% 15% 25%	Toronto Waterfront Revitalization Corporation	The Proposal addresses the work dealing with the four (4) “Priority Projects” but contemplates a possible expanded scope to deal with subsequent extensions.	01/25/02	Active

CHIL	ALSHATHRY & ORMANIA CONSULTING ARCHITECTS	Alshathry & Ormania Consulting Architects CH2M HILL International, Inc.	50% 50%	Saline Water Conversion Corporation	Study, design, planning of municipal facilities	08/01/92	Active
CHIL	ARCH ACE CH2M HILL	Archicentre; Associated Consulting Engineers; CH2M HILL International, Inc.		Kuwait Ministry of Public Works	City of Kuwait Sewer Cleaning and CCTV Survey - Phase IV - Agreement No. EF/S/8	09/16/87	Inactive
CHIL	CHIL/UNICO ENVIRONMENTAL SERVICES (CUES)	CH2M HILL International, Ltd. UNICO Mitsui (Confidential)	40% 10% 50%	Various	Environmental consulting, planning and management services (Item 811 on NI Matrix)	01/29/93	Active

6

Entity	Joint Venture	Partners	% of Interest	Client	Description of Operations	Est.	Job Completed
CHIL	GHD - CH2M HILL ENVIRONMENTAL CONSULTANTS PTY. LTD. (GCEC)	Guttridge, Haskins & Davey CH2M HILL Australia Pty., Ltd.	52% 48%	Various	Investigation, strategic planning and project management of water and wastewater projects	07/19/90 sold 06/29/95	Active
CHIL	JAMES M. MONTGOMERY/ CH2M HILL INTERNATIONAL CORP	Same		Water Authority of Jordan	Water Wastewater Training	08/87	Inactive
CHIL	PACE ACE CH2M HILL	Pan Arab Consulting Engineers; Associated Consulting Engineers; CH2M HILL International, Inc.		Kuwait Ministry of Public Works	Master Plan for Kuwait Sanitary Scheme-Agreement No. EF/S/6	09/10/86	Inactive
CHIL	SAUDI AMERICAN CONSULTING CENTER, LTD.	CH2M HILL International, Inc. Consulting Engineering Group	49% 51%	Saudi Arabia	Development of Master Plan for Dammam Region and other services	04/26/77	Inactive
CHIL (CHIS)	Waste Water Consulting Group (WWCG)	CH2M HILL International Corp. Metcalf & Eddy International, Inc.	50% 50%	Alexandria General Organization for Sanitary Drainage (A/GOSD) and USAID	Design of sewer facilities including sewers, pump stations and treatment plants	10/29/80	Active
CHIL	Pacific Water Pty., Ltd.	Theiss Contractors Pty., Ltd. OMI Australia Pty., Ltd. CH2M HILL Australia Pty., Ltd. GHD Pty., Ltd.	50% 25% 12.5% 12.5%	Water Board of New South Wales	Design Construction commission operation financing, maintenance and management of water or wastewater treatment projects	07/14/92	Sold - 94
CHIL	CH2M HILL Engineering Hungary KFT.	CH2M HILL International, Ltd. CH2M HILL International Engineering, Inc.	79% 21%	Coca-Cola Amatil	Design, build wastewater treatment facilities and consulting engineering services	06/14/95	Active
CHIL	CH2M HILL/PB JV Pte., Ltd.	CH2M HILL Singapore Pte., Ltd. Parsons & Binkerhoff Consultants Pte., Ltd.	51% 49%	Ministry of Environment Sewerage Dept. of Government of Singapore	Deep Tunnel Sewage System Feasibility studies of future design and construction of deep tunnels to intercept wastewater to WWTPs	02/13/96	Active

7

Entity	Joint Venture	Partners	% of Interest	Client	Description of Operations	Est.	Job Completed
CHIL	Consortium Hydros/Geohidros/ CH2M HILL	CH2M HILL International, Ltd.	14%	EMBASA		1996	Active
CHIL	Assoc. CH2M HILL — SISA	CH2M HILL International, Ltd. SISA	65% 35%	Sedepal	Consulting services for study and supervision of rehab of potable water and sewage systems in Peru	09/16/96	Active
CHIL	CH2M HILL/BECA Ltd.	CH2M HILL International, Ltd. BECA Group, Ltd.	50% 50%	Manakau Wastewater Services	Design, build, and operate wastewater treatment facilities for Aukland, NZ Watercare Services	11/26/96	Active
CHIL	Manakau Wastewater Services (MWS)	CH2M HILL/BECA New Zealand Watercare Services Fletcher Construction Company, Ltd.	33.3% 33.3% 33.3%	Watercare Services	Design, build, remediate, and operate wastewater treatment plant facilities	12/01/96	Active
CHIL	MWS Ltd	CH2M Beca Ltd. Fletcher Construction New Zealand and South Pacific Limited Civil and Civic PTY Limited of Australia New Zealand Water Services Limited at Auckland	25% 50% 20% 5%	City of Manukau	Delivery of project Manukau	8-12-97	Active
CHIL	Ambient—Servicos Ambientais de Ribeirao Preto, S.A.	CH2M HILL International, Ltd. REK—Construtora Ltda.	45% 55%	Prefeitura de Ribeirao Preto & DAERO	Design, build, own & operate wastewater treatment plant in Brazil	12/15/95	Active
CHIL	CH2M HILL/A.Y.G.L.	CH2M HILL United Kingdom, Inc. A.Y.G.L. Consultants & Engineering Ltd.	50% 50%	A.Z.O.M	Design and construction management for the Ayalon Wastewater Treatment Plant in Israel	7/21/99	Active

8

Entity	Joint Venture	Partners	% of Interest	Client	Description of Operations	Est.	Job Completed
CHIL	Malabar Project Joint Venture	CH2M HILL Australia Pty. Limited Bovis Lend Lease Pty. Limited	50% 50%	Sydney Water	Design, construction and commissioning of the Malabar Biosolids Storage and Stabilization Facility	2-12-01
CHIL	CAI Investments, LLC	Callahan Ass. Intl. LLC CH2M HILL International, Ltd. ECHO Broadband (Singapore) Pte. Ltd.	51% 24.5% 24.5%		Incorporated in Delaware	3-21-01	Active
CHIL	CH2M HILL Peru S.R.L.	CH2M HILL International, Ltd. Dra. Rose Maria Conroy Arguelles	99.985% .015%		Engineering and telecom services	9-10-99	Active
CHIL	CH2M HILL Portugal – Servicos Tecnicos de Engenharia e de Gestao LDA	CH2M HILL International, Ltd. CH2M HILL United Kingdom	10% 90%		Engineering and telecom services		Active
CHIL	CH2M HILL Odour Services	CH2M HILL Australia Pty, Ltd. Project Research Amsterdam BV	50% 50%	Australia	Environmental odour testing and consulting services	09-30-95	Active
CHIL	SEAVIEW PROJECTS LTD.	CH2M/BECA Hutt Valley Constructors, Ltd.	50% 50%	New Zealand	Design/build operations and management of Wainuiomata new facilities.	6-30-00 Latest	Active
CHIL	ENVIRONMENT TRANSPORT & PLANNING ANDALUCIA, S.L.	CH2M HILL Espana Ms. Julia Perez-Cerezo Flores Mr. Carlos Garcia Suarez	70% 15% 15%	Spain	Transportation and telecommunications clients in Spain.	12-14-99	Active
CHIL	ENVIRONMENT TRANSPORT & PLANNING	CH2M HILL Espana Ms. Julia Perez-Cerezo Flores Mr. Carlos Garcia Suarez	70% 15% 15%	Portugal	Transportation and telecommunications clients in Portugal.	12-14-99	Active
CHIL	2C MANAGEMENT, LLC	CH2M HILL International, Ltd. CSA	50% 50%	Puerto Rico	AFI work in Puerto Rico	Dissolved	Inactive

9

Entity	Joint Venture	Partners	% of Interest	Client	Description of Operations	Est.	Job Completed
CHIL	BTC GROUP	CH2M HILL Australia, Pty., Ltd. Bovis Lend Lease Tenix Alliance	33% 33% 33%	Relationship Contract with Sydney Water Corporation	Develop SewerFix Pumping Stations Upgrade Program to improve performance & reliability of sewage pump stations.	10-29-01	Active
CHIL	CH2M / DHV	CH2M HILL International, Inc. D.H.V. (Dutch Corp.)	50% 50%	Netherlands DHV Consulting	To pursue design/build opportunities in central eastern Europe	3-4-02	Active

IDC	IDC JAPAN, Inc.	CH2M HILL Industrial Design Corp. Ishimoto Architectural & Eng. Firm, Inc.	50% 50%	Various	Marketing design services to Japanese firms in Japan	03/27/92	Active
IDC	Ishimoto America, Inc.	CH2M HILL Industrial Design Corp. Ishimoto Architectural & Eng. Firm, Inc.	50% 50%	Various	Marketing design services to Japanese firms operating in the United States	10/11/91	Active
IDC	T-Design & Construction Co.	IDC Construction, Inc. Hoffman Technology Builders	50% 50%	Intel	Design and construction of computer chip manufacturing facilities	11/16/92	Active
IDC	Technology Design & Construction Co.	IDC Construction, Inc. Hoffman Technology Builders	50% 50%	Intel	Design and construction of computer chip manufacturing facilities	11/16/92	Active
IDC	TDC International of Israel	IDC Construction International, Inc. Hoffman Technology Builders	50% 50%	Intel	Design/construction of computer chip manufacturing facilities in Israel	10/01/93	Active
IDC	JIDC	CH2M HILL IDC, Ltd. Jacobs Engineering, Inc.	50% 50%	Intel	Fab IOE project in Dublin, Ireland	05/19/95	Active
IDC	IDC PSI/Morrison Knudsen	IDC Plant Services, Inc. Morrison Knudsen	50% 50%	Dominion Semiconductor	Project in Virginia	10/1/96	Active
IDC	IDC/CST, a Joint Venture	IDC CST Asia Inc.	50% 50%	Motorola (China) Electronics LTD	Design and build on a turnkey basis a cleanroom system in Tianjin, China	4-4-00	Active
IDC	TDC International	IDC Construction, inc. Hoffman Technology Builders	50% 50%			11/17/92	Active

10

Entity	Joint Venture	Partners	% of Interest	Client	Description of Operations	Est.	Job Completed
IDC	SEMBAWANG/IDC		25%	Singapore			Active
IDC	CCUBE DIGITAL Company	B.K. Lee CST Corp., Ltd. CH2M HILL Industrial Design & Construction, Inc.	76% 14% 10%	Multiple clients in South Korea & SE Asia	Turn-key clean room systems. F/K/A Clean Creative Company (CCC)	6-27-01	Active
IDC	INDUSTRIAL ENGINEERING DESIGN CORPORATION LTD.	CH2M HILL Industrial Design & Construction, Inc. Industrial Engineering Design Corporation, Ltd.	55% 45%	China	Industrial design/build jobs in China	1-18-99	Active

INC	Bay Valley Consultants	Bechtel Consoer Townsend & Associates CH2M HILL		California State Water Resources Control Board for Sacramento-San Joaquin Delta and San Joaquin Basins	Preparation of engineering studies and water quality control plans	1971	1977
INC	Becon	CH2M HILL, Inc. John Carollo Engineers Century West Engineering Corp.		Saudi Arabia	Bend Wastewater project management		Inactive
INC	Black, Crow & Eideness, Inc./ Jordan, Jones & Goulding, Inc.				Control of pollution from combine and sewer and overflow storm water discharge		Inactive
INC	Boyle - CH2M #2, Consulting Engineers, A Joint Venture	Boyle Engineering CH2M HILL		Last Vegas Valley Water District	Engineering studies, work and services for development of a water quality control program for the Last Vegas, Nevada Drainage Basin	01/24/72	1972
INC	Carhill Development Associates	CH2M HILL, Inc.	1%		Property lease by CH2M HILL, Inc.	12/15/84	Active
INC	Caywood, Nopp & Hill, A Joint Venture; Caywood, Nopp, Partners				Master Plan Study Sacramento Airport		1968
INC	CED/CH2M HILL	CH2M HILL Central, Inc. Consulting Engineers Diversified, Inc.		(Minneapolis) Metropolitan Waste Control Commission	Facilities Plan for the Northwest Area of the Metropolitan Waste Control Commission	03/09/77	11/83

11

Entity	Joint Venture	Partners	% of Interest	Client	Description of Operations	Est.	Job Completed
INC	CH2M HILL/Strong, Lamb & Nelson	CH2M HILL, Inc. Strong, Lamb & Nelson, Ltd.	70% 30%	City of Kelowna British Columbia	Wastewater Treatment Plan	05/04/76	1977
INC	CH2M HILL Southeast, Inc./ Fleming, Corp., A Joint Venture	CH2M HILL Southeast, Inc. Fleming, Corp.	65% 35%	City of Atlanta	Chattahoochee Bennyhill Pump Station Rehab	07/13/85	1993
INC	CH2M/Trintoplan	CH2M HILL, Inc. Trintoplan Consultants, Ltd.	65% 35%	Water and Sewer Authority Ministry of Finance, Trinidad, West Indies		11/09/76	1982
INC	CH2M HILL Southeast, Inc. Parametric, Inc.	CH2M HILL Southeast, Inc. Parametric, Inc.	65% 35%	City of Atlanta	Hydraulic engineering consulting services for the City’s water distribution system	08/13/84
INC	CH2M HILL/Havens and Emerson	CH2M HILL Central, Inc. Haven and Emerson, Inc.	50% 50%	Metropolitan St. Louis Sewer District	Perform all work required for establishing and operating a Program Management Office	04/17/81	1987
INC	CH2M HILL - Alaska A Joint Venture	CH2M HILL Engineering of Alaska Bering Straits Investment Company (a subsidiary of Bering Straits Native Corp.)		Various	Engineering, surveying, planning, and economic services within the state of Alaska	Early 1970s	1979
INC	CH2M HILL, J.V. Clair Hill, Partner				Denver Water Use Program		1971
INC	CH2M HILL/T.Y. Lin International	CH2M HILL California, Inc. T.Y. Lin International		City of South San Francisco	Oyster Point Interchange and Grade Separation	12/01/86	Active
INC	COR-MET, a Joint Venture	Metcalf & Eddy, Inc. CH2M HILL	50% 50%	Metropolitan Service District, Portland, OR	Comprehensive Waste Management for Portland Metro Area	02/02/73	1977
INC	Engineers Ltd./Clair A. Hill & Associates, Joint Venture Engineers	Clair A. Hill & Associates Consulting Engineers Engineers, Ltd.		South Tahoe Public Utility District	Tahoe/Douglas Sewer Project	09/15/70	1977

12

Entity	Joint Venture	Partners	% of Interest	Client	Description of Operations	Est.	Job Completed
INC	TAHOE MANAGEMENT SERVICES TEAM (TMST, JV)	CH2M HILL, Inc. Parsons Infrastructure & Technology Group	50% 50%	California		11-30-2001	Active
INC	FMUS, J.V.				Study of electrical utility system for Fairbanks Municipal Utility System (FMUS)
INC	Gainesville Development Associates, Ltd.	CH2M HILL, Inc.	1%	California	Property lease by CH2M HILL, Inc.	12/15/83	Active
INC	Greeley and Hansen Black, Crow & Eideness (G&H/BC&E)			City of Philadelphia	Management Information System	04/27/81	Inactive
INC	Greeley and Hansen Black, Crow & Eideness, Joint Venture	James Montgomery Engineers Boyle Engineering John Carollo Engineering		City of Philadelphia	Management Information Study		Inactive
INC	PBS&J – CH2M		50%	Florida		3-26-98	Active
INC	CH2M HILL/Glace & Radcliffe, a Joint Venture	CH2M HILL, Inc. Glace & Radcliffe, Inc.	50% 50%	Orange County, FL	Professional Services for Resource Recovery Projects #Y4-907 59-3272645	06/06/94	Active
INC	ENVIRONMENTAL ENGINEERING SOLUTIONS	Greiner Parsons Brinckerhoff CH2M HILL, Inc.	38% 38% 24%	Volpe Department of Transportation	Volpe / DOT Project	1-01-99	Active
INC	James M. Montgomery/ CH2M HILL, Joint Venture	James M. Montgomery Engineers, Inc. CH2M HILL California, Inc.	50% 50%	City of Los Angeles	Wastewater Capital Improvement Program	07/14/87	Active
INC	James M. Montgomery. CH2M HILL, Joint Venture	James M. Montgomery Engineers, Inc. CH2M HILL California, Inc.	40% 60%	Metropolitan Water District of Southern California	Ozonation Retrofit and other major water designs	10/90 (no project yet)
INC	McCreary-Koretsky Eng./ Hill R.K.E., Partner				Survey and Water Project Yolo County		1968

13

Entity	Joint Venture	Partners	% of Interest	Client	Description of Operations	Est.	Job Completed
INC	Piemme, Neill & Bryan/Hill P.N.B., Partner			City of Ukiah	20-mile Pipeline		1967
INC	Piemme, Neill & Bryan/Hill P.N.B., Partner			City of Yreka	Study and design of sewer system		1972
INC	R.W. Beck & Associates/Hill R.W.S., Partner				Preliminary study for irrigation District - Modesto		1970
INC	R.W. Beck & Associates/Hill Beck, Partner			City of San Francisco	Water System		1969
INC	Western Resources Consultants	CH2M HILL, Inc. Boyle Engineering Corp. John Carollo Engineers James M. Montgomery Consulting Engineers, Inc.	20% 20% 20% 20% 20%	City of Los Angeles Dept. of Water and Power		02/25/82	Inactive
INC	Western Resources Consultants	CH2M HILL, Inc. Boyle Engineering Corporation John Carollo Engineers James M. Montgomery Consulting Engineers, Inc.	20% 20% 20% 20% 20%	Nevada Power Company	Professional services relative to Harry Allen Project at Las Vegas, Nevada	02/25/82	Inactive
INC	Bend Engineering Consultants	CH2M HILL Northwest, Inc. John Carollo Engineers Century West Engineering Corp.		City of Bend, OR	Design, construction management for sewerage facilities	02/01/77	1987
INC	CH2M HILL Southeast, Inc. Sheladia Associates, Inc. A Joint Venture	CH2M HILL Southeast, Inc. Sheladia Associates, Inc.	55% 45%	District of Columbia Dept. of Environmental Services	Infiltration/Inflow Analysis and Sewer System Evaluation Survey Work	03/21/77	1981
INC	CH2M HILL/ Rubel & Hager Joint Venture	CH2M HILL California, Inc. Rubel and Hager, Inc.	65% 35%	City of Tucson	Tucson Metropolitan Effluent Reuse Assessment Study to evaluate reuse of sewage effluent including design and construction services	11/01/82

14

Entity	Joint Venture	Partners	% of Interest	Client	Description of Operations	Est.	Job Completed
INC	James M. Montgomery Consulting CH2M HILL, Joint Venture	James M. Montgomery Consulting CH2M HILL California, Inc.	50% 50%	City of San Jose	Engineering services for Sludge Processing Facilities - Contract A for San Jose/Santa Clara Water Pollution Control Plant	08/01/81	Active —94 Final
INC	Nevada Environmental Consultants (NECON)	CH2M HILL, Inc. Boyle Engineering Corp. John Carollo Engineers James M. Montgomery Consulting Engineers, Inc.		Clark County, NV	Pollution Abatement Plan	04/27/72	1983 —94 Final
INC	San Diego Metro Wastewater Consultants	CH2M HILL California, Inc. Boyle Engineering Corp. Lowry and Associates John Carollo Engineers Rick Engineering Co.	40% 20% 20% 20%	City of San Diego, CA	South Bay Wastewater System and Facilities	03/26/78	Inactive
INC	MW/CH2M HILL the Joint Venture (J.V.)	Montgomery Watson Americas, Inc. (MW) CH2M HILL Nevada, Inc. (CH2M HILL)	50% 50%	SNWA-TTW Project Southern Nevada Water Authority (SNWA) Treatment and Transmission Facilities (TTF)	Provide engineering/technical/design services for water treatment/transmission facilities	05/03/93	Active
INC	CH2M HILL/Brown & Root, a Joint Venture	CH2M HILL, Inc. Brown & Root	50% 50%	AFCESA U.S. Air Force		1997	Active
INC	CH2M HILL-AGS Joint Venture #2	CH2M HILL California, Inc. AGS, Inc.	60% 40%	San Francisco International Airport RFQ	Environmental engineering services for environmental clean up	01/14/93	Active
INC	CH2M HILL-AGS Joint Venture #1	CH2M HILL California, Inc. AGS, Inc.	60% 40%	San Francisco PUC	Groundwater Master Plan	07/29/92	Active
INC	CH2M HILL/MW (BADA)	CH2M HILL, Inc. Montgomery Watson Americas, Inc.	Varies	BADA (Bay Area Dischargers Association)	Bay Area/San Joaquin Valley water Reuse Project-feasibility studies. Dissolved and replaced by JV listed below. 91-1836585	06/24/94	Inactive
INC	CH2M HILL/MW/RMC	CH2M HILL, Inc. Montgomery Watson Americas, Inc. Raines, Melton & Carella, Inc.	Varies	BADA (Bay Area Dischargers Association) California	Bay Area/San Joaquin Valley water Reuse Project-feasibility studies 84-1471510	08/01/98	Active

15

Entity	Joint Venture	Partners	% of Interest	Client	Description of Operations	Est.	Job Completed
INC	Bart DMJM IV	CH2M HILL, Inc. Daniel, Mann, Johnson & Mendenhall	50% 50%	San Francisco (BART) Bay Area Rapid Transit	94-3218477 FORMED 8-5-1994	08/05/94	Active
INC	CH2M/OCC, a Joint Venture	CH2M HILL, Inc. Olivia Chen Consultants, Inc.	60% 40%	San Francisco City & Cty Dept. of Public Works	Mechanical engineering of WWTP and sewage pumping stations 84-1344357	03/03/96	Active
INC	JMM/CH2M HILL, an Association (L.A.)	CH2M HILL, Inc. James M. Montgomery Engineering	52.17% 47.83%	California	95-4176542	7-14-87	ACTIVE
INC	CH2M HILL-TOC, a Joint Venture	CH2M HILL, Inc. TOC, Inc.	50% 50%	City of Atlanta, GA	Engineering services 84-1410490	1-13-97	Active
INC	CH2M HILL and T.Y. LIN INTERNATIONAL, a Joint Venture	CH2M HILL, Inc. T.Y. Lin International	81.58% 18.42%	Cal Trans California	Bridge Design for Cal Trans in Bay area 94-3032654	9/13/96	Active
INC	MW/CH2M HILL, a Joint Venture-Las Vegas	Montgomery Watson Americas, Inc. CH2M HILL, Inc.	Various	California	95-4455287	01/09/94	Active
INC	Port Arthur Remediation Team (PART)	CH2M HILL, Inc. H.B. Zachary	50% 50%	Chevron Oil Company	Perform engineering and remediation at refinery in Pt. Arthur, TX	04/01/96	Active
INC	FEMA/Tetra Tech JV	Tetra Tech CH2M HILL, Inc. Greenhorne & O’Mara	33.3% 33.3% 33.3%	FEMA	Professional services include PM and E/C support services	05/31/96	Active
INC	CH2M HILL/Warren, A Joint Venture	CH2M HILL, Inc. John T Warren & Assoc.	60%	Port of Oakland (California)	Construction of container wharf at Berth 55/56 Inner Harbor Channel	9/22/97	Active
INC	CH2M-MWA-OCC, A Joint Venture	CH2M HILL, Inc. Montgomery Watson Americas, Inc. Olivia Chen	23% 22% 25%	Public Utilities Commission, San Francisco	Predesign of the Recycled Water Master Plan Phase I: Engineering & Geotechnical Services	4/10/97	Active
INC	CH2M HILL/Montgomery Watson	CH2M HILL, Inc. Montgomery Watson	50% 50%	ACOE	Oregon agreement to provide services to ACOE as tasks are assigned	04/15/97	Active
INC	CH2M HILL/Montgomery Watson	CH2M HILL, Inc. Montgomery Watson	50% 50%	COE	91-1836582 40$ INC	1-1-97	Active

16

Entity	Joint Venture	Partners	% of Interest	Client	Description of Operations	Est.	Job Completed
INC	Environmental Transportation Consultants (ETC)	CH2M HILL Southeast, Inc. Daniel, Mann, Johnson & Mendenhall (DMJM) Woodward-Clyde Federal Services, Inc. (WCFS)	42% 45% 13%	DOT/RSPA/VOLPE National Transportation Systems Center (VNTSC)	Environmental assessment, design and remediation of DOT facilities nationwide Transferred from INC to FGL June 1994, novated back to INC 1/1/97.	05/20/93	Active
INC	CH2M/CSA, a Joint Venture	CH2M HILL, INC CSA Group, Inc. CSA Architects and Engineers	50%	Puerto Rico Infrastructure Financing Authority (AFI)	Infrastructure improvement project for Puerto Rico Aqueduct and Sewer Authority 66-0556454	3-6-98	Active
INC	CH2M HILL/O-E, a Joint Venture.	CH2M HILL Ocampo-Esta Corporation	65% 35%	San Francisco Public Utilities Commission (SEPUC)	Specialized engineering services as needed for PUC projects 84-1467069	07/10/98	Active
INC	Water Infrastructure Construction Management, LLC	CH2M HILL, Inc. (CH2M HILL) CSA Architects and Engineers, Inc. (CSA-A&E) CSA Field Services, Inc. (CSA-FS) H.B. Zachry Company (International) (HBZI)	33 1/3% 16 2/3% 16 2/3% 33 1/3%	Puerto Rico Infrastructure Financing Authority (AFI)	Infrastructure Improvement Project For	5-15-00	Active
INC	2C Management LLC	CH2M HILL, Inc. (CH2M) CSA Architects and Engineers (CSAAE) CSA Field Services, Inc. (CSAFS) H.B. Zachry Company (International) Inc. (HBZI)	33 1/3% 33 1/3% Included in CSA above 33 1/3%	AFI	AFI Phase 3 construction program	5-1-00	Active
INC	CH2M HILL-Kowelman, a Joint Venture	CH2M HILL, INC Kowelman Engineering, Inc.	67% 33%	Lambert-St Louis International Airport	Design of the Natural Bridge Road East roadway design 84-1518662	8/99	Inactive

17

Entity	Joint Venture	Partners	% of Interest	Client	Description of Operations	Est.	Job Completed
INC	CH2M HILL and Tucker, Young, Jackson, Tull, Inc., a Joint Venture	CH2M HILL Michigan, Inc. Tucker, Young, Jackson, Tull Inc.	57% 43%	Detroit Water and Sewerage Dept.	professional consulting and engineering services to perform Contract No. CS-1278, comprehensive water master plan; F.E.I.N. is 84-1545963	5-1-00	Active
INC	CH2M HILL/EMA Services Joint Venture	CH2M HILL, New York, INC. (CH2M HILL) EMA Services, Inc. (EMA)	55% 45%	NYCDEP	Consulting Engineering Services for Implementation of a CMMIS; F.E.I.N. is 84-1567748	12-1-00	Active
INC	CHS Designers, a Joint Venture	CH2M HILL, Inc., a Florida Corporation Hatch Mott MacDonald Inc., a Delaware Corporation STV Incorporated, a New York Corporation	40% 31% 29%	SLC Rail Constructors	Design of the University LRT Line West/East Rail Project in SLC, UT	4-24-00	Active
INC	CH2M HILL / CDM Joint Venture	CH2M HILL New York Inc. Camp Dresser & McKee	50% 50%	City of New York	Facility Planning Services for the North River WPCP Interim Upgrade 84-1562103	6-14-00	Active
INC	CH2M HILL / CDM Joint Venture	CH2M HILL Inc. Campete	50% 50%	California		11-3-01	Active
INC	CCI/CH2M, LLC	CH2M HILL, Inc. CCI (Alaska), Inc.	49% 51%
INC	Lake Tahoe Environmental Improvement Program (EIP)	Parsons CH2M HILL, Inc.	50% 50%	Tahoe Regional Planning Agency(TRPA)	Engineering, permitting & environmental construction managenment services	11-30-01	Active
INC	CH: CDM, a Joint Venture	CH2M HILL & CAMP DRESSER & MCKEE, INC.	50% 50%	City of Los Angles	Wastewater facilities Plan, EIR and Financial Plan for the Bureau of Sanitation, City of Los Angles	TBD	Active
INC	Milwaukee Transportation Partners, LLC	CH2M HILL, Inc. HNTB Corporation	50% 50%	Wisconsin Department of Transportation	Design for reconstruction of downtown Milwaukee freeway system, including the Marquette interchange	6-5-01	Active
INC	TAHOE MANAGEMENT SERVICES TEAM	CH2M HILL INC. PARSONS INFRASTRUCTURE & TECHNOLOGY GROUP	50% 50%	Operation, consulting and engineering services.	City of Sacramento	11-30-01	Active

18

Entity	Joint Venture	Partners	% of Interest	Client	Description of Operations	Est.	Job Completed
INC	BPC Airport Partners	Bowman Barrett & Associates CH2M HILL Inc. Primera Engineers, Ltd. DB Sterlin Consultants, Inc.	37.88% 34.47% 21.97% 5.68%	Chicago O’Hare International Airport	Engineering services	1-03	Active
INC	WATER RELIABILITY PTSHP	CH2M HILL INC. CHEN Partnership	22% 78%	Various water treatment projects.	Consulting engineering services.	9-12-76	Active
INC	REISS REMEDIATION COMPANY	CH2M HILL INC.	10%		O&D	1-2-98

OMI	MANAGEMENT SIMO, Inc.	OPERATIONS MANAGEMENT INTERNATIONAL, Inc. Desau, Inc.	49% 51%	Provinces of Quebec and New Brunswick	Management and service of WWTP (Item 416 on NI Matrix)	09/28/94	Active
OMI	REK/OMI Servicos Ambientais, S.A.	REK- Construtora Ltda. Operations Management International, Inc.	50% 50%	Prefeitura de Ribeirao Preto & DAERO	Operations of wastewater treatment plant in Brazil	12/14/95	Active
OMI	OMI Atlanta, LLC	OMI, Inc. R & D Developmental Consultants, Inc. Thames Water Holdings, Inc.	50% 25% 25%	City of Atlanta	Operations and management	6-15-98 dissolved 9-14-01 – inactive company	Inactive – project not awarded
OMI	Aqua Production- Technologies Co. (H2O-Que-Tech Inc.)	SIMO Dessau Soprin	20% 80%	Canadian Potential Clients	Operations and management	Merged into Management SIMO, Inc.	Inactive
OMI	Aquacersm Societe De Gestion Du Cers Inc.	SIMO Dessau Soprin	33% 67%	Canadian Potential Clients	Operations and management	Merged into Management SIMO, Inc.	Inactive
OMI	OMI MANAGEMENT INTERNATIONAL ISRAEL (OMETZ)	Operations Management International Israel Ltd. Ma’amatz Promotion Agriculture & Investments Ltd.	50% 50%	Government of Israel	Construction, operation, maintenance and financing of wastewater treatment plants and facilities.	12-30-97	Active

19

Entity	Joint Venture	Partners	% of Interest	Client	Description of Operations	Est.	Job Completed
OMI	Operations Management International/Thames Water Stockton, Inc.	Operations Management International, Inc. Thames Water Stockton, Inc.	50% 50%	California	Construction, operation, and maintenance of wastewater treatment plants and facilities.	1-16-03	Active

20

Exhibit 9.3.6A
to
Credit Agreement

Form of $53,000,000 Lease Documents

1.                                       Participation Agreement dated as of July 2, 2001 by and among CH2M Hill, Inc., the guarantors, the participants, the Owner Trustee and the Collateral Trustee.

2.                                       Annex I to the Participation Agreement.

3.                                       Guaranty dated as of July 2, 2001 made by Guarantors in favor of Meridian 26 Trust, the Owner Trustee, the Participants and the Collateral Trustee.

4.                                       Note Purchase Agreement dated as of July 2, 2001 among the Owner Trustee, the Participants and the Collateral Trustee.

5.                                       Trust Agreement dated as of July 2, 2001 among the Owner Trustee and the Participants.

6.                                       Property Lease and Deed of Trust dated as of July 2, 2001 among the Owner Trustee, and CH2M Hill, Inc., and the Public Trustee of Douglas County, Colorado.

7.                                       Assignment of Lease and Rent dated as of July 2, 2001 from the Owner Trustee to the Collateral Trustee.

8.                                       Deed of Trust and Security Agreement with Assignment of Rents dated as of July 2, 2001 from the Owner Trustee to the Public Trustee of Douglas County, Colorado for the benefit of the Collateral Trustee.

9.                                       Construction Agency Agreement dated as of July 2, 2001 among the Owner Trustee and CH2M Hill, Inc.

10.                                 Construction Agency Agreement Assignment dated as of July 2, 2001 from the Owner Trustee to the Collateral Trustee.

11.                                 Construction Documents Assignment dated as of July 2, 2001 from CH2M Hill, Inc. to the Owner Trustee.

Exhibit 9.3.6B
to
Credit Agreement

$23,000,000 Lease Documents

1.                                       Participation Agreement (dated as of March 28, 2002) - including all Exhibits and Schedules.

2.                                       Construction Agency Agreement (dated as of March 28, 2002) - including all Exhibits and Schedules.

3.                                       Loan Agreement (dated as of March 28, 2002) - including all Exhibits and Schedules.

4.                                       Lease, Deed of Trust and Security Agreement between CH2M Hill Inc. and Wells Fargo Bank Northwest, National Association, (dated as of March 28, 2002) - including all Exhibits and Schedules.

5.                                       Structural Guarantee by CH2M Hill, Inc. (dated as of March 28, 2002) - including all Exhibits and Schedules.

6.                                       Guarantee by CH2M Hill Companies, Ltd.. Operations Management International, Inc., and CH-IM Hill Industrial Design & Construction, Inc. (dated as of March 28, 2002) - including all Exhibits and Schedules.

7.                                       Trust Agreement by Wells Fargo Bank Northwest, National Association and Certificate Holders (dated as of March 28, 2002)

8.                                       Assignment of Lease and Rent and Security Agreement by Wells Fargo Bank Northwest, National Association, as Certificate Trustee, to Wells Fargo Bank of Nevada, National Association, as Collateral Agent (dated as of March 28, 2002)

9.                                       Deed of Trust and Security Agreement with Assignment of Rents from Wells Fargo Bank Northwest, National Association, as Trustee under the Meridian/Jamaica 27 Trust 2002-A to The Public Trustee of Douglas County, Colorado, as Trustee, for the benefit of Wells Fargo Bank of Nevada, National Association, as Collateral Agent (dated as of March 28, 2002)

10.                                 Certificate Trustee Fee Letter (dated as of March 28, 2002)

11.                                 Collateral Agent Fee Letter (dated as of March 28, 2002)

12.                                 Corporate Resolutions of (a) CH2M Hill, Inc., (b) CH2M Hill Companies, Ltd., (c) Operations Management International, Inc., and (d) CH2M Hill Industrial Design & Construction, Inc. authorizing the $23,000,000 Operating Lease transaction.

SCHEDULE 9.7 (I)
TO PARTICIPATION AGREEMENT

EXISTING INDEBTEDNESS OF CH2M HILL COMPANIES, LTD AND SUBSIDIARIES

June 17, 2005 maturity Participation

CH2M HILL Line of Credit
$125,000,000 Line of Credit
Banks:
Wells Fargo Bank, N.A.	$36,000,000
US Bank, N.A.	35,000,000
Harris Trust and Savings Bank	23,000,000
Bank of Tokyo – Mitsubishi	19,000,000
Bank of America	12,000,000
Total	$125,000,000

CH2M HILL Companies, Ltd. Key Employee Notes	$5,877,000
as of March 31, 2003

Acquisition Mtge Notes as of March 31, 2003	$3,701,000

Financial Guarantees
CH2M HILL Canada
$1,600,000 Canadian $ - Lease Line Guarantee
Lender – Compaq Leasing

Other Items

CH2M HILL, Inc. Operating Leases:

Operating Lease, March 13, 2013 maturity
Investors:
John Hancock Variable Life Insurance Co.	$30,000,000
Provident Life Insurance	18,000,000
Provident Mutual Insurance	5,000,000
Total	$53,000,000

Operating Lease, September 28, 2008 maturity
Investors:
Bank of America, N.A.	$10,411,393.77
Harris Trust and Savings Bank	10,411,393.77
Total	20,822,787.54

Guarantors of the two above Operating Leases:
CH2M HILL Companies, Ltd.
Operations Management International Inc.
Industrial Design Corporation

Exhibit 10.1

Material Subsidiaries

CH2M Hill, Inc.

Operations Management International, Inc.

CH2M Hill Industrial Design & Construction, Inc.

Exhibit 10.10

List of Plans

Name		Type	Status

1)	CH2M Hill Inc.	Pension Plan	Frozen

2)	IDC	Pension Plan	Frozen

3)	OMI	Pension Plan	Active

Exhibit 14.1.1
to
Credit Agreement

Form of Assignment And Acceptance

Reference is made to the $125,000,000 Senior Unsecured Revolving Credit Agreement (“Credit Agreement”) by and among CH2M Hill Companies, Ltd., an Oregon corporation, CH2M Hill, Inc., a Florida corporation, Operations Management International, Inc., a California corporation, and CH2M Hill Industrial Design & Construction, Inc., an Oregon corporation, (each a “Borrower” and, collectively, the “Borrowers”), the Lenders (as defined in the Credit Agreement), and Wells Fargo Bank, National Association, as agent for itself and the other Lenders (in such capacity, the “Agent”) which is dated as of July 28, 2003 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement are used herein with the same meaning.

The undersigned “Assignor” and the “Assignee” agree as follows:

1.                                       The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto (which is incorporated herein by reference) of all outstanding rights and obligations under the Credit Agreement.  After giving effect to such sale and assignment, the Assignee’s Commitment and portion of the Loans owing to the Assignee will be as set forth on Schedule 1 hereto.

2.                                       The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Credit Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, any of its Subsidiaries or any other Obligor or the performance or observance by any Borrower, any of its  Subsidiaries or any other Obligor of any of its obligations under any Credit Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by the Assignor and requests that the Agent exchange such Note or Notes for a new Note or Notes payable (a) to the order of the Assignee in an amount equal to the Commitment assumed and portion of the Loans acquired (as applicable) by the Assignee pursuant hereto, and (b) to the extent that any Commitment or portion of the Loans has been retained by the Assignor, to the order of the Assignor in an amount equal to the Commitment and portion of the Loans retained (as applicable) by the Assignor under the Credit Agreement, in each case as specified on Schedule 1 hereto.

3.                                       The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 9.3 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will independently and without reliance upon the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Documents are required to be performed by it as a Lender.

4.                                       Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent along with the processing and recordation fee required to be paid by Assignee under the Credit Agreement.  The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by the Agent and the Parent, unless otherwise specified on Schedule 1 hereto.

5.                                       Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

6.                                       Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee.  The Assignor and Assignee shall make any and all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

7.                                       This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Colorado.

8.                                       This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

2

Executed as of the            day of                                 , 200     .

ASSIGNOR:

By:
Name:
Its:

ASSIGNEE:

By:
Name:
Its:

Address:

3

The foregoing Assignment and Acceptance is accepted this         day of                                 , 200      .

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Its:

The foregoing Assignment and Acceptance is accepted this         day of                                 , 200      .

CH2M HILL COMPANIES, LTD.

By:
Name:
Its:

4

SCHEDULE 1
TO
ASSIGNMENT AND ACCEPTANCE

Percentage interest assigned:		%

Assignee’s Commitment:	$

Aggregate outstanding principal amount of Revolving Credit Loans assigned:	$

Aggregate outstanding principal amount of Swing Line Loans assigned:	$

Principal amount of Revolving Credit Note payable to Assignee:	$

Principal amount of Revolving Credit Note payable to Assignor:	$

Principal amount of Swing Line Note payable to Assignee:	$

Principal amount of Swing Line Note payable to Assignor:	$

Effective Date (if other than date of acceptance by Agent):